As submitted to the Securities and Exchange Commission on December 16, 2021

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated December 16, 2021

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

YS RE RAF I LLC

Sponsored by

YieldStreet Inc.

Up to $75,000,000 per year in Common Shares

YS RE RAF I LLC (the “Company”, “we”, “us” or “our”) is a newly organized Delaware limited liability company formed to directly and indirectly engage in real estate investment opportunities across the capital structure including but not limited to first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity, equity and other real estate and real estate-related investments. The Company intends to work with and invest alongside partners with established track records as investment opportunities present themselves. The Manager’s (as defined below) real estate team has experience investing across different cycles, property types and risk profiles. Thus, the Company may directly or indirectly invest in a wide variety of commercial properties including office, industrial, retail, hospitality, recreation and leisure and single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development. The Company’s equity investments will focus on properties with significant possibilities for capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. The Company’s debt investments will emphasize the payment of current returns to investors and preservation of invested capital as its primary investment objectives, with a lesser emphasis on seeking capital appreciation from its investments. The Company may also invest in commercial real estate-related debt securities (including CMBS, CDOs, CRE CLOs and REIT senior unsecured debt) and other real estate-related assets. The Company expects that its portfolio of investments will be secured primarily by U.S. based collateral.

The Company intends to offer and sell on a continuous basis up to $75,000,000 per year in its common shares, which represent limited liability company interests in the Company (the “Shares”), pursuant to this Offering Circular (as defined below). We expect to use substantially all of the net proceeds from this offering (this “Offering”) to acquire and structure our investment portfolio. The Company intends to qualify as a real estate investment trust (a “REIT”), for U.S. federal income tax purposes beginning with its taxable year ending December 31, 2022.

The Company is externally managed by YieldStreet Management, LLC (the “Manager”), a Delaware limited liability company, which is an investment adviser registered with the United States Securities and Exchange Commission (the “SEC”), and a wholly-owned subsidiary of the sponsor, YieldStreet Inc. (the “Sponsor”). The Sponsor owns and operates an online investment platform at www.yieldstreet.com (the “Platform”), through which the Shares will be made available for investment.

The Company is offering up to $75,000,000 in Shares to prospective investors at an initial purchase price of $10.00 per Share. The minimum investment in the Shares for initial purchases is 100 Shares, or $1,000 based on the initial per Share price. However, the Manager may waive or modify the minimum investment threshold in its sole discretion. Each year prior to the termination of this Offering by the Manager, the Company intends to sell Shares in connection with this Offering until the Company has raised $75,000,000. For approximately six months following commencement of this Offering, the per Share purchase price for the Shares will be $10.00 per Share. Following such period, the per Share purchase price will be determined on the first day of each fiscal quarter, and will equal the sum of the Company’s net asset value (“NAV”), divided by the number of Shares outstanding as of the end of the immediately preceding fiscal quarter (such amount, the “NAV Per Share”). The Company does not presently intend to list the Shares for trading on a stock exchange or other trading market. However, the Company has adopted a redemption plan pursuant to which the Company may repurchase Shares from the holders of the outstanding Shares (each, a “Shareholder” and, collectively, the “Shareholders”).

The Company will offer and sell the Shares through the Platform.

Investing in the Shares is speculative and involves substantial risks. You should purchase the Shares only if you can afford a complete loss of your investment. See the section entitled “Risk Factors” to read about the more significant risks you should consider before buying Shares. These risks include the following:

•	The Company depends on the Manager and its employees to select the Company’s investments and conduct the Company’s business operations. The Company will pay fees and expenses to the Manager that were not determined on an arm’s length basis, and such fees and expenses may be higher than could be obtained by arm’s length negotiation with a third party.

•	The Company has no operating history, and as of the date of this Offering Circular, the Company’s assets consist of only $1,000 in cash. The prior performance of the Sponsor or any of its affiliates may not predict the Company’s future financial performance or results of its operations. There can be no assurance that the Company will achieve its investment objectives, or that the Shareholders will receive any return on their investment, and indeed Shareholders may lose all or a portion of the value of their investment in the Company.

•	Neither the Manager, the Company, the Sponsor, nor any of their affiliates have identified any specific investment opportunities at this time. As a result, prospective investors will not be able to evaluate any existing portfolio of investments, or prospective investments, of the Company prior to purchasing Shares.

•	The Manager’s executive officers and key employees include officers, directors, managers and/or employees of the Sponsor and its other affiliates. Such persons will face conflicts of interest in respect of time constraints, allocation of investment opportunities, and compensation arrangements which may affect the Company’s ability to meet its investment objectives and, in turn, its results of operations.

•	The Sponsor may sponsor other companies that compete with the Company, or which have similar investment strategies to the Company. As a result, as previously noted, the Manager and its employees may face conflicts of interest in allocating investment opportunities among the Company and such affiliates.

•	The Company may not be able to raise the maximum amount contemplated in connection with this Offering. In such event, the Company may not be able to acquire a diverse portfolio of investments, and the Company may be limited in the number or type of investment opportunities that it is able to pursue. As a result, the Company’s financial condition and, in turn, the value of the Shares, may be disproportionately dependent upon the performance of specific assets, or subject to specific risks.

•	The Company may change its investment objectives without the consent of the Shareholders, which could result in the Company’s investment portfolio including investments that are different from those described in this Offering Circular.

•	The Company does not expect to make any distributions in respect of the Shares until such time as the Company’s investment portfolio is generating substantial operating cash flow. Although the Company intends to pay distributions from the net proceeds of its investment portfolio, the Company may use other sources of funds to make distributions, including without limitation offering proceeds, borrowings, or sales of assets. In the event that the Company pays distributions to Shareholders from sources other than the net proceeds of its investment portfolio, then the Company will have less funds available to invest and the value of the Shares may be reduced. In any event, the Company intends to make annual distributions as required to comply with the REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	Employees of the Manager will perform valuations of the Company’s assets using valuation methodologies that involve subjective judgments and estimates. The Manager will deliver such valuations to SS&C Technologies, Inc. or any successor thereto (such party, the “Administrator”), which will utilize the valuations provided by the Manager to calculate the Company’s NAV, on a quarterly basis. As a result of the subjective judgments and estimates used to value the Company’s assets, the Company’s NAV may not accurately reflect the actual prices at which the Company’s assets and investments, including related liabilities, could be liquidated.

•	The Company’s limited liability company operating agreement (the “Operating Agreement”) does not require the Manager to seek Shareholder approval to liquidate the Company’s assets by a specified date, nor does the Operating Agreement require the Manager to list the Shares on any exchange for trading by a specified date. No public market currently exists for the Shares. Until the Shares are listed, if they are ever listed, Shareholders may not be able to sell their Shares, or may have to sell them at a loss.

•	If the Company fails to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, the Company would be subject to entity-level federal income tax. As a result, the Company’s cash available for distribution to the Shareholders and, in turn, the value of the Shares, could be diminished.

•	The performance of the Company’s investments are subject to a wide variety of factors, including without limitation general macroeconomic downturns, the continuing effects of the 2019 novel coronavirus (“COVID-19”) pandemic, and regional geographic and economic variables. Prior performance of investments may not be indicative of future results, and there can be no assurance that the Company will achieve its anticipated return on any investment. Accordingly, the Company cannot guarantee that Shareholders will receive any distributions, or any appreciation of their investments.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this Offering is prohibited. Except as set forth herein, no one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in Shares.

	Per Interest	Total Minimum		Total Maximum
Offering Price (1)	$10.00	$1,000,000	(2)	$75,000,000 per year
Underwriting Discounts and Commissions (3)	-	-		-
Offering Proceeds (Before Expenses)	$10.00	$1,000,000		$75,000,000 per year

(1)	The price per Share was determined by the Manager in its sole discretion and will apply for a period of approximately six months following the commencement of this Offering. Thereafter, the price per Share will be adjusted on the first day of each fiscal quarter and will be based on the Company’s NAV as of the end of the immediately preceding fiscal quarter.

(2)	The Company will not commence operations, and will hold the purchase price of each investor’s subscriptions for Shares in trust for the benefit of such investor, until the Company has raised at least $1,000,000 in this offering. If the Company does not raise at least $1,000,000 within 12 months, it will cancel this offering and return all investors’ subscription funds.

(3)	No sales commissions will be payable in connection with the purchase of Shares by investors. All costs incurred by or on behalf of the Company in connection with the organization of the Company and with this Offering will be payable from the proceeds of this Offering. The Company will reimburse the Manager, the Sponsor, or any affiliates of the foregoing who incur any such expenses on behalf of the Company.

The Company is offering the Shares on a “best efforts” basis through the Platform. Neither the Sponsor nor any other affiliated entity involved in the offer and sale of the Shares being offered hereby is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of Shares.

Generally, no sale may be made to any investor in this Offering if the aggregate purchase price payable by such investor is more than 10% of the greater of their annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed any applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this Offering Circular is [●]

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements (collectively, the “Offering Circular”). In connection with your evaluation of an investment in the Shares, you should rely solely on the information contained in this Offering Circular. Neither the Company nor the Manager has authorized anyone to communicate with prospective investors or to provide any information regarding an investment in the Shares expect as set forth in this Offering Circular. Prospective investors should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof unless otherwise stated herein. This Offering Circular may only be distributed and used in jurisdictions where it is legal to sell the Shares.

This Offering Circular is part of an offering statement that the Company has filed with the SEC, using a continuous offering process. Periodically, as the Company makes material investments, updates its quarterly NAV Per Share, or as other material developments occur, the Company will provide supplements to this Offering Circular that may add, update or change information contained herein. Any statements in this Offering Circular will be modified or superseded by any inconsistent statement made contained in any subsequent supplement to this Offering Circular. The offering statement filed by the Company with the SEC includes exhibits that provide additional information relevant to an investment in the Shares. You should read this Offering Circular, including any supplements hereto, and all related exhibits that the Company has filed with the SEC, together with additional information contained in the Company’s annual reports, semi-annual reports and other reports and information statements that the Company will file periodically with the SEC.

The complete offering statement, including this Offering Circular and all supplements hereto, can be read at the SEC website, www.sec.gov, or on the Platform. The contents of the Platform are not intended to be incorporated by reference as a part of the Offering Statement, and should not be construed as a part of the offering statement.

The Manager, or any other affiliate of the Company engaged in the sale of Shares in connection with this Offering, will be permitted to make a determination that prospective purchasers of Shares in this Offering satisfy the applicable eligibility requirements described herein in reliance on the information and representations provided by such prospective investor regarding their financial condition. Before making any such representation regarding eligibility to purchase Shares in this Offering, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Shares are being offered and sold only to purchasers who satisfy the applicable eligibility requirements under Regulation A under the Securities Act of 1933 (the “Securities Act”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law requirements, subject to certain filing obligations and anti-fraud provisions. Persons eligible to purchase Shares in connection with this Offering include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as, for non-accredited investors, their investment in Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Company reserves the right to reject any investor’s subscription in whole or in part in its sole discretion, for any reason, including without limitation if the Company (or the Manager on behalf of the Company) determines that such investor is not eligible to purchase Shares in this Offering in accordance with Regulation A of the Securities Act.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must meet ONE of the following conditions:

1.	Any bank as defined in section 3(a)(2) of the Securities Act , or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 (the “Investment Advisers Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act; any insurance company as defined in section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

3.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person's spouse or spousal equivalent (which shall mean a cohabitant occupying a relationship generally equivalent to that of a spouse), at the time of his or her purchase exceeds $1,000,000 (excluding the value of such person’s primary residence);

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

8.	Any entity in which all of the equity owners are Accredited Investors;

9.	Any entity, of a type not listed in paragraph (1), (2), (3), (7) or (8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

10.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

11.	Any natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

12.	Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act: (i) With assets under management in excess of $5,000,000, (ii) That is not formed for the specific purpose of acquiring the securities offered, and (iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

13.	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act, of a family office meeting the requirements in paragraph (12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12)(iii).

For purposes of determining whether a potential investor who is a non-accredited investor is eligible to purchase Shares in this Offering, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight certain material information regarding the Company and this Offering. You should read this entire Offering Circular, including the section entitled “Risk Factors,” before purchasing Shares.

Q:	What is the Company?

A:	YS RE RAF I LLC (the “Company”) is a newly organized Delaware limited liability company formed to engage in real estate investment opportunities across the capital structure including but not limited to first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity, equity and other real estate and real estate-related investments. The Company intends to work with and invest alongside partners with established track records as investment opportunities present themselves. The Manager’s (as defined below) real estate team has experience investing across different cycles, property types and risk profiles. Thus, the Company may directly or indirectly invest in a wide variety of commercial properties including office, industrial, retail, hospitality, recreation and leisure and single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development. The Company’s equity investments will focus on properties with significant possibilities for capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. The Company’s debt investments will emphasize the payment of current returns to investors and preservation of invested capital as its primary investment objectives, with a lesser emphasis on seeking capital appreciation from its investments. The Company may also invest in commercial real estate-related debt securities (including CMBS, CDOs, CRE CLOs and REIT senior unsecured debt) and other real estate-related assets. The Company expects that its portfolio of investments will be secured primarily by U.S. based collateral. The Company expects to use substantially all of the net proceeds from this Offering to acquire and structure its investment portfolio.

Q:	What is a real estate investment trust, or REIT?

A:

To qualify as a REIT, an entity must qualify as a “real estate investment trust” for U.S. federal income tax purposes. As a result of such qualification, REITs are generally not subject to federal corporate income taxes on their net income that is distributed to owners of equity therein, which generally avoids “double taxation” of income to both the corporation and its shareholders. Among other requirements to qualify as a REIT, entities must make distributions to their equity owners of at least 90% of their annual ordinary taxable income.

The Company intends to qualify as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2022.

Q:	Who will choose the Company’s investments?

A:	The Company is managed by YieldStreet Management, LLC (the “Manager”), who will make all of the Company’s investment decisions. The Manager is an investment adviser registered with the SEC.

Q:	Who is the Sponsor?

A:	YieldStreet Inc. (the “Sponsor”) is the parent company of the Manager, and is the owner and operator of the Platform, through which the Company’s common shares (the “Shares”), which represent limited liability company interests in the Company, will be offered for sale to investors.

Q:	What is the Platform?

A:	The Sponsor owns and operates an online investment platform at www.yieldstreet.com (the “Platform”) which enables investors to browse and invest in investment offerings by the Company and various of its affiliates, to conduct transactions, transfer and receive funds, manage existing investments, and receive information relating to their investments.

Q:	How does this investment differ from traditional real estate investment opportunities?

A:

Real estate investment opportunities available to the general public have generally been limited or made less attractive as a result of various factors, including high transaction costs, a lack of transparency, and structural conflicts of interest. By combining the extensive real estate expertise of the Manager, the Sponsor’s technological expertise and the existing infrastructure of the Platform, the Company believes that it can overcome these barriers and provide an opportunity for investors to gain exposure to a diversified portfolio of real estate investments that prioritizes preservation of capital with appropriate risk-adjusted returns.

Q:	What kind of offering is this?

A:	The Company is offering up to $75,000,000 per year in Shares to the public in a Tier 2 offering pursuant to Regulation A under the Securities Act. The Shares will be sold through the Platform by the Company on a “best efforts” basis.

Q:	How is an investment in the Shares different from investing in shares of a listed REIT?

A:

The principal difference between investing in the Shares and investing in shares of a listed REIT is the investors’ respective abilities to liquidate their investments. Unlike the shares of a listed REIT, the Shares are not, and are not expected to be, listed on a stock exchange or other trading market. As a result, unlike investors in the shares of a listed REIT, Shareholders may be unable to liquidate their investment in the Shares or, if they are able to liquidate their investment in the Shares, they may have to do so at a loss. Although the Company has adopted a redemption plan providing for periodic optional redemptions of Shares by Shareholders (subject to the limitations described in this Offering Circular), shares of a listed REIT may be better suited to the needs of an investor seeking short-term liquidity.

In addition, listed REITs are subject to enhanced disclosure and corporate governance obligations relative to the Company.

Q:	What is the purchase price per Share?

A:	For approximately six months following commencement of this Offering, the per Share purchase price for the Shares will be $10.00 per Share. Following such period, the per Share purchase price will be determined on the first day of each fiscal quarter, and will equal the Company’s NAV Per Share. The Company’s current NAV Per Share amount will be available for review at all times on the Platform.

Q:	How will the Company’s NAV Per Share be calculated?

A:	At the end of each fiscal quarter, employees of the Manager will perform valuations of the Company’s assets using a process that reflects (1) estimated values of each of the Company’s real estate assets and investments, including related liabilities, based upon any of (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, (c) for properties that have development or value add plans, progress along such development or value add plan, and (d) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Company’s periodic distributions, if any, and (4) estimated accruals of the Company’s operating revenues and expenses. The Manager will deliver such valuations to SS&C Technologies, Inc. or any successor thereto (such party, the “Administrator”), which will utilize the valuations provided by the Manager to calculate the Company’s NAV and NAV Per Share.

Q:	How accurate will the Manager’s calculation of the Company’s NAV Per Share be?

A:	The Company intends to provide a reasonably accurate calculation of the Company’s NAV Per Share as of the end of each fiscal quarter. The valuations of the Company’s assets underlying the calculation of the Company’s NAV Per Share are subject to a number of judgments and assumptions that may not prove to be accurate. Additionally, although the Administrator will calculate the Company’s NAV Per Share on a quarterly basis, the Company’s NAV Per Share may fluctuate more frequently, so that the Company’s NAV Per Share in effect for any fiscal quarter and listed on the Platform may not reflect the precise amount that payable for the Shares in a market transaction. Finally, the Company’s NAV Per Share in effect for any fiscal quarter and listed on the Platform may not reflect all material events or conditions affecting the value of the Company’s assets to the extent that such events or conditions are not known or that their effects are not readily quantifiable.

Q:	Will Shareholders be able to redeem Shares?

A:	Yes, subject to the limitations described in this Offering Circular. Under the redemption plan adopted by the Company, Shareholders may, on a quarterly basis, no later than 20 business days prior to the end of the applicable quarter, request that the Company redeem at least 25% or more of their Shares. Subject to the limitations described herein, the Company will redeem Shares on or before the date that is 30 days after the end of the quarter in which the applicable redemption request was received. The per Share redemption price will be calculated based on the per Share price for the Shares in effect at the end of the quarter of the redemption request, subject to the following variable price discounts depending upon when the Shares are redeemed:

Holding Period from Date of Purchase	Effective Redemption Price (as percentage of per Share price as of the date of the applicable redemption request) (1)
Less than 12 months	No redemption allowed
12 months until 3 years	97.0%
3 years until 4 years	98.0%
4 years until 5 years	99.0%
5 years or more	100.0%

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

In addition, the per Share redemption price will be reduced by the aggregate sum of distributions, if any, declared on the Shares subject to the redemption request with record dates during the period commencing on the last day of the quarter immediately preceding the quarter in which the applicable request for redemption was received and the date of redemption of the applicable Shares.

Redeeming Shareholders will be responsible for any out-of-pocket costs and expenses incurred by the Company, the Manager, or any affiliate thereof, in connection with the redemption of their Shares, including without limitation any bank transaction fees, custody fees, or Administrator fees.

The Company intends to limit the aggregate number of Shares that may be redeemed during any calendar year to 20.0% of the weighted average number of Shares outstanding during the prior calendar year (or 5.0% per quarter, with excess capacity carried over to later quarters in the calendar year). In the event that the Company does not have sufficient funds available to redeem all of the Shares for which redemption requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For Shareholders who purchased Shares on more than one record date, requests for redemptions will be applied to such Shareholder’s Shares in the order in which they were purchased, on a first in first out basis.

The Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice and for any reason or no reason.

Q:	Will any sales commissions or similar charges by payable by investors in connection with the purchase of Shares?

A:	No sales commissions or similar charges will be payable by investors in connection with any purchase of Shares.

Q:	What fees and expenses will the Company pay to the Manager or any of its affiliates?

A:	The Company will pay the Manager the fees set forth in the section entitled “Management Compensation”, including without limitation an annual management fee (the “Management Fee”) in an amount equal to 1.5% of the average NAV of the Company at the end of each of the two immediately preceding quarters. The Management Fee is payable quarterly in arrears.

All costs incurred by or on behalf of the Company in connection with the organization of the Company and with this Offering will be payable from the proceeds of this Offering. The Company will reimburse the Manager, the Sponsor, or any affiliates of the foregoing who incur any such expenses on behalf of the Company. The Company will also reimburse the Manager for any out-of-pocket expenses it may incur in connection with the Company’s investments, or in connection with the engagement of any third parties to provide services to the Company. The Company will not reimburse the Manager for its overhead, payroll, utilities, technology costs or similar expenses payable by the Manager in connection with its business operations.

Q:	Will the Company incur indebtedness?

A:	The Company may, in the Manager’s sole discretion, enter into one or more agreements to incur indebtedness with affiliates of the Company or with any other financing party, and utilize borrowed funds for any purpose which the Manager deems appropriate, including without limitation to facilitate building a diversified investment portfolio, funding distributions and redemption payments to Shareholders, and funding the Company’s business operations.

Q:	How often will Shareholders receive distributions?

A:

The Company does not expect to make any distributions in respect of the Shares until such time as the Company’s investment portfolio is generating substantial operating cash flow. Once the Company begins to make distributions, the Company expects that the Manager will declare distributions to Shareholders on a quarterly basis (or otherwise as determined by the Manager) in arrears. For the avoidance of doubt, any distributions paid by the Company, and the amount of any such distributions, will be at the sole discretion of the Manager.

Notwithstanding the foregoing, in order to qualify as a REIT, the Company must comply with certain requirements in respect of the payment of distributions. Generally, to maintain its status as a REIT, the Company will be required to make aggregate annual distributions to Shareholders of at least 90% of the Company’s REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. In addition to REIT qualification obligations, the Company is subject to federal income and excise taxes on its undistributed taxable income and gains. As a result, the Company expects that the Manager will also make additional distributions to avoid such taxes.

Q:	What will be the source of funds for distributions?

A:	Although the Company intends to pay distributions from the net proceeds of its investment portfolio, the Company may use other sources of funds to make distributions, including without limitation the net proceeds of this Offering, funds contributed to the Company by one or more affiliates, cash resulting from a waiver of fees or reimbursements payable to one or more affiliates of the Company, indebtedness incurred by the Company, and the issuance of additional securities by the Company.

Q:	Can Shareholders reinvest returns on their Shares?

A:

Yes. The Company has adopted an “opt out” distribution reinvestment plan (the “Distribution Reinvestment Plan”) pursuant to which Shareholders will automatically have the full amount of any distributions declared in respect of their Shares reinvested in additional Shares, which shall entitle the holders of such Shares to all of the same rights as Shares purchased in this Offering, unless a Shareholder elects to opt out of participation in the Distribution Reinvestment Plan. Purchases of Shares pursuant to the Distribution Reinvestment Plan are subject to the same restrictions on eligibility set forth in this Offering Circular.

Shareholders who elect not to participate in the Distribution Reinvestment Plan will automatically receive payment in cash or in kind, as applicable, of any distributions declared by the Manager. Shareholders who participate in the Distribution Reinvestment Plan are free to revoke participation in the Distribution Reinvestment Plan through the Platform at any time. Such revocations typically take effect within two business days following the date of election. Additionally, the Manager may, at any time in its sole discretion, terminate or suspend the Distribution Reinvestment Plan in respect of all or a portion of the Shareholders.

Q:	Will the distribution payments I receive be taxable as ordinary income?

A:	Unless a Shareholder’s investment is held in a qualified tax-exempt account or the Company designates certain distributions as capital gain dividends, distributions that Shareholders receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of any distributions payable to Shareholders in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of their respective investments, rather than result in current tax, until their basis is reduced to zero. Return of capital distributions made to Shareholders in excess of their respective tax basis in their Shares will be treated as sales proceeds from the sale of their Shares for U.S. federal income tax purposes. Distributions the Company designates as capital gain dividends will generally be taxable at long-term capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, investors should consult with their tax advisors in connection with any investment in Shares.

Q:	Who can buy Shares?

A:	Only investors who satisfy one of the following criteria may purchase Shares in this Offering:

• “accredited investors” under Rule 501(a) of Regulation D; and

• all other investors, so long as, for non-accredited investors, their investment in the Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company, or the Manager on behalf of the Company, determines in its sole and absolute discretion that such investor does not satisfy either of the foregoing criteria.

Q:	How can investors buy Shares?

A:	Investors can purchase Shares in this Offering through the Platform. Each investor will need to electronically execute a subscription agreement substantially in the form attached to this Offering Circular as Exhibit 4.1 and pay the full purchase price of any purchased Shares upon subscribing.

Q:	Is there any minimum investment required?

A:	Yes. Each investor must initially purchase at least 100 Shares in this offering, or $1,000 based on the initial price per Share. There is no minimum investment requirement for additional purchases after an investor has made an initial purchase of 100 Shares, including for any purchases of Shares pursuant to the Distribution Reinvestment Plan. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive or modify the minimum investment requirements.

Q:	May investors make an investment through an IRA or other tax-deferred retirement account?

A:	Investors may make investments through IRAs or other tax-deferred retirement accounts. In making such investments, investors should consider (1) whether the investment is in accordance with the documents and instruments governing the applicable IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with the applicable IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to the applicable IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under the applicable IRA, plan or other retirement account. You should note that an investment in the Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, investors must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

Q:	Is there any minimum initial amount of Shares required to be sold?

A:

The Company will not commence its operations until it has raised at least $1,000,000 in this Offering. Until the minimum threshold is met, the Company will hold each investor’s subscription funds in trust for the benefit of such investor, and no investor will be admitted as a Shareholder.

If the Company does not raise at least $1,000,000 in this Offering, it will return each investor’s subscription funds, and no such investor will have any further commitments to the Company in respect of this Offering.

Q:	How will the Company utilize the proceeds of this Offering?

A:

The Company expects to use substantially all of the net proceeds of this Offering to engage in real estate investment opportunities across the capital structure including first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity and equity.

Additionally, the Company may utilize proceeds of this offering to pay fees owing to the Manager and any applicable third parties, to reimburse costs and expenses incurred by the Manager, the Sponsor, or any other affiliates thereof, on behalf of the Company, and to fund distributions to Shareholders.

Q:	How long will this Offering last?

A:	The Company expects that this Offering will remain open for investors until terminated by the Manager at any time in its sole discretion.

Q:	How will Shareholders be able to track their investments in the Shares?

A:	The Company will provide Shareholders with periodic updates on the performance of their investment, including:

• an annual report;

• a semi-annual report;

• current reports, as required under 17 C.F.R. Section 230.257(b)(4);

• supplements to this Offering Circular, if there is material information to disclose to Shareholders; and

• other reports that the Company may file or furnish to the SEC from time to time.

The Company will provide this information to the Shareholders by filing such information with the SEC, in which case it will be available on the SEC’s website at www.sec.gov, on the Platform at www.yieldstreet.com, via e-mail, or, upon your consent, via U.S. mail.

Q:	When will Shareholders receive tax information regarding their investments in the Shares?

A:	The Company will provide Form 1099-DIV tax information, if required, to Shareholders by February 1 of the year following each taxable year.

Q:	Who can prospective investors contact for additional information about the Offering?

A:

For questions about the Offering, or for additional copies of this Offering Circular, please contact the Company at:

YS RE RAF I LLC

300 Park Avenue, 15th Floor

New York, NY 10022

Attn: Investor Relations

Email: investments@yieldstreet.com

OFFERING SUMMARY

This offering summary highlights material information regarding the Company’s business and this Offering. Because it is a summary, it may not contain all relevant information regarding the Offering that is important to you. To understand this Offering fully, you should read the entire Offering Circular carefully, including the section entitled “Risk Factors” before making a decision to invest in the Shares.

The Company

YS RE RAF I LLC (the “Company”) is a newly organized Delaware limited liability company formed to directly or indirectly engage in real estate investment opportunities across the capital structure including first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity and equity and other real estate and real estate-related investments.

The Company intends to use substantially all of the net proceeds from this Offering to acquire and structure its investment portfolio.

The Company intends to operate in a manner that will allow it to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute to the holders of their equity interests of at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

The Company’s office is located at 300 Park Avenue, 15th Floor, New York, NY 10022. The Company’s e-mail address is investments@yieldstreet.com. Information regarding the Company is also available on the Platform at www.yieldstreet.com.

Investment Strategy

The Company intends to use substantially all of the net proceeds of this Offering to engage in real estate investment opportunities across the capital structure including but not limited to first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity, equity and other real estate and real estate-related investments. The Company intends to work with and invest alongside partners with established track records as investment opportunities present themselves. The Manager’s (as defined below) real estate team has experience investing across different cycles, property types and risk profiles. Thus, the Company may directly or indirectly invest in a wide variety of commercial properties including office, industrial, retail, hospitality, recreation and leisure and single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development. The Company’s equity investments will focus on properties with significant possibilities for capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. The Company’s debt investments will emphasize the payment of current returns to investors and preservation of invested capital as its primary investment objectives, with a lesser emphasis on seeking capital appreciation from its investments. The Company may also invest in commercial real estate-related debt securities (including CMBS, CDOs, CRE CLOs and REIT senior unsecured debt) and other real estate-related assets. The Company expects that its portfolio of investments will be secured primarily by U.S. based collateral.

Investment Objectives

The Company’s primary investment objectives are:

•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to Shareholders;

•	to enable Shareholders to realize returns on their investments by making distributions to Shareholders, or by providing liquidity through alternative means, including without limitation in-kind distributions of the Company’s assets; and

•	to preserve, protect and return Shareholders’ initial investments.

The Company may also seek to realize growth in the value of its investments by timing their liquidation to maximize value.

Market Opportunities

We believe that commercial real estate provides one of the most attractive risk/reward investment profiles of any asset class due to its demonstrable performance over long periods of time through various economic cycles. We value the flexibility to choose which part of the capital structure we believe provides the correct return profile for the risk our investors are taking. The ability to play in the first mortgage, mezzanine piece or the common equity allows us to create a diversified portfolio that targets both current income and upside through capital appreciation. By working with originating partners on the debt side and general partners/sponsors on the equity side, we favor a strategy targeting investment amounts that are under the radar of large institutional private lenders and equity investment firms. On the equity side, we are targeting a value creation strategy where capital improvements, improved management, and local expertise can dramatically improve property values. On the debt side, we are a provider of flexible capital in the top 35 metropolitan statistical areas where a bridge loan is needed to effectuate an investment plan, with the goal to take us out with permanent debt. We utilize a whole suite of structural features to protect our Shareholders including, without limitation, lockbox accounts, personal guarantees, debt yield covenants, springing amortization and completion guarantees, to name a few. We will invest alongside experienced joint venture real estate sponsors, on both the debt and equity side, to seek the best returns for our Shareholders.

The Manager

YieldStreet Management, LLC (the “Manager”), an investment adviser registered with the SEC, a wholly owned subsidiary of YieldStreet Inc. (the “Sponsor”), manages the operations of the Company. The Manager will make all of the decisions regarding the selection, negotiation, financing and disposition of the Company’s investments, subject to the limitations set forth in the Operating Agreement, and will provide various other services, including asset management, marketing and administrative services, to the Company.

About the Platform

The Sponsor owns and operates an online investment platform at www.yieldstreet.com (the “Platform”), through which the Shares will be offered for sale to investors.

Management Compensation

The Manager and its affiliates will receive fees and expense reimbursements for services relating to this Offering and the investment and management of the Company’s assets. The items of compensation are summarized in the following table. Neither the Manager nor its affiliates will receive any sales commissions or dealer manager fees in connection with the offer and sale of the Shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Expenses –Manager or Other Affiliate	To date, the Manager or its affiliates (excluding the Company) have paid organization and offering expenses on the Company’s behalf. The Company will reimburse the Manager and any applicable affiliates thereof, for such expenses and for any future organization and offering expenses they may incur on behalf of the Company. The Manager may, in its sole discretion, suspend or waive, in whole or in part, the reimbursement by the Company of all or any portion of any such operating expenses incurred by the Manager on behalf of the Company	The Company expects its organization and offering expenses to be approximately $180,000 in the aggregate.

Management Fee – Manager	The Management Fee is calculated at an annual rate of 1.5% of the average NAV of the Company at the end of each of the two immediately preceding quarters. The Management Fee is payable quarterly in arrears. The Management Fee may be suspended, or waived, in whole or in part, in the sole discretion of the Manager. All or any portion of the Management Fee which is so deferred, suspended or waived will be deferred without interest and may be payable in any succeeding quarter as the Manager may determine in its sole discretion.	Actual amounts are dependent upon a variety of factors relating to the Company’s investment opportunities. We cannot determine these amounts, or a reasonable estimate thereof, at the present time.

Other Operating Expenses — Manager or Other Affiliate

The Company will reimburse the Manager for out-of-pocket expenses paid by the Manager to third parties who provide services to the Company, including without limitation the Administrator and the Company’s independent accountants. Such reimbursements will not include the Manager’s overhead, payroll, utilities, technology costs or similar expenses payable by the Manager in connection with its business operations. The Manager may, in its sole discretion, suspend or waive, in whole or in part, the reimbursement by the Company of all or any portion of any such operating expenses incurred by the Manager on behalf of the Company.

Approximately 0.5% of the Company’s NAV annually.
Origination Fees and Other Fees Associated with Investments – Sponsor, Manager or Other Affiliate

The Sponsor, Manager, or any of their affiliates, may charge fees in connection with the Company’s investments, including without limitation origination fees, upfront fees, exit fees, and lender discount points. The Sponsor, the Manager (or their applicable affiliate) will be entitled to retain, or the Company will pay to such party the full amount of any such fees.

Actual amounts are dependent upon a variety of factors relating to the Company’s investment opportunities. We cannot determine these amounts, or a reasonable estimate thereof, at the present time.

Extension and modification fees may be collected from counterparties and payable to the Manager in its capacity as the servicer of the applicable asset. In the loan context, such fees are typically between one and three percent (1-3%) of the original or outstanding underlying loan amount, but could be higher depending on market rates and conditions. The Company will pay to the Manager the full amount of any such fees.

Investment processing and other documentation fees, including without limitation underwriting fees, appraisal fees, title fees, inspection fees, escrow fees, environmental assessment fees, construction disbursement fees, warehousing fees, administration fees and other similar charges, may be collected from counterparties and payable to the Sponsor, the Manager, or any of their affiliates at prevailing industry rates. The Sponsor, the Manager (or their applicable affiliate) will be entitled to retain, or the Company will pay to such party, the full amount of any such fees.

Summary of Risk Factors

Investing in the Shares involves a high degree of risk. Prospective investors should carefully review the section entitled “Risk Factors”, which contains a detailed discussion of material risks related to an investment in the Shares.

Conflicts of Interest

The Manager and its employees may experience conflicts of interest in connection with the management of the Company’s business. Some of the material conflicts that the Manager and its employees may face include the following:

•	Allocation by the Manager and its employees of potential investment opportunities among the Company and its affiliates.

•	Allocation by the Manager and its employees of their time among the Company, affiliates of the Company, and any other companies or activities in which they are involved.

•	The terms of the Operating Agreement (including compensation payable to the Manager and its affiliates) were not negotiated at arm’s length.

•	The Manager may, without Shareholder consent unless otherwise required by law or the Operating Agreement, determine that the Company should merge or consolidate into or with another entity, including without limitation one or more of the Company’s affiliates.

Distributions

The Company does not expect to make any distributions in respect of the Shares until such time as the Company’s investment portfolio is generating substantial operating cash flow. Once the Company begins to make distributions, the Company expects that the Manager will declare distributions to Shareholders on a quarterly basis (or otherwise as determined by the Manager) in arrears. Distributions will be paid to Shareholders as of the record dates selected by the Manager.

For the avoidance of doubt, any distributions by the Company, and the amount of any such distributions, will be at the sole discretion of the Manager.

To the extent that the Company invests in properties requiring substantial development, redevelopment, or repositioning, such properties may not immediately generate cash flow, which in turn may have a material adverse effect on the Company’s financial condition and results of operations, including its ability to make distributions to Shareholders.

Notwithstanding the foregoing, in order to qualify as a REIT, the Company must comply with certain requirements in respect of the payment of distributions. Generally, to maintain its status as a REIT, the Company will be required to make aggregate annual distributions to Shareholders of at least 90% of the Company’s REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. In addition to REIT qualification obligations, the Company is subject to federal income and excise taxes on its undistributed taxable income and gains. As a result, the Company expects that the Manager will also make additional distributions to avoid such taxes.

Although the Company intends to pay distributions from the net proceeds of its investment portfolio, the Company may use other sources of funds to make distributions, including without limitation the net proceeds of this Offering, funds contributed to the Company by one or more affiliates, cash resulting from a waiver of fees or reimbursements payable to one or more affiliates of the Company, indebtedness incurred by the Company, and the issuance of additional securities by the Company. The use of some or all of these alternative sources of funds to make distributions may reduce the amount of capital available for the Company to invest and, in turn, negatively impact Shareholders’ returns and the value of their investments in the Shares. The Company has not established limits on the amounts of various sources of funding that it may use to fund distributions. There can be no assurance that the Company’s future cash flow will support payments of distributions at any particular level or at all.

Distributions paid to Shareholders will constitute a return of capital to the extent that such distributions exceed the Company’s current and accumulated earnings and profits as determined for tax purposes.

Borrowing Policy

The Company may, in the Manager’s sole discretion, enter into one or more agreements to incur indebtedness with affiliates of the Company or with any other financing party, and utilize borrowed funds for any purpose which the Manager deems appropriate, including without limitation to facilitate building a diversified investment portfolio, funding distribution and redemption payments to Shareholders, and funding the Company’s business operations.

In the event that the Company incurs indebtedness, its exposure to adverse general economic conditions would be heightened. Debt service obligations would reduce the amount of funds available for distribution, and in the event of a default by the Company on any obligations in respect of any indebtedness that it has incurred, the applicable lender may exercise any available rights and remedies in respect of any assets of the Company securing the indebtedness.

Valuation Policies

At the end of each fiscal quarter, employees of the Manager will perform valuations of the Company’s assets using a process that reflects (1) estimated values of each of the Company’s real estate assets and investments, including related liabilities, based upon any of (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, (c) for properties that have development or value add plans, progress along such development or value add plan, and (d) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Company’s periodic distributions, if any, and (4) estimated accruals of the Company’s operating revenues and expenses. The Manager may, in its sole discretion, engage one or more independent valuation experts with expertise in appraising real estate and real estate-related assets to provide annual valuations of some or all of the Company’s assets to facilitate the Administrator’s calculation of the Company’s NAV.

The Manager will deliver such valuations to SS&C Technologies, Inc. or any successor thereto (such party, the “Administrator”), which will utilize the valuations provided by the Manager to calculate the Company’s NAV and NAV Per Share.

The valuations of the Company’s assets underlying the calculation of the Company’s NAV Per Share are subject to a number of judgments and assumptions that may not prove to be accurate. Additionally, although the Administrator will calculate the Company’s NAV Per Share on a quarterly basis, the Company’s NAV Per Share may fluctuate more frequently, so that the Company’s NAV Per Share in effect for any fiscal quarter and listed on the Platform may not reflect the precise amount that payable for the Shares in a market transaction. Finally, the Company’s NAV Per Share in effect for any fiscal quarter and listed on the Platform may not reflect all material events or conditions affecting the value of the Company’s assets to the extent that such events or conditions are not known or that their effects are not readily quantifiable.

Quarterly NAV Share Price Adjustments

For approximately six months following commencement of this Offering, the per Share purchase price for the Shares will be $10.00 per Share. Following such period, the per Share purchase price will be determined on the first day of each fiscal quarter, and will equal the Company’s NAV Per Share. The Company’s current NAV Per Share amount will be available for review at all times on the Platform.

Quarterly Redemption Plan

Under the redemption plan adopted by the Company, Shareholders may, on a quarterly basis, no later than 20 business days prior to the end of the applicable quarter, request that the Company redeem at least 25% or more of their Shares. Subject to the limitations described herein, the Company will redeem Shares on or before the date that is 30 days after the end of the quarter in which the applicable redemption request was received. The per Share redemption price will be calculated based on the per Share price for the Shares in effect at the end of the quarter of the redemption request, subject to the following variable price discounts depending upon when the Shares are redeemed:

Holding Period from Date of Purchase	Effective Redemption Price (as percentage of per Share price in effect as of the date of the applicable redemption request) (1)
Less than 12 months	No redemption allowed
12 months until 3 years	97.0%
3 years until 4 years	98.0%
4 years until 5 years	99.0%
5 years or more	100.0%

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

In addition, the per Share redemption price will be reduced by the aggregate sum of distributions, if any, declared on the Shares subject to the redemption request with record dates during the period commencing on the last day of the quarter immediately preceding the quarter in which the applicable request for redemption was received and the date of redemption of the applicable Shares.

Redeeming Shareholders will be responsible for any out-of-pocket costs and expenses incurred by the Company, the Manager, or any affiliate thereof, in connection with the redemption of their Shares, including without limitation any bank transaction fees, custody fees, or Administrator fees.

The Company intends to limit the aggregate number of Shares that may be redeemed during any calendar year to 20.0% of the weighted average number of Shares outstanding during the prior calendar year (or 5.0% per quarter, with excess capacity carried over to later quarters in the calendar year). In the event that the Company does not have sufficient funds available to redeem all of the Shares for which redemption requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For Shareholders who purchased Shares on more than one record date, requests for redemptions will be applied to such Shareholder’s Shares in the order in which they were purchased, on a first in first out basis.

The Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice and for any reason or no reason.

The Company’s NAV Per Share will be calculated at the end of each quarter after, beginning approximately six months following commencement of this offering. As a result, the applicable Share redemption price may change between the date that the Company receives a redemption request and the date on which such redemption request is satisfied. As a result, the redemption price that a Shareholder will receive in respect of their redeemed Shares may be different from the redemption price that was applicable on the day the request for redemption of such shares was made.

Liquidity Event

The Company may engage in one or more liquidity transactions, consisting of a sale or partial sale of its assets, a sale or merger of the Company, a consolidation transaction with an affiliate, a listing of the Shares on a national securities exchange, merger or consolidation with another entity, or a similar transaction (each, a “Liquidity Transaction”), at any time in the Manager’s sole discretion.

Voting Rights

The Shareholders will have voting rights in the Company only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely affect the rights of the Shares. Each outstanding Share entitles the holder to one vote on all matters submitted to a vote of the holders of the Company’s equity interests. Shareholders will not elect or vote on the Manager, and will not have voting rights on the Company’s day-to-day business operations, and therefore limited ability to influence decisions regarding the Company’s business.

Other than the Shareholder voting rights described above, the Operating Agreement vests all other authority to manage the operations of the Company and to make decisions relating to the Company’s assets and investments in the Manager.

RISK FACTORS

An investment in the Shares involves substantial risks. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Offering Circular before purchasing Shares. The occurrence of any of the following risks might cause Shareholders to lose all or apportion of their investments. The risks and uncertainties discussed below are not the only risks relevant to an investment in the Shares. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to an Investment in the Company

Investments in the Shares are risky and speculative.

The Company may fail to satisfy its investment objectives, or the Company’s investments may fail to perform as anticipated. Shareholders’ ability to realize a return on the Shares may be adversely affected by, among other things:

•	the effects of the COVID-19 pandemic;

•	the performance of the Company’s investments;

•	fraud, misrepresentation or conversion by any third party in connection with the Company’s investments;

•	the application of changes in applicable laws or regulations;

•	claims or disputes regarding the Company or its assets and investments;

•	erroneous assessment, valuation or estimate of the expected value of the Company’s assets.

Any of these events could materially adversely affect the Company’s financial condition and results of operations, which in turn could materially adversely affect the value of the Shares and the ability of the Company to make distributions to Shareholders. The Company may not maintain insurance covering losses in respect of all of its investments.

Investment in the Shares is risky, speculative and not guaranteed, and may result in a loss.

The Shares offered pursuant to this Offering are risky and speculative investments and are not guaranteed. As there is no guarantee that an investment will be profitable or repaid, prospective investors should not invest in the Shares if they cannot afford to lose the entire amount of their investment.

No public market currently exists for the Shares, and Shareholders may not be able to liquidate their investment in the Shares.

The Company’s Operating Agreement does not require the Manager to seek Shareholder approval to liquidate the Company’s assets by a specified date, nor does the Operating Agreement require the Manager to list the Shares on any exchange for trading by a specified date. No public market currently exists for the Shares. Until the Shares are listed, if they are ever listed, Shareholders may not be able to sell their Shares, or may have to sell them at a loss. Additionally, Shareholders will be restricted from selling or transferring shares to any third party who does not satisfy the investor suitability requirements described in this Offering Circular.

Although the Company has adopted a redemption plan to provide liquidity to Shareholders, the Company is not obligated to redeem Shares under the redemption plan. The Company intends to limit the aggregate number of Shares that may be redeemed during any calendar year to 20.0% of the weighted average number of Shares outstanding during the prior calendar year (or 5.0% per quarter, with excess capacity carried over to later quarters in the calendar year). Additionally, the Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice. As a result, Shareholders may have limited opportunities or no opportunity to redeem their Shares.

The Company has no prior operating history, and the prior performance of the Sponsor, the Manager, or any affiliates thereof may not predict the Company’s future results.

The Company was recently formed and has no operating history. As of the date of this Offering Circular, the Company has not made any investments, and prior to the commencement of this Offering, the total assets of the Company consist of approximately $1,000 in cash. Prospective investors should not assume that the Company’s performance will be similar to the past performance of the Sponsor, the Manager, or any affiliate of the Company. The Company’s lack of operating history significantly increases the risk and uncertainty prospective investors face in making an investment in the Shares.

Shareholders will have limited ability to take part in the management of the Company and will be relying on the Manager to do so.

The Company will be managed by the Manager. Except as otherwise provided in the Operating Agreement, Shareholders will have no right or power to take part in the management of the Company and will have no effective means of influencing day-to-day actions of or the conduct of the affairs of the Company. If for any reason, key employees of the Manager become unavailable to manage the Company, the Company and the Shareholders may be materially harmed due to the unique knowledge or skill of such principal(s) that is no longer available.

Principals and employees of the Company and the Manager may be required to divert their time and resources due to obligations they have to other clients.

Principals and employees of the Company and the Manager serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Company or the Manager do. In serving in these multiple capacities, such principals and employees may have obligations to other parties, the fulfillment of which may not be in the best interests of the Company, the Manager, or the Shareholders. Principals and employees of the Company and the Manager may have conflicts of interest in allocating their time and resources between this Offering and the management of the Company, and other activities in which they are or may become involved, including the management of other investment vehicles on the Platform. Principals and employees of the Company and the Manager will devote only as much of its or their time and resources to the Company’s business as they, in their judgment, determine is reasonably required, which may be substantially less than their full time and resources.

The Shareholders will not be afforded the substantive protections of the Investment Company Act.

The Company is operated and structured so as not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). As a result, the Shareholders will not be, and should not expect to be, afforded the substantive protections of the Investment Company Act. If the Company is deemed to be required to register as an investment company under the Investment Company Act, it could affect the Company’s business to a material degree.

Concentrations of risk with respect to the Company’s investments could negatively impact the Company’s financial condition and results of operations.

Although the Company intends to build a diversified portfolio of investments, there can be no assurance that certain concentrations of risk relating to individual investments, counterparties, geographic regions, types of investments, or other factors will not occur from time to time. As a result, the occurrence of a single event or condition may have a disproportionate, and potentially significant, impact on the Company’s financial condition and results of operations. Such concentration of risk may reduce revenues, result in losses in the event of unfavorable market movements, market conditions or fraud, among other things, and may negate potential benefits to be gained from diversification in other respects.  Accordingly, concentration of any kind may negatively impact the Company’s financial condition and results of operations.

The Company, the Manager, the Sponsor, and their affiliates are subject to the risks of litigation.

Each of the Company, the Manager, the Sponsor, and each of their affiliates are exposed to the risk of litigation by third parties and other investors for any allegations (warranted or otherwise) in connection with their business operations and activities. It is impossible for the Company, the Manager, the Sponsor, or any of their affiliates to foresee what allegations may be brought by any such parties, and the Company, the Manager and the Sponsor and their affiliates will seek to avoid litigation, if, in such party’s judgment, the circumstances warrant an alternative resolution. If an allegation is brought or litigation is commenced against the Company, the Manager, the Sponsor, or any of their affiliates, such party will incur legal fees and costs to respond to the allegations and to defend any resulting litigation. If the Company, the Manager, the Sponsor or any of their affiliates are required to incur such fees and costs or are subject to any unfavorable judgments, this could have an adverse effect on the Company’s business operations and the value of the Shares.

The Company may be more susceptible than a “diversified” fund regulated under the Investment Company Act to being adversely affected by any single corporate, economic, political or regulatory occurrence.

The Company is not classified as a “diversified fund” under the Investment Company Act. As a result, the Company can invest a greater portion of its assets in a single investment, or investments corresponding to a single issuer, than a diversified fund. The Company may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political, or regulatory occurrence. As a result, the value of the Company’s investment portfolio may be more impacted by a change in value of a single asset than if the portfolio were more diversified.

If the Company, the Manager, or the Sponsor became subject to federal or state securities laws governing broker-dealers, their abilities to conduct their respective businesses could be materially and adversely affected.

Both federal and state laws heavily regulate the manner in which “broker-dealers” are permitted to conduct their business activities. The Company, the Manager and the Sponsor are each structured and operated so as not to be characterized as a broker-dealer, and each of the foregoing believes that neither is engaged in the business of (i) effecting transactions in securities for the account of others as described or (ii) in buying and selling securities for its own account, through a broker or otherwise, each as described under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any similar provisions under state law. If, however, the Company, the Manager or the Sponsor is deemed to be a broker-dealer under the Exchange Act, it may be required to institute compliance requirements and its activities may be restricted, which could affect the Company’s business to a material degree.

The Company is not registered as an investment adviser and such registration could materially and adversely affect the Company’s operations.

The Company is not required to be registered as an investment adviser under the Investment Advisers Act. Accordingly, the Company is not subject to any of the recordkeeping or business practice provisions of the Investment Advisers Act, although the Investment Advisers Act antifraud provisions are applicable. However, as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the changes to applicable state laws, the Company may, in the future, be required to register as an investment adviser under the Investment Advisers Act. The performance of the Company’s investment portfolio could be materially and adversely affected if the Company were to become subject to the Investment Advisers Act because of the various burdens of compliance therewith. There can be no assurance that, under certain conditions, changing circumstances or changes in the law, the Company will not become subject to such regulation.

General leverage risks.

The Company may incur indebtedness to fund its operations, including without limitation to fund distributions to Shareholders and to finance the Company’s investment portfolio. The exact amount of leverage accessed by the Company will depend on many factors, including the amount of collateral required to be posted, and availability and cost from financing providers. The amount of borrowings which the Company may have outstanding at any time may be significant in relation to its capital. The use of leverage exposes the Company to a higher degree of additional risks, including: (i) greater losses from investments than would otherwise have been the case had it not used leverage; (ii) collateral requirements that may force premature liquidations of assets at disadvantageous prices and at times and in a manner that may exacerbate losses; and (iii) losses on investments where the investment fails to earn a return that equals or exceeds their respective costs of leverage. The use of leverage may expose the Company to larger losses (including the loss of value of an entire investment) as the result of relatively small adverse market movements. In the event of a sudden, precipitous drop in value of the Company’s assets, the Company might not be able to liquidate assets quickly enough to repay its borrowings, further magnifying the losses incurred. Additionally, there can be no guarantee that leverage will be obtained on favorable terms (or at all).

Affiliates of the Company may provide funding and/or leverage to the Company.

Affiliates of the Company, including without limitation the Manager or the Sponsor, may make secured loans to the Company, the proceeds of which loans may be utilized in the Manager’s sole discretion, including without limitations for the purposes of enabling the Company to make or acquire investments, or funding distributions to Shareholders (each such lender, an “Affiliate Lender”). Such Affiliate Lender will act to protect its interests with respect to its collateral (which may include all or a portion of the Company’s investment portfolio and other assets) until such Affiliate Lender has been paid in full with respect to its loan. No assurance can be given, however, as to how the affiliated relationship may impact the parties’ negotiations with respect to a default scenario. To the extent there is a borrower/lender relationship between the Company and an Affiliate Lender, the terms of such loans will be on commercial terms that, in the opinion of the Manager, would not disadvantage Shareholders in a manner intended to ensure fair and equitable treatment among the parties

There are risks associated with indemnification of certain persons by the Company.

Under the Operating Agreement, the Company will indemnify the Manager and its affiliates (excluding the Company), each agent selected by them, each member, manager, shareholder, partner, director, trustee, officer and employee of any of the foregoing, and each of their respective successors and assigns, and each person who previously served in such capacity (collectively, the “Covered Persons”) from and against any and all claims arising out of the management and operation of the Company, except for claims arising out of the fraud, gross negligence, bad faith or willful misconduct of a Covered Person. Covered Persons will have no liability to the Company for a mistake or error in judgment or for any act or omission believed to be within their scope of authority unless such mistake, error of judgment or act or omission was made, performed or omitted by the Covered Persons fraudulently or in bad faith or constituted gross negligence. As a result, a Shareholder’s right to bring an action against a Covered Person may be severely limited. Additionally, amounts payable by the Company in respect of its indemnification obligation will reduce the Company’s NAV and, in turn, reduce the value of the Shares.

Because no public trading market for the Shares currently exists, it will be difficult for Shareholders to sell their Shares and, if they are able to sell their Shares, they will likely have to sell them at a substantial discount to the public offering price.

The Operating Agreement does not require the Manager to seek Shareholder approval to liquidate the Company’s assets by a specified date, nor does the Operating Agreement require the Manager to list the Shares for trading on a national securities exchange by a specified date. Currently, there is no public market for the Shares and the Company does not intend to list the Shares on a stock exchange or other trading market. Until the Shares are listed, if ever, Shareholders may not sell their Shares unless the prospective buyer meets the applicable suitability and minimum purchase standards described in this Offering Circular. In addition, the Operating Agreement prohibits the ownership by a single Shareholder of more than 9.8% in value or number of the Shares, whichever is more restrictive, unless exempted by the Manager, which may discourage large investors from purchasing Shares.

The Manager may, in its sole discretion, for any reason or no reason, amend, suspend or terminate the Company’s redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit Shareholders’ ability to sell their Shares.

As a result of the foregoing, it will be difficult for Shareholders to sell their Shares promptly or at all. If Shareholders are able to sell their Shares, they would likely have to sell them at a substantial discount to the public offering price. It is also likely that the Shares will not be accepted as primary collateral to secure indebtedness. Because of the illiquid nature of the Shares, prospective investors should purchase Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If the Company pays distributions to Shareholders from sources other than its cash flow from operations, the Company will have less funds available for investments and Shareholders’ overall returns will be reduced.

Although the Company intends to pay distributions to Shareholders from the net proceeds of its investment portfolio, the Company may use other sources of funds to make distributions, including without limitation the net proceeds of this Offering, funds contributed to the Company by one or more affiliates, cash resulting from a waiver of fees or reimbursements payable to one or more affiliates of the Company, indebtedness incurred by the Company, and the issuance of additional securities by the Company. Until such time as the net proceeds of this Offering are fully invested, and from time to time thereafter, the Company may not generate sufficient cash flow from operations to fund distributions. If the Company pays distributions to Shareholders from any source other than its cash flow from operations, the Company will have less funds available for investment, and the overall returns to Shareholders may be reduced. There can be no assurance that the Company’s investment portfolio will ever generate sufficient net proceeds, or that the Company will obtain sufficient funds from one or more other sources to make any distributions to Shareholders. Furthermore, all distributions will be made in the sole and absolute discretion of the Manager. Regardless of the Company’s operating proceeds or other sources of funds, the Manager may, for a variety of reasons, elect not to declare distributions as anticipated, or at all.

In a bankruptcy or similar proceeding of the Company, there may be uncertainty regarding the rights of Shareholders, if any, to access funds sent to the Company.

If the Company became a debtor in a bankruptcy proceeding, the legal right to administer the Company’s funds would generally vest with the bankruptcy trustee or debtor in possession. In that case, a Shareholder may have to seek a bankruptcy court order lifting the automatic stay and permitting the Company to make distributions or any other payments to Shareholders. Shareholders may suffer delays in or be prevented from receiving any amount in respect of their investment in Shares from the Company as a result.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact real estate markets and, in turn, real estate-related investments generally, which could hinder the Company’s ability to implement its business strategy and make distributions to Shareholders.

The Company intends to engage in real estate investment opportunities across the capital structure including first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity and equity. General macroeconomic conditions, as well as local and regional economic conditions, may greatly increase the risks of these investments. The value of the Company’s investments could be harmed by economic slowdowns and downturns in real estate asset values, property sales and leasing activities. Economic slowdown or recession, increases in interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may materially adversely affect the value of the Company’s investments.

During an economic downturn, it may also take longer for the Company to dispose of assets, or the price of such assets may be lower than anticipated. As a result, the value of the Company’s investments may become impaired and the Company could record losses as a result of such impairment. In the event that the Company incurs leverage, its exposure to adverse general economic conditions would be heightened.

All of the conditions described above could adversely impact the Company’s business performance and financial condition, which could result in failure by the Company to make distributions to Shareholders and could decrease the value of an investment in the Shares. In addition, such conditions could impair the Company’s ability to satisfy any applicable debt service obligations when and as they come due. In such an event, the applicable lenders will be entitled to proceed against any assets of the Company pledged to such lenders as security for the defaulted indebtedness.

The Company may suffer from delays in locating suitable investments, which could limit the Company’s ability to make distributions and lower overall returns to Shareholders.

The Company relies upon the Manager and its employees to identify suitable investments for the Company. Certain of the Company’s affiliates also rely on the Manager to identify investment opportunities on their behalf. To the extent that the Manager and its employees face competing demands upon their time and competition for investment allocations, the Company may be subject to delays in establishing a diversified investment portfolio.

The current market for real estate and real-estate related investments that meet the Company’s investment objectives is also highly competitive. There can be no assurance that the Company will be able to invest all of the net proceeds of this offering as anticipated.

Except for investments that may be described in supplements to this Offering Circular filed with the SEC prior to the date an investor subscribes for Shares, prospective investors will have no opportunity to evaluate the terms of any transactions or other economic or financial data concerning the Company’s investments. Generally, prospective investors will have to rely entirely on the ability and expertise of the Manager and any third parties the Manager may engage. There can be no assurance that the Manager will be successful in obtaining suitable investments for the Company.

To the extent that the Company invests in development, rehabilitation or repositioning projects which are under construction, it may take several months before such assets begin generating returns for the Company and, in turn, before the Company is able to make distributions of returns on such investments.

Further, because neither the Company nor the Manager has identified any prospective investment opportunities to date, it may be difficult for the Company to invest the net proceeds of this offering promptly as anticipated. Delays in building the Company’s investment portfolio would likely limit the Company’s ability to make distributions to Shareholders. Similar concerns may arise in the event of prepayments, maturities or sales of its investments.

If the Company is unable to locate suitable investments of the type anticipated in this Offering Circular, the Company may invest the proceeds in short-term assets in a manner that is consistent with the Company’s qualification as a REIT. If the Company continues to be unsuccessful in locating suitable investments, it may ultimately liquidate its assets. In the event that the Company is unable to timely locate suitable investments, it may be unable or limited in its ability to pay distributions to Shareholders and may not be able to meet its investment objectives.

You will not have the opportunity to evaluate the Company’s investments before it makes them.

Neither the Company nor the Manager has identified any prospective investment opportunities to date. As a result, the Company is not able to provide information regarding specific investments which may comprise its investment portfolio except as generally described herein. Shareholders will not have the opportunity to assess any prospective investments before the Company enters into them, As a result, Shareholders will be relying on the Manager and its employees to select suitable investment opportunities for the Company.

The Sponsor does not have a strong incentive to avoid losses, relative to sponsors which have made significant equity investments in their companies.

Neither the Sponsor nor any of its affiliates have made substantial investments in the Company. As a result, the Sponsor and its affiliates will have no direct financial exposure to losses in the value of the Shares. Without such risk of loss, the Sponsor and the Manager may have relatively less of an incentive to avoid a decrease in value of the Shares relative to sponsors who have made significant equity investments in their companies.

The amount of funds that the Company raises in connection with this offering will limit the number and type of investments that the Company is able to make.

Under Regulation A, the Company is only permitted to raise up to $75,000,000 in any 12 month period. Additionally, this offering is being made on a “best efforts” basis, and there can be no assurance that the Company will receive any minimum amount of net proceeds from this offering. The Company’s investment opportunities will be limited by its available capital. As a result, the Company may not be able to substantially diversify its portfolio of investments, in which case there will be a greater risk that a single asset’s performance may disproportionately affect the Company’s financial condition and results of operations, or may not be able to invest in certain assets which may promise more attractive returns or different risk profiles than the Company’s investments.

Any adverse changes in the Manager’s or the Sponsor’s financial health or the Company’s relationship with the Manager, the Sponsor or their affiliates could hinder the Company’s operating performance and the return on the Shares.

The Manager, a wholly-owned subsidiary of the Sponsor, will manage the Company’s operations and investment portfolio. The Company’s ability to achieve its investment objectives and to pay distributions to Shareholders is dependent upon the performance of the Manager and the Manager’s employees. Any adverse changes in the financial condition of the Sponsor or the Manager could hinder the Manager’s ability to successfully manage the Company’s operations and its portfolio of investments and materially adversely affect the value of the Shares.

The Company’s ability to implement its investment strategy is dependent, in part, upon its ability to successfully conduct this Offering through the Platform.

The Company will conduct this offering through the Platform, which is owned by the Sponsor. The success of this Offering, and the Company’s ability to implement its business strategy, is dependent upon the Company’s ability to sell Shares to investors through the Platform. If the Company is not successful in selling Shares through the Platform, the Company’s ability to raise capital through this Offering will be limited and it may not have adequate capital to implement its investment strategy. If the Company is unsuccessful in implementing its investment strategy, Shareholders could lose all or a part of their investment.

The Company may not be able to implement a Liquidity Transaction or achieve an optimal price for its assets upon dissolution

The Company, in the sole discretion of the Manager, may engage in one or more Liquidity Transactions. If, at any time, the Manager seeks to implement a Liquidity Transaction, the Company may not be able to secure favorable terms for such transaction, or may not be able to engage in any such transaction at all. Market conditions and other factors could cause the Company to delay any contemplated Liquidity Transaction. There can be no assurance that the results of any Liquidity Transaction will ultimately be more favorable than any other alternative course of action that the Company could have taken.

If the Manager elects to dissolve the Company, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on Shareholders, that may prevail in the future. The Company cannot guarantee that it will be able to liquidate all of its assets. After the Company adopts a plan of liquidation, it would likely remain in existence until all of its investments are liquidated.

Market conditions at the time of any actual or proposed Liquidity Transaction, or upon the proposed dissolution of the Company, could delay such Liquidity Transaction or proposed dissolution, or affect the Company’s returns on its investment portfolio which could, in turn, materially adversely affect the value of the Shares and reduce the Shareholders’ return on their investment.

The Company may change its targeted investments and investment guidelines without Shareholder consent.

The Manager may change the Company’s targeted investments and investment guidelines at any time without the consent of the Shareholders, which could result in the Company making investments that are different from the investments described in this Offering Circular. A change in the Company’s targeted investments or investment guidelines may increase the Company’s exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially adversely affect the value of the Shares and the Company’s ability to make distributions to Shareholders.

The Company has minimal operating capital, no significant assets and no revenue from operations.

The Company has minimal operating capital and, for the foreseeable future will be dependent upon its ability to finance its operations from the sale of Shares or other financing alternatives. There can be no assurance that the Company will be able to successfully raise operating capital. The failure to successfully raise operating capital could result in the Company’s bankruptcy or other event which would have a material adverse effect on the Company and the value of the Shares.

The market in which the Company participates is competitive and, if the Company does not compete effectively, its operating results could be materially adversely affected.

The Company will have to compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities. This market is highly competitive and rapidly changing. This competition could delay or prevent the Company from investing all of its available capital as anticipated, which could materially adversely affect the Company’s financial condition and results of operations, and in turn, the value of the Shares.

Many of the Company’s competitors for real estate investment opportunities have significantly more financial, technical, marketing and other resources than the Company, and may be able to devote greater resources to locating, originating and acquiring investment opportunities. Such competitors, due to their greater resources, may have significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.

Overall competition for real estate investment opportunities may increase. Any such increase would result in increased demand for these assets and may increase costs associated with such investments and reduce overall returns on such investments. If the Company is required to pay higher prices than anticipated to in connection with its investments, its profitability will be adversely affected and, in turn, the value of the Shares may be reduced.

The Company’s competitors may have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships than the Company. These competitors may be better able to compete for investment opportunities.

The Company relies on third-party banks and on third-party computer hardware and software. If the Company is unable to continue utilizing these services, its financial condition and results of operations may be materially adversely affected.

Each of the Company, the Manager and the Sponsor relies on a variety of third parties, including without limitation in connection with operating the Platform, providing technical services, processing transactions, operating, and servicing assets. To the extent that any of the Company, the Manager, or the Sponsor experiences interruptions in service to the Platform, or from third parties on which any of the them may rely, the Company’s financial condition and results of operations may be materially adversely affected.

Under the Automated Clearing House rules, if the Platform experiences a high rate of reversed transactions (known as “chargebacks”), it may be subject to sanctions and potentially disqualified from using the system to process payments. Additionally, the Platform and each of the Company, the Manager and the Sponsor relies on computer hardware purchased and software licensed from third parties in connection with their business operations. This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all, or interruptions in service may disrupt the business operations of the Company, the Manager or the Sponsor. If they cannot continue to obtain such services elsewhere, potentially with limited or no notice, the financial condition and results of operations of the Company may be materially adversely affected.

If the Manager fails to retain certain key personnel, the Company may be materially adversely affected.

The Manager is responsible for managing the Company’s business operations, including without limitation identifying suitable investment opportunities and managing the Company’s investment portfolio. The loss of services of key personnel of the Manager may have a material adverse effect on the Manager’s ability to effectively discharge its management obligations in respect of the Company, which could cause the Company to fail to meet its investment objectives and, in turn, reduce the value of the Shares. Replacing key personnel could involve significant time and expense, and there can be no assurance that the Manager will be able to successfully replace such key personnel.

Risks Related to the Platform

If the Sponsor were to cease operations for any reason the operation of the Platform could be interrupted.

If the Sponsor were to cease operations for any reason, the operation of the Platform, on which the Company will rely in connection with this Offering and the transactions contemplated in respect of the Shares, could be interrupted. In such an event, the Company would be required to find an alternative method of offering Shares for sale, processing transactions in respect of the Shares, and any other services or operations previously effected through the Platform. This could cause significant delays in processing transactions relating to the Shares, including without limitation selling new Shares, making distributions to Shareholders, and providing updates to Shareholders regarding the status of their investments in the Shares, and could have a material adverse effect on the Company’s financial condition and results of operations.

If the security of confidential information stored on the Platform’s systems is breached or otherwise subjected to unauthorized access, investors’ private information may be inadvertently disclosed or stolen.

The Gramm-Leach-Bliley Act (the “GLBA”) and other laws limit the disclosure of certain non-public personal information about a consumer to non-affiliated third parties and require financial institutions to disclose certain privacy policies and practices with respect to information sharing with both affiliates and non-affiliated third parties. Many states and a number of non- U.S. jurisdictions have enacted privacy and data security laws requiring safeguards on the privacy and security of consumers’ personally identifiable information. Other laws deal with obligations to safeguard and dispose of private information in a manner designed to avoid its dissemination. Privacy rules adopted by the U.S. Federal Trade Commission and SEC implement GLBA and other requirements and govern the disclosure of consumer financial information by certain financial institutions, ranging from banks to private investment funds. U.S. platforms following certain models generally are required to have privacy policies that conform to these GLBA and other requirements. In addition, such platforms typically have policies and procedures intended to maintain platform participants’ personal information securely and dispose of it properly.

The Platform may store bank information and other personally-identifiable sensitive data of investors in the Shares and in investment products offered by various affiliates of the Company. The Platform is compliant with payment card industry security standards and uses daily security monitoring services and intrusion detection services monitoring malicious behavior. However, any willful security breach or other unauthorized access could cause investors’ secure information to be stolen and used for criminal purposes, and investors would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Platform and the Sponsor’s third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may reduce confidence in the effectiveness of the Sponsor’s data security measures. Any security breach, whether actual or perceived, would harm the Sponsor’s reputation, and the value of the Shareholders’ investment in the Shares could be adversely affected. Additionally, a security breach or violations of GLBA and other laws could subject the Sponsor and the Company to litigation and/ or fines, penalties or other regulatory action, which, individually or in the aggregate, could have an adverse effect on the Sponsor’s brand and reputation.

Any significant disruption in service on the Platform or in its computer systems could materially and adversely affect the Company’s ability to perform its obligations and the attractiveness of the Shares.

If a catastrophic event resulted in a Platform outage and physical data loss, the Company’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of the Platform’s technology and its underlying hosting services infrastructure are critical to the Company’s operations, level of customer service, reputation and ability to achieve its business objectives. The Platform’s hosting services infrastructure is provided by a third-party hosting provider (the “Hosting Provider”). The Platform also maintains a backup system at a separate location that is owned and operated by a third party. The Hosting Provider does not guarantee that users’ access to the Platform website will be uninterrupted, error-free or secure. The Platform’s operations depend on the Hosting Provider’s ability to protect its and the Platform’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm necessary systems, criminal acts and similar events. If the Platform’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, an interruption in service as well as delays and additional expense in arranging new facilities could be experienced. Any interruptions or delays in the Platform’s service, whether as a result of an error by the Hosting Provider or other third-party error, the Sponsor’s error, natural disasters or security breaches, whether accidental or willful, could harm the Company’s ability to perform any services with respect to the Shares or its business operations, and could harm the Company’s relationships with Shareholders, its reputation, and the desirability of the Shares as an investment product. Additionally, in the event of damage or interruption, any insurance policies maintained by the Sponsor or any affiliate thereof may not adequately compensate such party for any losses that it may incur. The Sponsor’s disaster recovery plan has not been tested under actual disaster conditions, and there would be some delay in recovering data and services in the event of an outage at a facility operated by the Hosting Provider. In addition, there is no guarantee that all data would be recoverable. These factors could prevent the Company from processing or posting payments in respect of the Shares, divert employees’ attention and damage the Sponsor’s brand and reputation, which in turn would adversely affect the desirability of the Shares as an investment product and, consequently, the ability of the Company to raise funds in this Offering to pursue its investment objectives.

Risks Related to Compliance and Regulation

Federal and state governments may adopt new laws and regulations, which may negatively affect the respective businesses of the Company, the Manager or the Sponsor.

The respective business operations of the Company, the Manager and the Sponsor could be negatively affected by the application of existing laws and regulations or the enactment of new laws or regulations. The cost and complexity of complying with such laws or regulations could be significant and could increase the affected party’s operating expenses, which could negatively impact its overall financial condition and results of operations. Such effects may adversely affect the Company’s ability to achieve its investment objectives and decrease the value of the Shares.

Laws intended to prohibit money laundering may require the Company, the Sponsor or the Manager to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”) requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require the Company, the Manager, the Sponsor, or one or more third parties upon whom the foregoing may rely, to share information with governmental authorities about prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require the Company, the Manager and the Sponsor to implement additional restrictions on the transfer of Shares to comply with such legislation and/or regulations. The Company reserves the right to request such information as is necessary to verify the identity of prospective investors and the source of the payment of subscription funds, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, Shares may be refused.

Risks Related to Conflicts of Interest

The interests of the Manager, the Sponsor, certain key principals of the Manager, and affiliates of the Company may conflict with the Shareholders’ interests.

The Operating Agreement provides the Manager with broad powers and authority which may result in one or more conflicts of interest between the interests of Shareholders and those of the Manager, certain key principals of the Manager, and affiliates of the Company. Potential conflicts of interest include, but are not limited to, the following:

•	one or more existing or new affiliates of the Company may compete with the Company for investment opportunities now or in the future, and the Manager may be required to allocate investment opportunities among the Company and its affiliates.

•	The Manager and its employees will be required to allocate their time among managing the operations of the Company, managing the operations of affiliates of the Company, and any other companies or activities in which they are involved.

•	The terms of the Operating Agreement, including the compensation payable to the Manager by the Company, were not negotiated at arm’s length, and consequently, may not reflect prevailing market rates for the provision of such services.

•	The Manager may, without Shareholder consent unless otherwise required by law or the Operating Agreement, determine that the Company should merge or consolidate into or with another entity, including without limitation one or more of the Company’s affiliates.

•	The Company intends to allow purchases of Shares by interested directors, officers and employees of the Company, the Manager or any affiliates thereof who are accredited investors. Purchases of Shares by such persons will be offered on the same terms and conditions as Shares are offered to non-affiliated investors.

•	The Manager, or another affiliate of the Company, will have the right to receive compensation for servicing the assets of the Company. The Manager may, in its sole discretion, engage one or more third parties to service all or a portion of the Company’s assets. Such third parties may or may not provide comparable services on terms more favorable to Company.

•	The Company, the Manager, the Sponsor and their affiliates, and each of their respective principals, members, managers, directors, and officers, may sell, buy or hypothecate assets to each other, The Company, the Manager, the Sponsor and their affiliates, and each of their respective members, managers, principals, directors, and officers, may make a profit on the sale of existing assets to an affiliated individual or entity. There will be no independent review or assessment of the value of such assets. However, to the extent assets are sold, transferred or assigned between the Company and any such affiliated individuals or entities, such transactions will be on commercial terms that, in the opinion of the Manager, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties.

•	The Company, the Manager, the Sponsor, or one or more of their affiliates may receive fees or other compensation from third parties in connection with the Company’s assets, which may provide financial incentives for the recipient of such fees or other compensation which are not in the best interests of the Shareholders.

•	The Company will not have any rights of first refusal, co-investment or other rights in respect of any assets owned by, or acquisitions or dispositions made by, any affiliates of the Company, including without limitation the Manager or the Sponsor, or in any fees, profits or other income earned or otherwise derived from them.

•	In the event that the Company becomes the owner of any assets by reason of foreclosure or otherwise, the Company may attempt to arrange for the sale of such assets. The Company may, but is not required to, arrange a sale to persons or entities affiliated with it or controlled by it, including without limitation to Manager or Sponsor. There will not be any independent review by any outside parties of such transactions. To the extent such sales are made to persons or entities affiliated with the Company or controlled by it, such transactions will be on commercial terms that, in the opinion of the Manager, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties.

•	The Manager and the Sponsor provide services to affiliates of the Company that may have parallel investments in the assets of the Company, or which offer investment products that may have parallel investments in the assets of the Company.

•	Neither the Manager, the Sponsor, their affiliates, nor any their respective principals, members, managers, directors, and officers will be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and funding, acquiring, originating, or otherwise transacting in assets, securities and other investments for their own accounts, for the accounts of family members, or for the accounts of other vehicles on Sponsor’s investment platform. Such businesses and activities may have investment objectives or engage in activities similar to those of the Company, and may own an economic interest in the same assets as the Company.

The Operating Agreement limits remedies available to the Company and to the Shareholders for actions by the Manager that might otherwise constitute a breach of duty.

Except pursuant to the Investment Advisers Act, the Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company, and the Shareholders. Accordingly, the Company and the Shareholders will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, the Operating Agreement limits the liability of the Covered Persons, and indemnifies the Covered Persons, including the Manager, against certain liabilities. These provisions of the Operating Agreement restrict the remedies available to the Shareholders for actions that might otherwise constitute breaches of duty by the Manager, including fiduciary duties. By purchasing the Shares, Shareholder will become party to and be bound by the Operating Agreement. In addition, the Company may choose not to enforce, or to enforce less vigorously, its rights under the Operating Agreement because of its desire to maintain its ongoing relationship with the Manager.

Risks Related to the Company’s Investments

Uncertainty relating to the London Interbank Offered Rate (“LIBOR”) calculation process may adversely affect the value of the Company’s investments.

On July 27, 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. It is unclear if at that time LIBOR will cease to exist or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large US financial institutions, is considering replacing U.S. Dollar LIBOR with a new index calculated by short-term repurchase agreements, backed by Treasury securities, called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market traction as a LIBOR replacement remains a question and the future of LIBOR at this time is uncertain. If LIBOR ceases to exist, interest rates on financial instruments tied to LIBOR, as well as the revenue and expenses associated with those financial instruments, may be adversely affected.

Any uncertainty in the value of LIBOR or the development of a widespread market view that LIBOR has been manipulated or any uncertainty in the prominence of LIBOR as a benchmark interest rate due to the recent regulatory reform could adversely affect the liquidity and value of the Company’s investments, and in turn, the value of the Shares.

The Company may invest in assets with no or limited performance or operating history

The Company may invest in assets with no or limited investment history or performance record upon which the Manager will be able to evaluate their likely performance. The Company’s investments in entities with no or limited operating history are subject to all of the risks and uncertainties associated with a new business, including the risk that such entities will not achieve the returns which the Manager is seeking to achieve given the term, risk and liquidity of such investment. Consequently, the Company’s profitability, and in turn the value of the Shares, could be adversely affected.

The Company is exposed to the risk of fraud through the investments held in its portfolio.

Investing involves the possibility of the potential losses arising from material misrepresentation or omission in connection with the investments. Investments may also be subject to fraudulent behavior by third parties in connection with their origination and administration. Any of the foregoing could adversely affect the valuation of the Company’s investments and material terms thereof, including without limitation in respect of any security interest granted in connection with such investment, or insurance thereon. The Manager will rely upon the accuracy and completeness of representations made by various parties in connection with the Company’s investments. There can be no assurance that the Manager will detect occurrences of fraud. Acts of fraud may adversely affect the value of affected investments, and in turn the value of the Shares.

Information supplied by investment parties may be inaccurate or intentionally false.

Investment parties supply a variety of information regarding asset, property and other collateral valuations, market data, their experience, personal identifying information, and other information. The Company makes an attempt to verify portions of this information, but as a practical matter, portions of the information may be incomplete, inaccurate or intentionally false. Investment parties may also misrepresent their intentions for the use of loan or investment proceeds. The Company does not verify any statements by applicants as to how loan or investment proceeds are to be used. If an investment party supplies false, misleading or inaccurate information, this may adversely affect the value of affected investments, and in turn the value of the Shares. The Shareholders will not have any contractual or other relationship with any investment party that would enable either of them to make any claim against such investment party for fraud or breach of any representation or warranty in relation to any false, incomplete or misleading information supplied by such borrower in relation to the relevant underlying Investment.

Obligors may commit fraud or intentionally hide, transfer or dispose of assets and/or otherwise delay, hinder or block the Company’s efforts to collect, enforce rights and exercise remedies under an investment.

In the case of a default under an investment, the Company will be entitled to enforce its rights and exercise remedies against the obligors and collateral securing the investment, if any. This process may include seeking payment from a guarantor under a guaranty or foreclosing on an asset subject to the Company’s security interest. In the Company’s enforcement process – or even prior thereto during the ordinary course of the loan or during the occurrence and continuance of a default – an obligor may commit fraud, hide, transfer or dispose of assets or otherwise seek to delay, hinder or block the Company from exercising its rights and collecting on the investment. Any delay or inability to collect as a result may adversely affect the value of affected investments, and in turn the value of the Shares.

The Manager may rely on data about investments provided by third parties or publicly available sources, which could expose the Company to risks if such data is incorrect.

The Manager may rely on information provided or prepared by third parties, or from publicly available sources, in connection with its obligations in respect of the Company’s investment portfolio. The Manager may make attempts to verify portions of such information, but portions of such information may be incomplete, inaccurate or intentionally false. If the Manager relies on information which later proves to be false or misleading, the value of the Company’s investment in any affected assets may be adversely affected and the Company may be exposed to legal or financial liabilities as a result.

The Company’s real estate and real estate-related investments will be subject to the risks typically associated with real estate.

The Company’s real estate and real estate-related investments will be subject to the risks typically associated with real estate. The value of real estate, and of any real estate-related investments, may be adversely affected by a number of risks, including:

•	natural disasters such as hurricanes, earthquakes and floods;

•	acts of war or terrorism, including the consequences of terrorist attacks;

•	adverse changes in national, regional or local economic conditions and real estate markets;

•	an oversupply of (or a reduction in demand for) properties in the areas where particular real estate assets are located and the attractiveness of particular properties to prospective purchasers or tenants;

•	changes in laws and regulations, fiscal policies and zoning ordinances, the related costs of compliance therewith, and the potential for liability under applicable laws;

•	costs of remediation and liabilities associated with environmental conditions affecting real estate assets; and
•	the potential for uninsured or underinsured property losses.

The value of real estate and real-estate related assets are affected significantly by the underlying property’s ability to generate cash flow and net income, which in turn depends on the amount of sale, rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties.

In addition, certain of the Company’s investments may be directly or indirectly secured by a lien or liens on real property that, in the event of a default in respect of such asset, could result in the Company acquiring ownership of the underlying property, which result in the Company and/or the Manager incurring substantial expenses and management obligations relating to such property.

These factors, along with many others relating to real estate and real estate-related assets may have a material adverse effect on the value of the Shares.

Adverse economic trends and the COVID-19 pandemic may affect the Company’s investments.

The recent global outbreak of COVID-19, together with resulting voluntary and U.S. federal and state and non-U.S. governmental actions, including, without limitation, mandatory business closures, public gathering limitations, restrictions on travel and quarantines, has meaningfully disrupted the global economy and markets. Although the long term economic fallout of COVID-19 is difficult to predict, it has and is expected to continue to have ongoing material adverse effects across many, if not all, aspects of the regional, national and global economy. In particular, the COVID-19 outbreak has and may continue to adversely impact property valuations and the Manager’s ability to source, finance, acquire and divest investments on behalf of the Company, which may have an adverse impact on subsequent valuations of the Company’s investments. Furthermore, the ability of each of the Company, the Manager and the Sponsor to operate effectively, including the ability of their respective personnel or service providers and other contractors to function, communicate and travel to the extent necessary to carry out the Company’s investment strategies and business objectives may be impaired. The spread of COVID-19 among the Company, the Manager, the Sponsor or their affiliates’ personnel or service providers would also significantly affect the ability to properly oversee the Company and its investments (particularly to the extent such impacted personnel include key investment professionals or other members of senior management), which could result in a temporary or permanent suspension of the Company’s investment activities or operations.

Since COVID-19, various federal, state and local laws and regulations have limited the ability of landlords to evict tenants for failure to pay rent, which in turn has adversely impacted the operating and financial results of some apartment properties. These and similar laws and regulations may adversely impact properties in which the Company invests and negatively affect the Company’s financial results and, in turn, the value of the Shares.

Global economic trends, regulations and pandemics will affect the value of the Shares.

The range and potential implications of possible political, regulatory, economic, pandemic and market outcomes are difficult to predict. The effect of any such political, regulatory, economic, pandemic or market outcomes on the Company, the Manager and the Sponsor could be adverse.

Evolving trade deals between the U.S. and various countries remain uncertain and the volatility of such trade deal negotiations could have an adverse effect on the U.S. economy and the global markets. market outcomes are difficult to predict. Such changes could also impact the laws and regulations applicable to the Company, the Manager, the Sponsor and their affiliates. While certain of such changes could beneficially impact the aforementioned parties, other changes may have an adverse impact on such parties’ respective financial conditions and results of operations.

Portfolios of single-family rental properties differ substantially from other types of income producing real estate, including multifamily rental developments.

For example:

•	Single-family rental portfolios are exposed to a significant extent to both the residential rental market and the market for sales of single-family residential properties.

•	Maintenance and leasing activities for a single-family rental portfolio may be more time-consuming than those for a multifamily development as a result of the geographic dispersion of the residences (even within a local clustering), which may result in higher per-unit operating costs;

•	Geographic dispersion (even within a local clustering) may result in greater variation between residences with respect to rental rates, and the quality and creditworthiness of tenants or prospective tenants, than would be the case in a multifamily development;

•	Vacancy rates may be unique for single-family properties compared to multifamily properties, and may be uniquely affected by changes in the real estate market, local economic conditions, tenant demographics and other rental market characteristics;

•	Renovations, maintenance, marketing and operational tasks for a single-family rental portfolio will be far more varied and may in the aggregate be more demanding than in a typical multifamily setting because each single-family residential property has unique features, appliances, fixtures and building materials; and

•	The value of single-family rental residential properties has historically been a function of conditions in the respective local markets for single-family residential properties (where purchasers tend to be individuals), the availability and cost of home mortgage financing and conditions in the residential mortgage-backed securities (“RMBS”) market, while the value of multifamily rental developments has historically been a function of conditions in the applicable market for multifamily developments (where purchasers tend to be institutional investors or other commercial enterprises), the availability and cost of commercial mortgage financing and conditions in the commercial mortgage-backed securities (“CMBS”) market.

The cash flow generated by a portfolio of single-family rental residential properties will depend on the payment of rent by individuals, generally from their personal income, and not on the income and assets of operating businesses as commonly would be the case with respect to office buildings, shopping centers, warehouses and certain other forms of commercial real estate.

The short durations of leases and the competitive environment involved with a portfolio of single-family rental residential properties means that active, day-to-day management will be more integral to the performance of the portfolio than would be the case with respect to a single commercial property leased to a small number of tenants under long-term leases.

Vacancy and turnover rates are subject to a high degree of uncertainty.

Vacancy rates may be unique for single-family properties compared to multifamily properties, and may be uniquely affected by changes in the real estate market, local economic conditions, tenant demographics and other rental market characteristics, and limited historical data for institutionally owned single-family residential rentals is available to validate assumptions with respect to vacancies on assets of the Company.

There is limited long-term historical data on vacancy and turnover rates for single-family rentals on an institutional scale and, accordingly, the level of vacancies and turnovers actually experienced at properties owned by or corresponding to assets owned by the Company may vary materially from expectations or increase significantly over time. Historical industry information regarding other types of income-producing real estate is not expected to be of substantial utility in the evaluation of potential future performance of a portfolio of single-family rental properties.

Vacant properties not only reduce return to the property owners but may increase costs of maintenance. The vacancy rates for properties owned by or corresponding to assets owned by the Company over time will be highly dependent on conditions in local real estate markets, operations, management capability, successful marketing and the other factors described herein. Such rates may vary significantly from the vacancy rate and credit loss rate assumptions herein.

In addition, at any time a high percentage of leases in respect of properties owned by or corresponding to assets owned by the Company may be scheduled to expire pursuant to their respective terms on or about a particular time. In the event such leases are not renewed and the applicable lessor is not able to enter into leases with new tenants, vacancy rates may increase and rental income may decline. Such increases and declines could be significant. No assurance can be made regarding the vacancy rates or turnover rates that will actually be experienced by the properties owned by or corresponding to assets owned by the Company individually or in the aggregate in the future.

As a result of these factors, there is no assurance that the management and operation of the properties owned by or corresponding to assets owned by the Company can be executed effectively, in a manner consistent with the Company’s investment objectives.

There is risk that the Company’s investments may not perform as projected; estimates and valuations are inherently uncertain.

The ability to acquire assets, including without limitation direct acquisitions of properties, at an attractive basis is a significant component of the Company’s investment objectives. As such, the veracity of the valuations and thus, the expected sale price are key to the Company’s performance. Estimates made by the Manager in respect of prospective investments might not prove accurate and consequently, the assumptions underlying such investments may unreliable.

Investment prices may be based, in part, on third-party valuation reports in respect of applicable properties. Such reports are based on certain estimates, assumptions and projections, all of which are subject to change from time to time. No assurance can be given that the information in these reports including any values assigned or estimates of future results will be accurate. Actual values and results of operations may be materially lower than stated or derivable from such reports.

Real estate valuation is an inherently inexact process and depends on numerous factors, all of which are subject to change. Opinions of value may prove to be insufficiently supported, and the Manager’s review of the value of an underlying property may be based on information that is incorrect or opinions that are overly optimistic, increasing the risk of loss to Shareholders.

The underwriting and property review procedures conducted with respect to properties differ substantially from those customarily undertaken in connection with other forms of income-producing real estate. For example, broker price opinions may serve as the basis for the estimates of property value in place of a full appraisal.

Underwritten net operating income and underwritten net cash flow with respect to properties are prepared as illustrative numbers based on a variety of assumptions with the benefit of very limited historical information for purposes of determining the appropriate amounts, which contrasts with many CMBS transactions, where such historical information is more available to the investors when considering the assumptions taken with respect to the underwritten financial information.

Short-term leases may give rise to additional risks.

Because properties owned by or corresponding to assets owned by the Company consist of single-family properties leased to individuals under an annual lease, the net operating income generated by such properties is may change relatively quickly from time to time.

As the leases permit the residents to leave at the end of the lease term without penalty, rental revenues may be affected by declines in market rents, increased supply of housing or competition from other lessors or types of housing more quickly than if leases were for longer terms. Short-term leases may result in high turnover, which involves costs, such as repair and replacement costs, capital expenses to restore the properties, marketing costs, lower occupancy levels and costs of maintaining vacant properties. Thus, in general, certain residential properties owned by the Company or corresponding to assets owned by the Company can be expected to have substantially more volatile cash flows than would be the case with an income-producing commercial property leased to a small number of operating businesses under long term leases. If a resident has not provided a notice to vacate prior to the lease expiration, the resident may be contacted regarding renewal of the lease and, if the resident opts not to renew the lease, the resident would be allowed to remain in occupancy under a month-to-month tenancy. As a result, the remaining length of leases at properties owned by the Company or corresponding to assets owned by the Company individually or in the aggregate may decline over time, which would tend to increase the sensitivity of rental rates and net operating income at such properties to short-term changes in market circumstances.

There may be limited operating history and historical information from which to make projections regarding tenant turnover rate and similar information. Consequently, the information relied upon by the Manager in connection with the Company’s investments may be substantially less reliable than would be the case if the properties owned by the Company or corresponding to assets owned by the Company had a longer history of ownership and management. No assurance can be made regarding the vacancy rate, turnover rate, credit loss rates, costs, revenues or net operating income that will actually be experienced by such Properties individually or in the aggregate in the future.

The success of certain investments of the Company may be dependent in whole or in part upon the performance of the Manager, a third party property manager engaged by the Manager, or another third party over which the Company has no control.

With respect to various investments of the Company, one or more of the Manager, a third party property manager engaged by the Manager, or another third party, may be responsible for various management functions that are essential to the success of such investments, including without limitation property marketing and leasing rates, payment of bills, maintenance of insurance, and property management generally. Poor management could adversely affect the financial performance of such investments or expose the Company to unanticipated operating risk, which could reduce a property’s cash flow, which in turn could have a material adverse effect on the proceeds of such investments and the value of the Shares.

Properties owned by or corresponding to assets owned by the Company may face competition for tenants.

A portion of the proceeds of the Company’s investments may come from rental payments and other fees paid by tenants in respect of properties owned by, or corresponding to assets owned by, the Company. The financial performance of the Company will depend in part upon the ability of the applicable lessors in respect of such properties to attract and retain qualified tenants for the properties. Such properties may include single-family properties that compete for tenants with other single-family residential properties, (including those owned by affiliates of the Company), and multifamily housing properties, such as apartment buildings and condominiums. The continuing development of housing units in any market increases the supply of housing and exacerbates competition for tenants. Competing properties may attract tenants, with better location, convenience, appearance or amenities, newer properties, lower rents or greater leasing incentives than those existing or available with respect to properties owned by the Company or corresponding to assets owned by the Company. Additionally, some competing housing options may qualify for governmental subsidies that may make such options more affordable and therefore more attractive than the Properties. Competition for tenants could reduce the occupancy and rental rates, increase the management practice to offer rental incentives (including grant of concessions), cause a decline in the number and credit quality of tenants, and adversely affect the financial condition of the Company and, accordingly, the value of the Shares.

To remain competitive and maintain economic value, properties may require frequent expenditures, though such expenditures may be relatively small for any one property. If insufficient amounts are spent on necessary repairs at properties owned by or corresponding to assets owned by the Company, they may not remain competitive in their local markets.

Leasing activity will be affected by economic conditions.

Leasing activity at properties owned by the Company or corresponding to assets owned by the Company will be affected by the general conditions in the relevant rental market in the geographic markets where such properties are located and the available alternatives. A decline in demand for rental housing may occur in some or all markets as a result of general macroeconomic factors, including without limitation the ongoing COVID-19 pandemic and applicable regional and local factors.

The general interest rate environment tends to have a substantial effect on the residential real estate market. A decline in interest rates, or the continuation of a low interest rate environment, tends to make home mortgage financing more affordable, which in turn may reduce demand for rental housing as existing renters purchase homes or newly-formed households elect to purchase a home rather than rent one. On the other hand, an increase in interest rates may coincide with an increase in the inflation rate, which may reduce demand for rental homes as homeowners who otherwise desire to rent, whether to downsize or for another reason, instead elect to remain in their homes to avoid an increase in their housing costs.

In the event that lessors in respect of properties owned by the Company or corresponding to assets owned by the Company are unable to secure tenants for such properties on attractive terms, the proceeds of the Company’s investments in such assets may be adversely affected.

Changes in value and cash flows of an underlying property.

The value of real property and its ability to generate cash flow is subject to volatility and may be adversely affected by many factors, including, without limitation: changes in national, regional or local economic conditions; changes in the supply and demand factors for the real property; rising interest rates; changing environmental regulations; unknown or unanticipated environmental related liabilities; costs associated with the need to periodically repair, renovate and re-lease space; withdrawal of tenants and difficulty of replacing tenants; bankruptcies, financial difficulties or lease defaults by tenants; adverse use of adjacent neighboring real estate; changes in the demand for or supply of competing property; uninsured losses; inability to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all; changes in legal requirements for any needed permits or entitlements; changes or continued weakness in specific industry segments, convenience, services and attractiveness of the property; changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws; retroactive changes to building or similar codes; increases in construction costs; lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially reasonable price; shortages in available energy; acts of God or other calamities; and other factors beyond the control of the Company and the Manager.

A decline in the value of properties owned by or corresponding to assets owned by the Company could negatively impact the Company’s financial condition and, in turn, the value of the Shares. In addition, such a decline in value, or a loss of liquidity in the capital markets could negatively impact the Company’s ability to sell properties or assets corresponding to properties, which could negatively impact the Company’s financial condition and, in turn, the value of the Shares.

Licensing Requirements.

In certain circumstances, federal, state and local governments, as well as government-sponsored enterprises, may require originators, servicers and owners to obtain certain licenses, registrations, notifications, permits or similar approvals in order to make, hold, service or dispose of certain investments. These licenses and approvals are costly and may take several months or longer to obtain, which could have a material adverse effect on the Company’s business and results of operations until the requisite licenses and approvals are obtained. In addition, once the requisite licenses and approvals are obtained, there are annual renewal and other periodic reporting requirements for each of the licenses and approvals as well as license examinations and other related filings and requirements. Further, the licensing and approval requirements can and do change as statutes, regulations and other guidance are enacted, promulgated or amended, and the recent trend among federal and state lawmakers and regulators has been toward increasing laws, regulations, disclosures and investigative proceedings in relation to the mortgage industry generally. The cost and administrative burden of obtaining and maintaining any required licenses, as well as any fines or other penalties assessed against the Company or the Manager for failing to comply with any such licensing requirements, may adversely affect the financial condition and results of operations of the Company and the Manager, and in turn, the value of the Shares.

Drug, RICO and money laundering violations could lead to forfeitures of mortgaged property and reductions in distributions on mortgage loans may adversely affect return on investment.

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act (“RICO”), the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful. If a mortgaged property owned by or corresponding to an asset owned by the Company were to become subject to a forfeiture proceeding and the defense asserted was not successful, the financial condition of the Company could be adversely affected.

Government use of eminent domain to seize underwater mortgage loans may adversely affect return on investment.

Certain governmental entities have considered various programs to assist homeowners in certain jurisdictions who are obligated on residential mortgage loans with outstanding balances in excess of the market value of the mortgaged properties, including possible authorization to acquire any such mortgage loans by voluntary purchase or eminent domain and to refinance those mortgage loans to allow homeowners to continue to own and occupy their homes. These programs generally contemplate that the refinancing will be accomplished using a federally guaranteed loan, such as an FHA insured loan, in an amount greater than the amount paid for the refinanced loan by the governmental entity, which can readily be resold, thus minimizing any cash outlay by the governmental entity. Except as noted in the following sentence, there is no certainty as to whether any particular governmental entity will take steps to acquire any mortgage loans under such programs, what purchase price would be paid for any such mortgage loans, and whether any governmental entities may ultimately pass such legislation. If any such programs are adopted and withstand Constitutional and other legal challenges, and assets of the Company are seized using eminent domain, the consideration received from the seizing authorities for such assets may be less than the Company’s original investment amount or the anticipated return on such investment.

Risks Associated with loan modifications.

The U.S. government has acted and state or municipal governments have or may act to require settlement of claims to encourage, or to require modification of, residential mortgage loans to reduce the applicable interest rate, reduce the outstanding principal amount, extend the term to maturity or otherwise benefit the borrower to the detriment of the mortgage loan holder. These loan modifications may affect only residential mortgage loans that are in default or other loans as to which the borrower has negative equity in the mortgaged property or is otherwise considered to be disadvantaged or deserving of assistance. Under the Emergency Economic Stabilization Act of 2008, various United States government agencies were directed to develop and implement plans to modify the terms of loans held by such agencies to minimize foreclosures. In addition, certain government financial assistance to large financial institutions was conditioned upon those institutions’ agreeing to follow a foreclosure mitigation policy satisfactory to the U.S. government. The Company’s assets could be adversely affected by such modification programs, and the value of the Shares could decrease.

In February 2012, the Department of Justice, the Department of Housing and Urban Development and 49 States’ Attorneys General reached a settlement with five leading bank mortgage servicers that requires those servicers to implement comprehensive reforms to their mortgage servicing practices. Consent judgments implementing the agreement were filed in the U.S. District Court in Washington, D.C. in March 2012. The new servicing standards outlined in the settlement agreement include (i) preventing mortgage servicers from engaging in robo-signing and other improper foreclosure practices, (ii) requiring servicers to offer loss mitigation alternatives to borrowers before pursuing foreclosure, (iii) increasing the transparency of the loss mitigation process, (iv) imposing timelines for servicers to respond to borrowers, and (v) restricting the practice of “dual tracking,” where foreclosure is initiated despite the borrower’s engagement in a loss mitigation process.

Some of the standards that are included in the consent agreement described above have been implemented in connection with mortgages owned or guaranteed by Fannie Mae and Freddie Mac. The FHFA directed both Fannie Mae and Freddie Mac to align their guidelines for servicing delinquent mortgages they own or guarantee, and those enterprises have implemented these changes. The updated framework mandated by the FHFA establishes uniform servicing requirements as well as monetary incentives for servicers that perform well and penalties for those that do not. FHFA’s directive required Fannie Mae and Freddie Mac to align in four key areas: (i) borrower contact, (ii) delinquency management practices, (iii) loan modifications and foreclosure alternatives, and (iv) foreclosure timelines. This “alignment” process entails earlier and more frequent borrower contact; new standards and timelines for borrower calls and call center activities; aligned requirements for ensuring right party contact; improved delinquency management; consistent written communications, notification and response timelines, and borrower solicitation and response packages; processes for reviewing and escalating borrower disputes; single point of contact models to achieve contact continuity throughout the delinquency process; a new modification solution with aligned requirements, trial period, modification terms, and general requirements; uniform timelines for processing of foreclosures from referral to attorney/trustee through the date of sale; and standardized requirements for assessment of compensatory fees for foreclosure timeline violations. Additionally, monetary incentives and penalties were introduced to reinforce effective servicer execution in these areas. Fannie Mae announced new delinquency management and default prevention standards in line with FHFA’s directive on June 6, 2011 (and subsequently updated those standards), and Freddie Mac announced new default management requirements on June 30, 2011. Both Fannie Mae and Freddie Mac also implemented new policies on short sales and deeds-in-lieu of foreclosure as part of the FHFA alignment directive, with enhancements addressing borrower eligibility and evaluation, documentation simplification, property valuation, fraud mitigation, payments to subordinate lien holders, and mortgage insurance.

States also have taken actions to require compliance with some or all of the requirements contained in the consent agreement. For example, in California, a package of mortgage servicing-related bills were enacted in July 2012, requiring servicers to offer borrowers a single point of contact with whom those borrowers may communicate regarding options that may be available to avoid foreclosure, banning dual tracking of loan modifications and foreclosures by mortgage servicers, generally prohibiting any robo-signed document from being recorded or filed with any court and creating a private right of action permitting borrowers to bring legal actions against lenders who violate the law. Other states have also followed suit either by instituting new servicer licensing laws that also contain substantive requirements or amending existing laws to include such requirements. For example, Rhode Island enacted a new servicer law, and in Hawaii, mortgage servicers are required to comply with loss mitigation requirements. It is expected that other states will take similar actions, for example by enacting legislation, through rule making by the state regulators, or by taking additional enforcement actions.

In addition, the CFPB issued a rule implementing several servicing-related requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and imposing servicing standards similar to those reflected in the consent orders and settlement agreements described above. The CFPB’s rule addresses additional disclosure requirements, restrictions on force place insurance, foreclosure avoidance procedures, and dedicated servicer foreclosure prevention staff.

In connection with the modification of a mortgage, the mortgagor could realize cancellation of indebtedness income. Moreover, in connection with any short sale or deed in lieu of foreclosure a mortgagor could realize cancellation of indebtedness income. After being extended twice, the Mortgage Forgiveness Debt Relief Act of 2007 was not extended or made permanent by the U.S. Congress. Thus, taxpayer relief from recognizing cancellation of mortgage indebtedness as income expired on January 1, 2017. These rules may have implications for mortgagors in considering whether to enter into loan modification or other transactions. As the U.S. Congress has not extended this mortgage forgiveness taxpayer relief provision, mortgagors may be dissuaded from agreeing to loan modifications or other alternatives after January 1, 2017.

The owner of a mortgage loan could recognize a significant amount of non-cash gain for U.S. federal income tax purposes as a result of the modification of such mortgage loan. If a mortgage loan is modified and the modification is considered to be a significant modification under standards set out in applicable regulations promulgated by the U.S. Department of the Treasury, then the modification is considered to give rise to a deemed debt-for-debt exchange. In effect, the mortgagor is considered to have issued a new mortgage loan in exchange for and in satisfaction of the unmodified mortgage loan. A holder of a mortgage loan will recognize gain for U.S. federal income tax purposes as a result of a significant modification in an amount equal to the excess of (i) the issue price of the deemed newly issued modified mortgage loan over (ii) the holder’s adjusted basis in the unmodified mortgage loan. Generally, the issue price of the deemed newly issued modified mortgage loan will be its principal balance. The Company may be able to acquire certain mortgage assets at prices that represent discounts to their unpaid principal balances such that the adjusted basis in any such asset could be less than its principal balance. In short, there is a risk that the Company could recognize significant amounts of non-cash taxable income as a result of loan modification activity without any assurance that the amount of taxable income would be eventually reflected in cash distributions or sales proceeds from the modified asset.

United States military operations may increase risk of Servicemembers Civil Relief Act shortfalls.

The Servicemembers Civil Relief Act (the “Relief Act”) provides certain relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of the borrower’s mortgage loan. These borrowers may not be required to pay interest in excess of 6% per annum during the period of the borrower’s active duty and, in some cases, during an additional year thereafter. The note holder is also restricted from exercising certain enforcement remedies during the period of the borrower’s active duty status, including foreclosing on a mortgage loan during the borrower’s period of active duty and, in some cases, for an additional year thereafter. Several states have enacted or are considering similar laws. If servicemembers are borrowers on mortgage assets, the interest rate limitation of the Relief Act, and corollary state laws, will apply to such assets.

The Relief Act provides generally that a tenant who is covered by the Relief Act may withdraw from their residential lease upon written notice, no earlier than 30 days after the date on which the next rental payment is due. The Relief Act also limits the ability of the Servicers to evict covered tenants on a residential lease (below a certain threshold monthly rent amount that is adjusted annually for inflation), which may be delayed for up to three (3) months, unless in the opinion of a court, a longer or shorter period of time is required.

Current or future military operations of the United States may result in an increase in the number of borrowers and tenants who may be in active military service, and the activation of additional U.S. military reservists or members of the National Guard, which may in turn significantly increase the proportion of assets of the Company that are affected by application of the Relief Act. An increase in the number of borrowers and tenants benefitting from those laws may increase servicing expenses, and may also reduce cash flow and the interest payments collected from those borrowers and tenants. In the event of default, some of these laws result in delaying or preventing the Company from exercising remedies for default. If these events occur, they might result in interest shortfalls on the affected assets, increased servicing costs, and reduce the value of the affected assets.

Violations of federal, state and local laws by an originator, a prior or current servicer, or any subservicer may result in rescission of loans or imposition of penalties that may adversely impact the Company’s income.

Violations of certain provisions of federal, state and local laws by an originator, a prior or current servicer, or any subservicer, the failure of any past or current servicer or subservicer, or their personnel, to be properly licensed or otherwise approved to perform their contemplated duties, or apply for any exemptions from licensing or approval requirements, and actions by governmental agencies, authorities and attorneys general, may limit the Company’s ability to collect all or part of the principal of, or interest on, mortgage assets. Violations could also subject the entity that made or modified the applicable mortgage loans to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, a loan seller’s failure to comply with certain requirements of federal and state laws could subject the seller (and other mortgage loan assignees) to monetary penalties, recoupment/set-offs, or result in the obligors’ rescinding the mortgage loans against the seller and any subsequent mortgage loan holders, even if the holder was not responsible for and was unaware of those violations. These adverse consequences vary depending on the applicable law and may vary depending on the type or severity of the violation, but they typically include: (i) the homeowner’s ability to rescind, or cancel, the loan, (ii) the loan holder’s inability to collect all of the principal and interest otherwise due on the loan, (iii) the homeowner’s right to a refund of amounts previously paid (which may include amounts financed by the loan), or to set off those amounts against his or her future loan obligations, and (iv) a servicer’s and loan owner’s liability for actual damages, statutory damages and punitive damages, civil or criminal penalties, costs, and attorneys’ fees.

Increased Regulation of the Financial Markets.

Numerous federal, state and local consumer protection laws impose substantive requirements upon mortgage lenders, servicers and owners in connection with the origination, servicing, acquisition and enforcement of mortgage loans. Applicable state and local laws regulate, among other things, interest rates and other charges, closing practices, licensing of brokers, lenders, servicers, owners and individual loan originators; and may require certain disclosures. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair, deceptive and abusive practices, and debt collection practices may be applied to the origination, ownership, servicing and collection of mortgage loans.

Mortgage loans are subject to various federal laws, including, but not limited to, the following:

•	the Federal Truth-in-Lending Act (“TILA”) and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of residential loans and which contain substantive provisions regarding determining a consumer's repayment ability and servicing practices;

•	the Consumer Financial Protection Act of 2010, enacted as part of the Dodd-Frank Act, which (among other things) created the Consumer Financial Protection Bureau (“CFPB”) and gave it broad rulemaking, supervisory and enforcement jurisdiction over mortgage lenders and servicers, and proscribes any unfair, deceptive or abusive acts or practices in connection with any consumer financial product or services;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act of 1968, in the extension of credit;

•	the Real Estate Settlement Procedures Act and its regulations, which (among other things) require disclosure of real estate settlement costs, prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by mortgagors and contain numerous disclosure and substantive provisions regarding servicing practices;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience; and

•	the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), discussed below.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal and state laws, policies and principles may limit the ability of the Company to collect all or part of the principal of or the interest on mortgage loans, may result in the “unwinding” or rescission of affected mortgage loans, may entitle the mortgagor to a refund of amounts previously paid and, in addition, could subject the related originator to damages and administrative enforcement.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. HOEPA prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including mortgage loans that are not classified as “high cost” mortgage loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the Company’s assets, could subject the Company, as owner of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost mortgage loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The terms of the purchase documents to acquire mortgage loans may entitle the purchasing entity to contractual indemnification against these liabilities. For example, sellers of loans may represent that each mortgage loan was made in compliance with applicable federal and state laws and regulations at the time it was made. If there is a material breach of that representation, the seller may be contractually obligated to cure the breach or repurchase or replace the affected mortgage loan. If the seller is unable or otherwise fails to satisfy these obligations, the value of the mortgage loans might be materially and adversely affected. While the Manager may attempt to take these factors into account in the prices the Company pays for mortgage loans , it can offer no assurances concerning the validity of the assumptions used in pricing decisions.

Furthermore, the volume of new and modified laws and regulations at both the federal and state levels has increased particularly since the enactment of the Dodd-Frank Act. The CFPB gained the Federal Trade Commission’s authority to issue rules to define unfair and deceptive practices relating to mortgage lending and loan servicing, with enforcement authority by state attorneys general. The CFPB has extensive rulemaking authority of its own to identify prohibited unfair, deceptive, or abusive acts or practices. There is also an increased risk that a servicer of mortgage loans may be involved in litigation over violations or alleged violations of recently enacted and proposed laws. Some local municipalities also have enacted laws that impose potentially significant penalties on loan servicing activities related to abandoned properties or real estate owned properties. Any of the preceding could result in additional significant costs and liabilities, which could adversely affect mortgage loan values and the results of the Company’s operations, harming its income and operating results.

On August 27, 2014, the SEC issued final rules that substantially revised Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities (sometimes referred to as “Regulation AB II”). Among other things, the final rules require for public securitizations (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis for residential mortgaged-backed securities publicly offered after the applicable transition period and (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur, as well as specified repurchase dispute resolution procedures, for residential mortgage-backed securities publicly offered after the applicable transition period under a shelf registration. The Company cannot predict what effect the rules will have on the liquidity and market value of any mortgage backed securities that may be purchased or issued by the Company, including the effect on the market value of mortgage backed securities that was issued in a private securitization and is not required to comply with Regulation AB II.

Also, on August 27, 2014, the SEC issued final rules encompassing a broad category of new and revised rules applicable to nationally recognized statistical rating agencies (“NRSROs”). These rules include new provisions that require (i) issuers or underwriters of rated asset-backed securities to furnish a Form ABS-15G that contains the findings and conclusions of reports of third-party due diligence providers, (ii) third-party due diligence providers to provide a form with certain information to NRSROs regarding their due diligence services, findings and conclusions, and a certification as to their review, and (iii) NRSROs to make publicly available the forms provided by any third-party due diligence providers. These provisions apply to both publicly-issued and unregistered asset-backed securities and are now in effect. The Company cannot predict what effect the rules will have on the liquidity and market value of mortgage-backed securities (“MBS”) that may be purchased or issued by the Company.

In October 2014, the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Housing Finance Agency (“FHFA”) and the Office of the Comptroller of the Currency (the “OCC”) adopted a final rule implementing the credit risk retention requirements of section 941 of the Dodd-Frank Act for asset-backed securities (the “Risk Retention Rules”) which the Board of Governors of the Federal Reserve, the SEC and the U.S. Department of Housing and Urban Development (“HUD”) (together with the FDIC, FHFA, and OCC, the “Joint Regulators”) then adopted. As required by the Dodd-Frank Act, the Risk Retention Rules generally require “securitizers” to retain not less than 5% of the credit risk of the mortgage loans securitized and generally prohibit securitizers from directly or indirectly eliminating or reducing its credit exposure by hedging or otherwise transferring the credit risk that the securitizer is required to retain. In the case of residential mortgage backed securitizations, the risk retention period will be from five to seven years. Section 15G of the Securities Exchange Act of 1934, as amended, provides that a securitizer will not be required to retain credit risk for mortgage loans that are “qualified residential mortgages” (“QRMs”), as that term is defined by the Joint Regulators. The Risk Retention Rules generally align the definition of a QRM with that of a “qualified mortgage” under section 129C of TILA and its implementing regulations, as adopted by the CFPB (hereinafter, referred to as a “Qualified Mortgage”). In the case of a sale of mortgage loans or other assets by the Company in a securitization transaction, the Company may be required to retain credit risk in the form of an interest in the securitization, pursuant to the Risk Retention Rules. The Company cannot predict what effect the rules will have on the liquidity and market value of mortgage backed securities that may be purchased or issued by the Company.

If the Company engages in securitizations of mortgage loans, then, for the purpose of complying with the Risk Retention Rules, the Company will be permitted to form one or more wholly-owned subsidiaries (each, an “Asset Selector”) to hold (directly or through a majority-owned affiliate) the required portion of the credit risk associated with the mortgage loans underlying any RMBS securitizations that it effectuates. The Asset Selector’s primary responsibility will be to initiate RBMS securitizations and select the Mortgage Loans to be included, and those to be excluded, from any RMBS securitization.

In addition, other regulatory agencies, including the FDIC, recently have proposed or adopted financial reform regulations. It is not clear whether or when any proposed regulations will be adopted, what the final form of any such regulations will be, or how they will be implemented. No assurance can be given that any proposed regulations will not have an adverse impact on the Company or on the market value of the Company’s investments.

Interest-Only Mortgage Loans.

The Company may invest in interest-only mortgage loans. Interest-only mortgage loans permit the borrowers to make monthly payments of only accrued interest for a fixed period of time following origination. Interest-only mortgage loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly expenses used to qualify borrowers. As a result, the interest-only mortgage loans may allow some borrowers to qualify for a mortgage loan that would not otherwise qualify for a fully amortizing mortgage loan or may allow them to qualify for a larger mortgage loan than otherwise would be the case. After such interest-only period, the borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully before its final payment date. As that recalculation generally results in increased monthly payments, the related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment.

In addition, under the Ability to Repay Rule promulgated by the CFPB effective January 10, 2014 with respect to residential mortgage loans, interest-only mortgage loans will generally not meet the definition of a Qualified Mortgage under those rules. As a result, interest-only mortgage loans will be unable to take advantage of the safe harbor from liability or rebuttable presumption of compliance with the Ability to Repay Rule that Qualified Mortgages would enjoy.

Home Equity Lines of Credit.

The Company may invest in home equity lines of credit. Certain home equity lines of credit permit additional borrowing by the borrower during a fixed period of time in accordance with the related loan documents, such that each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. Generally, if borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The Company will be required to fund or reimburse these draw amounts. Except in limited circumstances, a borrower's right to receive draws during the related draw period may not be suspended and the credit limit may not be reduced. Home equity lines of credit generally do not require principal payments during a fixed period of time following origination similar to interest-only mortgage loans. The home equity lines of credit require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term. The home equity lines of credit pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period similar to interest-only mortgage loans. If the borrower is unable to make such increased payments, the borrower may default.

Lack of Information Regarding Underwriting Standards; Higher Expected Delinquencies in Payment.

The Company may acquire mortgage loans from various unaffiliated sellers. From time to time, the seller will not have information available to it as to the underwriting standards that were applied in originating the mortgage loans, and such mortgage loans may have been originated using standards less strict than, for example, those of Fannie Mae and Freddie Mac. Applying more flexible underwriting standards creates unique risks, which may contribute to increased losses on the applicable mortgage loans. As a result, certain mortgage loans may experience rates of delinquency and default that are higher than those experienced by mortgage loans that were underwritten using higher standards. Further, changes in the values of mortgaged properties may have a greater effect on the delinquency, default and loss experience of mortgage loans relative to mortgage loans that were originated under stricter guidelines.

Underwriting Standards That Do Not Identify or Appropriately Assess Repayment Risks and Exceptions to Those Standards Could Result in Losses on mortgage loans.

With respect to newly originated mortgage loans, the sellers will generally represent that they generally underwrite the related mortgage loans in substantial conformance with certain underwriting standards subject, in certain cases, to exceptions to those standards. A seller’s underwriting standards may not identify or appropriately assess the risk that the interest and principal payments due on a mortgage loan will be repaid when due, or at all, or whether the market value of the related mortgaged property will be sufficient to otherwise provide for recovery of such amounts. In addition, with respect to any exceptions made to the applicable seller’s underwriting standards in originating a mortgage loan, those exceptions were subjective and may increase the risk that principal and interest amounts may not be received or recovered and compensating factors, if any, which may have been the premise for making an exception to the underwriting standards may not, in fact, compensate for any additional risk. No assurance can be given that any mortgage loan complied with a seller’s underwriting guidelines or that any mortgage loans had compensating factors in the event that those mortgage loans did not comply with a seller’s underwriting guidelines. Furthermore, to the extent that the underwriting standards were not followed by a seller when originating or underwriting mortgage loans, there could be an increased risk that principal and interest amounts may not be received or recovered.

In any event, principal and interest amounts may not be received or recovered, regardless of whether the Mortgage Loans were underwritten in accordance with a seller’s underwriting standards or in conformance with the guidelines established by the Advisor. Even without any exceptions, strict adherence to underwriting guidelines or standards does not guarantee that a mortgagor will fulfill its financial obligations and is at best a guideline to help originators and the Advisor form an opinion of a mortgagor’s ability to perform.

The actual rents that the Company may receive in respect of properties in its investment portfolio may be less than estimated market rents, and the Company may experience a decline in realized rental rates from time to time, which could materially adversely affect the Company’s financial condition, results of operations and cash flow.

As the result of a variety of potential factors, including without limitation competitive pricing pressure in relevant markets, a general economic downturn and the desirability of the Company’s properties compared to other properties in relevant markets, the Company may be unable to realize estimated market rents across the properties in its investment portfolio. In addition, depending on market rental rates at any given time as compared to existing leases, from time to time rental rates for existing leases may be higher than starting rental rates for new leases in respect of properties owned by the Company. If the Company is unable to obtain anticipated rental rates for properties in its investment portfolio, then the Company’s ability to generate cash flow from such assets will be negatively impacted.

Lack of Compliance with Zoning Regulations Could Result in Loss.

Properties owned by or corresponding to assets owned by the Company may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged property was constructed or financed. These properties, as well as those for which variances or special permits were issued, are considered to be “legal non-conforming uses” or the improvements thereon are considered to be “legal non-conforming structures”. This means that a borrower is not required to alter the use or structure to comply with the existing or new law; however such borrower may not be able to rebuild the premises “as is” in the event of a casualty loss. This may adversely affect the cash flow of such property following a casualty event.

Additionally, If a casualty were to occur with respect to any property owned by the Company or corresponding to an asset owned by the Company, there is no assurance that insurance proceeds would be available to offset the loss. Also, if any major repair or improvement is required at any such property, the related owner may not be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the owner of the property to effect such reconstruction, major repair or improvement. In addition, if a property were repaired or restored in conformity with the current law, the value of such property or the revenue-producing potential of such property may not be equal to that which existed before the casualty.

The Company may invest in troubled assets.

The Company may make investments in non-performing or other troubled assets utilizing leveraged capital structures. By their nature, these investments can involve a high degree of financial risk, and there can be no assurance that the Company’s rate of return objectives will be realized or that there will be any return of capital. Investments in troubled assets are sometimes subject to certain additional potential liabilities which may exceed the value of the Company’s original investment. For example, under certain circumstances, lenders that have inappropriately exercised control of the management and policies of a debtor may have their claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. Numerous other risks also arise in workout and bankruptcy contexts, including the possibility that payments to the Company and distributions by the Company to Shareholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

The Company may also find it necessary or desirable to foreclose on collateral securing such assets. The foreclosure process varies by jurisdiction and can be lengthy and expensive. Borrowers often assert claims, counterclaims and defenses to delay or prevent foreclosure actions, which can prolong and complicate an already difficult and time-consuming process. In some states or other jurisdictions, foreclosure actions can take up to several years or more to conclude. During the foreclosure proceedings, a borrower may have the ability to file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the process, and materially increasing the expense thereof which expenses may or may not be recoverable by the Company. Foreclosure litigation may create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. In addition, antideficiency and related laws in certain states limit recourse and remedies available against borrowers in connection with or as a result of foreclosure proceedings or other enforcement actions taken with respect to such borrowers. Such laws can result in the loss of liens on collateral or personal recourse against a borrower altogether.

The Company may make investments outside of the United States.

The Company’s investment portfolio may include non-U.S. real estate or assets related to non-U.S. real estate. The legal systems of some countries lack transparency and can limit the protections available to foreign investors, and the Company’s investments may be subject to nationalization and confiscation without fair compensation. Real estate related investing outside the U.S .involves additional risks including the following: (i) currency exchange rate fluctuations and costs associated with conversion of investment principal and income from one currency into another; (ii) differences in conventions relating to documentation, settlement, corporate actions, shareholder rights and other matters; (iii) differences between U.S. and foreign securities and real estate markets, including potentially higher price volatility and relative illiquidity of some markets; (iv) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and differences in government supervision and regulation; (v) the risks associated with political, economic or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation or confiscatory taxation and other adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income and gains and gross sales or other proceeds recognized with respect to such investments; (vii) less developed corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties and investor protections; (viii) differences in the legal and regulatory environment or enhanced legal and regulatory compliance, including potential currency control regulations, and potential restrictions on investment and repatriation of capital; (ix) political hostility to investments by foreign or private equity investors; and (x) less publicly available information.

Multifamily investments are subject to certain risks.

The value and operation of multifamily properties may be affected by a number of factors, including, among others, the location of the property; the services and amenities provided by the property and its age, condition, appearance, construction quality and other physical attributes; management’s ability to provide adequate maintenance and insurance; access to transportation; the level of mortgage interest rates, which may make the purchase of housing a more attractive alternative than leasing; the degree to which the tenant mix is dependent upon a particular segment or segments of the population (e.g., military personnel); the property’s reliance upon governmental or rent subsidy programs; and state and local regulations, which may affect the ability to increase rents.

Various laws and regulation regulate the relationship of a landlord and its tenants. These laws and regulations, to a greater or lesser extent, provide certain protections or rights for tenants or limit the landlord’s ability to take action against a tenant in certain circumstances, including consumer protection statutes that prohibit certain landlord practices. Numerous municipalities throughout the United States impose rent control or rent stabilization on apartment buildings. The rent stabilization regulations which may be applicable to certain of the Company’s investments set maximum rates for annual rent increases, entitle tenants to receive required services from the landlord and entitle tenants to have their leases renewed. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration, and may also limit the borrower’s ability to recover increases in operating expenses and the costs of capital improvements, thus potentially impacting the Company’s return on affected investments. There can be no assurances that changes to rent stabilization laws will not have a negative impact on the Company’s investment and, as a result, the value of the Shares.

Office investments are subject to certain risks.

A number of factors may affect the value of office properties, including, among other things, diversification of the tenant base (i.e., reliance on one or only a few tenants versus a greater number of tenants or tenants in similar types of businesses versus a greater diversity of businesses); and the location, appearance, amenities and other physical attributes of the properties; and competition from other office properties. Office properties generally require their owners to expend significant amounts for general capital improvements, tenant improvements and costs of reletting space. In addition, office properties that are not equipped to accommodate the needs of modern businesses may become functionally obsolete and thus non-competitive, or may require substantial capital investment to upgrade facilities in order to be competitive. Office properties may also be adversely affected if there is an economic decline in the businesses operated by their tenants. The risks of such an adverse effect are increased if the property revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Retail investments are subject to certain risks.

The revenues and values of retail properties are subject to a number of factors, such as the overall health of the economy, shifts in consumer demand and spending habits, competition from other forms of retail selling (e.g., discount centers, outlet malls and internet sales), trends in the retail industry and the safety, convenience and attractiveness of the properties. A number of retail leases, in addition to or in lieu of base rent, may include a provision for percentage rent that is dependent upon the amount of a tenant’s sales. Rental income attributable to leases with percentage rent provisions may decrease in a general economic downturn that adversely affects tenant sales. Additionally, traditional retail centers often have anchor tenants (i.e., typically a tenant occupying a significant amount of the space). If an anchor tenant suffers a substantial downturn in its business, becomes insolvent or does not renew its lease, the center could experience a material reduction in the income and value of the center. Certain tenants at a retail center may have provisions in their leases permitting them to terminate their leases in the event an anchor tenant no longer occupies its space there. Other tenants at the retail center may refuse to renew their leases when the time comes. These events, individually or collectively, may result in large vacancies at the center for an extended period of time and thus have a substantial adverse effect on the revenues from the center and, consequently, its value. There may also be significant costs incurred to relet the vacant space of a former anchor tenant and any other tenants that terminate or refuse to renew their leases due to the anchor tenant’s vacancy.

Hotel investments are subject to certain risks.

The Company may invest in hotel properties, or assets related to hotel properties, and such investments will be subject to the risks normally associated with hotel property investments. A number of factors may affect the value of hotel properties, including, among other things, changes in the national, regional and local economic climate, reduced demand and increased operating costs and other conditions resulting from terrorist attacks, changes in business and pleasure travel patterns, local market conditions such as an oversupply of hotel rooms or a reduction in lodging demand, the attractiveness of the hotel to consumers and competition from comparable hotels, changes in room rates and increases in operating costs due to inflation and other factors or unionization.

Certain expenses associated with owning and operating hotels are fixed and do not necessarily decrease when circumstances such as marketing factors and competition cause a reduction in income from hotel investments. Cost reductions may be difficult to achieve if operating levels continue to decline. Regardless of these efforts to reduce costs, a hotel’s expenses may be affected by inflationary increases, and in the case of certain costs, such as wages, benefits and insurance, may exceed the rate of inflation, and a hotel may be unable to offset these increased expenses with higher room rates. Any efforts to reduce operating costs or failure to make scheduled capital expenditures could adversely affect the growth of the hotel’s business and the value of the hotel.

The Company may invest in real estate debt.

The Company may invest in a variety of real estate-related debt investments. In addition to the risks of borrower default (including loss of principal and nonpayment of interest) and the risks associated with real property investments, the Company will be subject to a variety of risks in connection with such debt investments, including the risks of illiquidity, lack of control, mismanagement or decline in value of collateral, contested foreclosures, bankruptcy of the debtor, claims for lender liability, risk retention rules, violations of usury laws and the imposition of common law or statutory restrictions on the Company’s exercise of contractual remedies for defaults of such investments. These real-estate debt investments may include instruments that are not rated or are rated non-investment grade by one or more rating agencies. Investments that are not rated or are rated non-investment grade have a higher risk of default than investment grade rated assets and therefore may result in losses.

Mezzanine investments are subject to certain risks.

The Company may make mezzanine investments, including subordinated debt investments, which involve a high degree of risk with no certainty of any return of capital. Although mezzanine investments are senior to common stock and other equity securities or interests in the capital structure, they may be subordinated to large amounts of senior debt and are often unsecured. The ability of the holders of mezzanine securities to influence an issuer’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. For example, under the terms of subordination agreements, senior creditors are typically able to block the acceleration of the mezzanine investments or other exercises by the subordinated creditors of their rights. Accordingly, the Company may not be able to take the steps necessary to protect its investments in a timely manner or at all.

Certain of the Company’s mezzanine investments may be structurally or contractually subordinated to substantial amounts of indebtedness, all or a significant portion of which may be secured. Such mezzanine investments may not be protected by financial covenants or limitations upon additional indebtedness or the provision of collateral to other indebtedness, and there may be no minimum credit rating (or any credit rating) for such mezzanine investments. Other factors may materially and adversely affect the market price and yield of such mezzanine investments, including, without limitation, investor demand, changes in the financial condition of borrowers and underlying properties, government fiscal policy and domestic or worldwide economic conditions. The market for relatively illiquid mezzanine securities tends to be more volatile than the market for more liquid instruments.

Adverse changes in the financial condition of an issuer or in general economic conditions (or both) may impair the ability of such issuer to make payments on its mezzanine securities and result in defaults on, and declines in, the value of its mezzanine securities more quickly than in the case of the senior debt obligations of such issuer. The Company may incur expenses if it is required to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, a defaulted or non-performing mezzanine investment may be the subject of substantial and lengthy workout or restructuring negotiations. Such negotiations may result in a reduction of principal, delay in the payment of principal, change of interest rate and/or other substantial changes in terms that may affect the value of such investment and the cash flows from such issuer. The ability of the Company to influence such negotiations may be limited. The Company’s remedies with respect to any collateral securing such securities will be subject to the decisions made by other lenders to the issuer. Even where the Company has effective control over the issuer, relevant jurisdictions may refuse to enforce certain remedies sought by the Company. The level of risk associated with investments in loans increases to the extent such investments are loans of distressed or below-investment-grade borrowers.

The Company may make preferred equity investments.

The Company may invest in preferred equity interests in real estate companies and property-owning entities whose capital structures have significant leverage ranking ahead of the Company’s investments. Preferred equity investments may be subject to greater credit risks than investment alternatives. The Company does not anticipate having absolute control over the underlying properties and will have rights that are subordinate to those of lenders. Accordingly, the Company may not be able to take the steps necessary to protect its investments in a timely manner or at all and there can be no assurance that the rate of return objectives of the Company or any particular investment will be achieved. The residual value of the property (after any outstanding debt) may be less than the outstanding amount of the Company’s investment. In cases in which the Company invests in preferred equity interests, its rights and level of security will generally be less than if it held a secured or unsecured loan.

B-Notes are subject to certain risks.

A “B-note” is a mortgage loan that is typically secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an “A-note” secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-note holders after payment to the A-note holders. B-notes reflect similar credit risks to comparably rated CMBS. Since each transaction is privately negotiated, however, B-notes can vary in their structural characteristics and risks. For example, the rights of holders of B-notes to control the process following a borrower default may be limited in certain investments. The Company cannot predict the terms of any B-note investment it may enter into. B-notes are also typically less liquid than CMBS, and, as a result, the Company may be unable to dispose of performing, underperforming or non-performing B-notes. The higher risks associated with the Company’s subordinate position in any B-note investments could subject the Company to increased risk of loss.

The Company may invest in structured vehicles.

Investments in structured vehicles, including in securities issued by pooled credit vehicles, securitization entities and in highly structured subordinate debt or debt/equity-like securities, are highly complex. Their complexity gives rise to the risk that parties involved in their creation and issuance, and other parties with an interest in them, may not have the same understanding of how these investments behave, or the rights that the various interested parties have with respect to them. Furthermore, the documents governing these investments may contain some ambiguities that are subject to differing interpretations. Even in the absence of such ambiguities, if a dispute were to arise concerning these instruments, there is a risk that a court or other tribunal might not fully understand all aspects of these investments and might rule in a manner contrary to both the terms and the intent of the documents. Therefore, the Company cannot be fully assured that it will be able to enjoy all of the rights that it expects to have when it invests in such highly-structured investments. In addition, due to their complex structure, such highly-structured investments may be difficult to value, will have substantially reduced liquidity and may be subject to transfer restrictions.

The Company may invest in mortgages.

The Company may acquire real estate loans that are non-recourse to the borrower. Mortgage investments have special inherent risks relative to collateral value. In certain circumstances, the Company’s loans may not be secured by a mortgage, but instead by partnership interests or other collateral that may provide weaker rights than a mortgage. In any case, in the event of default, the Company’s source of repayment will be limited to the value of the collateral and may be subordinate to other lien holders. The collateral value of the property may be less than the outstanding amount of the Company’s investment; in cases in which the Company’s collateral consists of partnership or similar interests, the Company’s rights and level of security may be less than if it held a mortgage loan. Returns on an investment of this type depend on the borrower’s ability to make required payments, and, in the event of default, the ability of the loan’s servicer to foreclose and liquidate the mortgage loan or property.

The Company may invest in mortgage-backed securities.

The Company may invest in certain mortgage-backed securities (“MBS”). The yield and payment characteristics of MBS differ from traditional debt securities. Interest payments and principal prepayments are made frequently, usually monthly, over the life of the underlying mortgage loans securing the MBS (although most of the principal on commercial mortgage loans typically is payable only at maturity and generally must be refinanced) and principal generally may be prepaid at any time, because the underlying mortgage loans may be prepaid at any time subject to any prepayment penalties. MBS may be highly illiquid and the value of MBS may fluctuate widely. The value of some MBS may be particularly sensitive to changes in prevailing interest rates as described below. The other risks associated with MBS include: (i) credit risk associated with the performance of the underlying mortgage properties and of the borrowers owning these properties; (ii) adverse changes in economic conditions and circumstances; (iii) prepayment risk, which can lead to significant fluctuations in the value of the MBS; (iv) loss of all or part of the premium, if any, paid for the MBS due to prepayments or interest rate fluctuations; (v) declines in the market value of the MBS due to capital markets fluctuations, prepayments on the underlying mortgage collateral or increased credit risk associated with the underlying mortgage collateral; and (vi) the risk that debtors, who may be entitled to the protection of a number of consumer credit laws with respect to MBS, may have the right to avoid payment.

Because MBS are generally ownership or participation interests in pools of mortgage loans secured by a pool of commercial or residential properties, the MBS are entitled to payments only when and if funds are generated by the underlying mortgage loan pool. Moreover, the holders of MBS do not have the legal status of secured creditors, and cannot accelerate a claim for payment on their securities, or force a sale of the underlying mortgage loan pool in the event that insufficient funds exist to pay such amounts. The holders of MBS also do not typically have the right to remove a servicer as a result of a failure of the underlying mortgage pool to perform as expected. In addition, legal risks can arise with respect to MBS as a result of the procedures followed in connection with the origination and servicing of commercial and residential mortgage loans, which are subject to various laws, which regulate interest rates and other charges, require certain disclosures, mandate licensing of originators, prohibit discriminatory lending practices, and regulate the use of consumer credit information and debt collection practices. Such laws may limit a servicer’s ability to collect all or part of the principal of or interest on a mortgage loan.

The MBS in which the Company may invest may be subordinated to one or more other senior classes of securities issued with respect to the same pool of underlying mortgage loans for purposes of, among other things, offsetting losses and other shortfalls with respect to such mortgage loans. The Company may invest in loans and B-pieces of securitizations. In the case of certain subordinated MBS, no distributions of principal will generally be made on such subordinated class until the aggregate principal balances of all corresponding senior classes of securities have been reduced to zero. As a result, subordinate MBS classes are more sensitive to risk of loss, write-downs of principal following collateral defaults, the non-fulfillment of repurchase obligations, overadvancing on a pool of loans and the costs of transferring servicing than more senior classes of such securities.

The Company may invest in junior securities.

The securities in which the Company may invest may be among the most junior in an investment’s capital structure, and thus subject to the greatest risk of loss. These investments will generally be unsecured and may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. In addition, these securities may not be protected by any or all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of these investments and other junior capital securities generally are not entitled to receive any payments in bankruptcy or liquidation until senior and other creditors are paid in full. In addition, the remedies available to holders of these securities are normally limited by restrictions benefiting senior creditors. In the event any investment cannot generate adequate cash flow to meet senior debt service, the Company may suffer a partial or total loss of capital invested in such subordinate debt or debt/equity like securities. There can be no assurances that investments will not experience financial difficulties, resulting in significant losses.

There are certain risks relating to Freddie Mac.

Under the current Federal Housing Finance Regulatory Reform Act of 2008 (“Reform Act”), Freddie Mac could be placed into receivership for several reasons including but not limited to insolvency, inability of the Treasury to fund net worth deficits, or other reasons set forth under the Reform Act at the discretion of the Director of the Federal Housing Finance Agency (“FHFA”). If FHFA were to become Freddie Mac’s receiver, it could exercise certain powers that could adversely affect the holders of Freddie Mac securities. As receiver, FHFA could repudiate any contract entered into by Freddie Mac prior to its appointment as receiver if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of Freddie Mac’s affairs. It could also transfer Freddie Mac’s obligations to another party and holders of Freddie Mac securities would be exposed to the credit risk of that party. The Reform Act requires that any exercise by FHFA of its right to repudiate any contract occur within a reasonable period following its appointment as receiver. FHFA has defined such a reasonable period to be eighteen (18) months.

Future legislation may also materially affect the role of Freddie Mac, its business model, its structure and future results of operations. On March 27, 2019, U.S. President Donald Trump issued a memorandum on federal housing finance reform directing the Secretary of the Treasury to develop a plan for administrative and legislative reforms to achieve housing reform goals, including the following: ending the conservatorships of Freddie Mac, facilitating competition in the housing finance market, establishing regulation of Freddie Mac that safeguards its safety and soundness and minimizes the risks it poses to the financial stability of the U.S. and providing that the federal government is properly compensated for any explicit or implicit support it provides to Freddie Mac. The Treasury released its housing reform plan on September 5, 2019 pursuant to President Donald Trump’s memorandum on federal housing finance reform. It is difficult to predict what regulatory and legislative policies or actions the Biden administration will pursue with respect to Freddie Mac.

The Company is subject to general credit risk.

The issuers of debt instruments may face significant ongoing uncertainties and exposure to adverse conditions that may undermine the issuer’s ability to make timely payment of interest and principal. In addition, major economic downturns and financial market swings have adversely affected, and could in the future adversely affect, the ability of some of the issuers of such instruments to repay principal and pay interest thereon and may increase the incidence of default for such instruments.

The price of an instrument is affected by the credit quality of its issuer. Changes in the financial condition of an issuer, changes in general economic and financial market conditions, and changes in specific economic conditions that affect a particular type of issuer, can impact the credit quality of an issuer. Lower quality instruments are often considered to be speculative in nature and involve greater risk of default, and tend to be more sensitive to these changes than higher quality instruments. Instruments that are unrated or below investment grade may be unlikely to have the capacity to pay interest and repay principal when due, in the event of adverse business, financial, or economic conditions.

The Company is subject to prepayment risk.

Certain loans and other investments of the Company may have prepayment provisions that permit early repayment subject to any applicable prepayment penalties. Prepayments are affected by a number of factors. If prevailing rates for similar assets fall below the interest rates on such loans, prepayment rates would generally be expected to increase. Conversely, if prevailing rates for similar assets increase above the interest rates on a fund's applicable loans, prepayment rates would generally be expected to decrease. Certain of the Company’s investments may have lockout periods during which prepayment is prohibited or require prepayment penalties or premiums. However, the Company may invest in assets which permit prepayment after such lockout periods or the periods for such prepayment penalties or premiums have expired. Prepayments are also affected by the value of any related collateral, the obligor’s equity in the collateral, the financial circumstances of the obligor, competition, general economic conditions and other factors. If the Company experiences prepayments of investments at a rate faster than anticipated, its financial condition and results of operations could be adversely affected.

The Company is subject to interest rate risk.

Changes in the prevailing interest rates offered by financing parties to purchase, improve, or otherwise finance real estate could have an adverse impact on the Company’s financial condition and results of operations. The Company’s returns will be largely dependent on interest income. Market interest rates are beyond the Company’s control, and can fluctuate in response to general economic conditions and the policies of various governmental and regulatory agencies. Because the Company’s investment portfolio assets may include assets with both floating and fixed interest rates, changes in prevailing interest rates may have an adverse impact on the Company’s returns. In times of rising interest rates, default risk among obligors with floating rates may increase as their payments increase. A rising interest rate environment may also encourage obligors with floating rates to refinance into fixed-rates. In times of decreasing interest rates, obligors may be inclined to refinance fixed-rate loans. There is no assurance that the Company will be able to, or desire to, provide such refinancings.

The Company is subject to systemic risk

Credit risk may arise through a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs. A default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as a “systemic risk” and may adversely affect financial intermediaries, such as clearing houses, banks, securities firms and exchanges with which the Company interacts. A systemic failure could have material adverse consequences on the Company and on the markets in which the Company seeks to invest.

The Company may face collateral impairment.

In the event of a default by an obligor associated with a property directly or indirectly securing or otherwise related to an investment held directly or indirectly by the Company, the Company might not receive payments to which it is entitled and thereby could experience a decline in the value of such investment. In the case of certain investments, that are secured by collateral, the value of the collateral may be equal to or less than the value of such investment, or the value of the collateral may decline below the amount of such investment. The ability of the Company to have access to any applicable collateral may be limited by bankruptcy and other insolvency laws. Under certain circumstances, the collateral may be released with the consent of the secured party or parties or pursuant to the terms of the applicable underlying security agreement. There can be no assurance that the liquidation of collateral securing an investment would satisfy the outstanding obligations in respect of such investment, or that the collateral could be readily liquidated. As a result, the Company might not receive full payment on an investment to which it is entitled and thereby may experience a decline in the value of, or a loss on, such investment.

The Company may have limited enforceability of remedies.

Some or all of the Company’s investments may include acceleration clauses, which would permit the Company to accelerate outstanding obligations owing to the Company upon a default of the obligor. The courts of all U.S. states will enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. The equity courts of any U.S. jurisdiction, however, may refuse to permit the foreclosure of a debt instrument, a mortgage or deed of trust or other security interest when an acceleration of the obligations would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

The Company may be subject to lender liability.

In recent years, a number of judicial decisions in the United States have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories (collectively termed, “Lender Liability”). Generally, Lender Liability is founded upon the premise that an institutional lender has violated a duty (whether implied or contractual) of good faith and fair dealing owed to the borrower, or has assumed a degree of control over the borrower resulting in creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of the Company’s investments, the Company could become subject to allegations of Lender Liability.

In addition, under common law principles that in some cases form the basis for Lender Liability claims, if a lending institution (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as an equity holder to dominate or control a borrower to the detriment of the other creditors of such borrower, a court may elect to subordinate the claim of the offending lending institution to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.” Because of the nature of the Company’s investments, the Company could be subject to claims from creditors of an obligor that the Company’s investments issued by such obligor that are held by the Company should be equitably subordinated.

The Company may use or have exposure to derivatives.

The Company may use or have exposure to total return swaps and other derivatives. These transactions generally provide for the transfer from one counterparty to another of certain risks and return characteristics inherent in the ownership of a financial asset. Such risks include the risk of default and insolvency of the issuer of such asset, and the risk that the credit of the issuer or any underlying collateral will decline or that credit spreads for like assets will change (thus affecting the market value of the financial asset).

There are certain legal, tax and market uncertainties that present risks in entering into derivatives. There is currently little or no case law or litigation characterizing total return swaps or other credit derivatives, interpreting their provisions or characterizing their tax treatment. In addition, additional regulations and laws may apply to total return swaps or other derivatives that have not heretofore been applied. The reference assets are subject to the risks related to the credit of the underlying issuers, including the possibility of a default or bankruptcy of the issuer or a claim that the pledging of collateral to secure a loan constituted a fraudulent conveyance or preferential transfer that can be subordinated to the rights of other creditors of the issuers or nullified under applicable law.

Properties with significant vacancies could be difficult to lease or sell, which could diminish the Company’s returns on such properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, the Company may suffer reduced revenues resulting in less cash available for distributions to Shareholders. In addition, the resale value of the property could be diminished because the market value of properties owned by the Company will depend principally upon the ability of such properties to generate cash flow. A reduction in the lease or resale value of a property could also reduce the value of the Shares.

Further, a decline in general economic conditions in the markets in which the Company’s investments are located or in the U.S. generally could lead to an increase in tenant defaults, lower rental rates and less demand for real estate assets in relevant markets. As a result of these trends, the Company may be more inclined to provide leasing incentives or to reduce sale prices to tenants in order to compete in more competitive markets. Such trends may result in reduced revenue and lower resale value of properties, which may reduce the value of the Shares.

The Company may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

The Company may enter into long-term leases with tenants of certain of its properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if the Company does not accurately judge the potential for increases in market rental rates, the Company may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under its long-term leases is less than then-current market rates. Further, the Company may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, the Company’s net cash flow could be lower than if the Company did not enter into long-term leases.

Certain property types or portfolios of such properties that the Company may acquire may not have efficient alternative uses, and the Company may have difficulty selling or leasing such properties, or may have to make significant capital expenditures to such properties to sell or lease them.

Certain property types, such as industrial properties, can be difficult to sell or to lease to new tenants, should the current tenant terminate or choose not to renew its lease. These properties generally have received significant owner or tenant-specific improvements and only very specific purchasers or tenants may be able to use such improvements, making the properties very difficult to sell or re-lease in their current condition. Additionally, an interested purchaser or tenant may demand that, as a condition of executing a lease for the property, the Company finance and construct significant improvements so that the purchaser or tenant could use the property. This expense may decrease net proceeds to the Company from such properties, as the Company likely would have to (i) pay for the improvements up-front or (ii) finance the improvements at potentially unattractive terms.

Any retail tenants the Company may have will face competition from numerous retail channels, and retail tenants may be disproportionately affected by current economic conditions. These events could reduce the net proceeds from any retail properties the Company acquires and adversely affect the value of the Shares.

Retailers will face continued competition, including from online retailers. As a result, the traditional “brick and mortar” retail industry is facing lower demand, reductions in sales revenues and increased bankruptcies throughout the United States. Such conditions could materially adversely affect any retail tenants the Company may have and, in turn, the net proceeds of any investment by the Company in commercial properties.

The Company depends in part on tenants for its revenue, and lease defaults or terminations could reduce the Company’s net income and adversely affect the value of the Shares.

The success of the Company’s investment portfolio materially depends in part upon on the financial stability of tenants leasing properties owned by the Company. A default or termination by a tenant on its lease payments to the Company would cause the Company to lose the revenue associated with such lease and require the Company to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, the Company may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment and re-leasing the affected property. If a tenant defaults on or terminates a lease, the Company may be unable to lease the affected property for the rent previously received or sell the property without incurring a loss. The occurrence of any of the foregoing could materially adversely affect the value of the Shares.

The Company may be responsible for property taxes in connection with some of its investments.

The Company may be responsible for paying some or all real property taxes in connection with its investments. Such taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. The Company, however, may be unable to recoup such increased costs and substantial increases in expenses arising as a result of any such increased taxes, which could have a material adverse effect on the financial condition and results of operations of the Company and, as a result, the value of the Shares.

To the extent the Company acquires retail properties, its revenue will be significantly impacted by the success and economic viability of its retail anchor tenants. The Company’s reliance on a single tenant or significant tenants in certain buildings may decrease its ability to lease vacated space and adversely affect the Company’s returns on its investments in such properties.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to the Company from that tenant and would adversely affect the Company’s financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant’s lease is terminated. In such event, the Company may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that the Company is unable to re-lease the vacated space to a new anchor tenant, the Company may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.

The Company’s real estate and real estate-related investments may be subject to geographic concentrations of risk.

Although the Company intends to develop a diversified portfolio of investments, from time to time, certain of the Company’s assets may be located in, or correspond to properties located in, one geographic area. As a result, the Company’s investment portfolio may be disproportionately susceptible to factors, including fluctuations in economic conditions, real estate markets, and the occurrence of casualties, affecting such geographic area. The occurrence of an event or condition affecting such geographic area could have a significant adverse impact on the Company’s financial condition and results of operations and, in turn, the value of the Shares.

Potential development and construction delays and resultant increased costs and risks may adversely affect the Company’s financial condition and results of operations.

From time to time the Company may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, the Company may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. The Company may incur additional risks if and when it makes periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of the Company’s investment.

In addition, the Company will be subject to normal risks relating to the sale or leasing of newly constructed projects. The Company must rely on projections and estimates of sales or lease proceeds and constructions costs when agreeing upon a purchase price to acquire the property. If such projections are inaccurate, the Company may pay too much for a property, and its returns on that investment would be lower than anticipated. In addition, to the extent the Company makes or acquires loans to finance construction or renovation projects, risks of cost overruns and non-completion of the construction or renovation of the properties underlying loans the Company makes or acquires may materially adversely affect the Company’s investment.

Actions of any joint venture partners that the Company may have in the future could reduce the returns on joint venture investments and decrease the value of the Shares.

The Company may enter into joint ventures to acquire properties and other assets. The Company may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that such co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with the Company’s business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to the Company’s instructions or requests or contrary to the Company’s policies or objectives; or

•	that disputes between the Company and such co-venturer, co-tenant or partner may result in litigation or arbitration that would increase the Company’s and the Manager’s expenses and prevent their officers and directors from focusing their time and effort on the Company’s operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce the Company’s returns on that investment and the value of your investment.

Costs imposed pursuant to applicable laws and regulations may reduce the Company’s net income and the value of the Shares.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. The Company could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of the Company’s tenants, the condition of properties at the time of purchase, operations in the vicinity of the Company’s properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect the Company properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder the Company’s ability to sell, rent or pledge any affected property as collateral for future borrowings. Any material expenditures, fines, penalties or damages the Company must pay may reduce the value of the Shares.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the value of the Shares.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent the Company from entering into purchase agreements or leases that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the value of the Shares.

The Company expects that all of its properties will be subject to customary environmental assessments at the time they are acquired; however, such assessments may not provide complete information regarding the property. If any of the Company’s properties were found to contain hazardous or toxic substances after acquisition by the Company, the value of the Company’s investment could decrease below the amount paid for such investment. In addition, real estate-related investments in which we invest may be secured by properties with recognized environmental conditions. Where the Company is a secured creditors, it will attempt to acquire contractual agreements, including environmental indemnities, that protect the Company from losses arising out of environmental problems in the event the property is transferred by foreclosure or bankruptcy; however, no assurances can be given that such indemnities would fully protect the Company from responsibility for costs associated with addressing any environmental problems related to such properties.

Costs associated with complying with the Americans with Disabilities Act may decrease the value of the Shares.

Properties owned by the Company may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Any funds used for ADA compliance will reduce the Company’s net income from affected properties, and in turn, the value of the Shares.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the Company’s cash flows and the value of the Shares.

Insurance on a property (whether owned by the Company, naming the Company as a beneficiary, or otherwise) may not fully cover all potential losses on such properties, which may impair the company’s ability to recover its investment in any affected property, or the Company’s security interest, as applicable, and there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. The occurrence of any uninsured losses may result in a decrease in the value of the Shares.

Insurance risks associated with potential acts of terrorism could sharply increase the premiums the Company pays for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit the Company’s ability to finance or refinance its properties. In such instances, the Company may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. The Company may not have adequate coverage for such losses. If any of the Company’s properties incurs a casualty loss that is not fully insured, the value of the Company’s assets will be reduced by any such uninsured loss, which may reduce the value of the Shares. In addition, other than any working capital reserve or other reserves the Company may establish, the Company currently has no source of funding to repair or reconstruct any uninsured property. Also, to the extent the Company must pay unexpectedly large amounts for insurance, the Company could suffer reduced earnings that would result in a decrease in the value of the Shares.

Similarly, insurance may not cover all potential losses on properties underlying mortgage loans that the Company may originate or acquire, which may impair the company’s security interest and reduce the value of the underlying affected properties. The Company may not require borrowers to obtain terrorism insurance if it is deemed commercially unreasonable.

Notwithstanding the existence of any insurance policies, a variety of factors, including inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible for the Company or a borrower in respect of a mortgage loan originated or acquired by the Company to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the affected property, which would impair the Company’s return on its investment.

The real estate loans the Company may originate or invest in could be subject to delinquency, foreclosure and loss, which could result in losses to the Company.

Real estate loans are secured by underlying real estate assets and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by a real estate asset is typically dependent, in the case of commercial properties, primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower, and in the case of residential properties, primarily upon the existence of independent income or assets of the borrower. If either of these sources of funds for repayment are reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of a commercial property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances. Individual borrower assets or income may be affected by, among other things, macroeconomic conditions, changes in national, regional or local economic conditions and/or specific industry segments, increases in interest rates, tax rates, and individual employment,

To the extent the Company originates or acquires adjustable rate mortgage loans, such loans may contribute to higher delinquency rates because borrowers with adjustable rate mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate.

In the event of any default under a mortgage loan held directly by the Company, the Company will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the Company’s cash flow from operations. The Company expects that many of the commercial real estate loans that it originates will be fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, the Company will only have recourse to the underlying assets (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on one of the Company’s mortgage loans and the underlying asset collateralizing such loan is insufficient to satisfy the outstanding balance of the loan, the Company may suffer a loss of principal or interest. In addition, even if the Company has recourse to a borrower’s assets, the Company may not have full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on the Company’s anticipated return on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the mortgaged property at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. The resulting time delay could reduce the value of the Company’s investment in the defaulted mortgage loans, impede the Company’s ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to the Company on the mortgage loan.

Investments by the Company in subordinated mortgage loans may be subject to losses.

The Company may acquire or originate subordinated mortgage loans. In the event a borrower defaults on a subordinated mortgage loan and lacks sufficient assets to satisfy such loan, the Company may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, the Company may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on a subordinated mortgage loan owing to the Company, or on debt senior to such a loan, or in the event of a borrower bankruptcy, the Company’s loan will be satisfied only after the senior debt is paid in full. Where debt senior to a mortgage loan owing to the Company exists, the presence of intercreditor arrangements may limit the Company’s ability to amend its loan documents, assign its loans, accept prepayments, exercise remedies, and control decisions made in bankruptcy proceedings relating to the applicable borrowers.

Investments in non-conforming or non-investment grade rated loans involve greater risk of loss.

Some of the Company’s debt investments, if any, may not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by ratings agencies. Non-investment grade ratings for such assets typically result from a variety of factors, including without limitation the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, and the properties’ underlying cash flow. As a result, these loans may have a higher risk of default and loss than investment grade rated assets. Any loss the Company incurs in respect of such loans may be significant and may materially adversely affect the Company’s financial condition and results of operations, and the value of the Shares.

Changes in interest rates and/or credit spreads could negatively affect the value of any debt investments the Company may make, which could result in reduced earnings or losses and negatively affect the value of the Shares.

The Company may invest in fixed-rate debt investments with fixed distribution amounts. Under a normal yield curve, an investment in these instruments will decline in value if long-term interest rates increase or if credit spreads widen. The Company may also invest in floating-rate debt investments, for which decreases in interest rates or narrowing of credit spreads will have a negative effect on value and interest income. Even though a loan or other debt investment may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the changes in interest rates or credit spreads. Declines in market value may ultimately reduce the Company’s earnings or result in losses to the Company, which may negatively affect the value of the Shares.

Hedging against interest rate exposure may adversely affect the Company’s earnings, limit its gains or result in losses, which could materially adversely affect the value of the Shares.

The Company may enter into interest rate swap agreements or pursue other interest rate hedging strategies. The Company’s hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held by the Company at any given time, and a variety of other market conditions. Interest rate hedging may fail to protect or could materially adversely affect the Company’s financial condition or results of operations because, among other factors:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of available interest rate hedging mechanisms may not match the duration of the related liability or asset;

•	the Company’s hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money in a hedging transaction may be downgraded to such an extent that it impairs the Company’s ability to sell or assign its rights and obligations in respect of such hedging transaction;

•	the party owing money in a hedging transaction may default on its obligation to pay; and

•	The Company may engage in one or more hedging transactions which result in losses to the Company.

Any hedging activity by the Company may materially adversely affect its financial condition and results of operations, and in turn the value of the Shares. Therefore, while the Company may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if the Company had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. For a variety of reasons, the Company may not seek to establish a perfect correlation between hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent the Company from achieving the intended hedge and expose the Company to risk of loss.

Mortgage-Backed Securities Risks; MBS Generally.

The Company may invest in MBS. The investment characteristics of MBS differ from the investment characteristics of traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time.

The amount, type and nature of insurance policies, subordination, letters of credit and other credit support, if any, with respect to certain MBS are based upon actuarial analysis and therefore are inherently limited in their ability to predict events to take place in the future. There can also be no assurance that data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans.

The value of the fixed rate securities in which the Company may invest generally will have an inverse relationship with interest rates. Accordingly, if interest rates rise the value of such securities may decline. In addition, to the extent that the receivables or loans underlying specific securities are prepayable without penalty or premium, the value of such securities may be negatively affected by increasing prepayments, which generally occur when interest rates decline.

Unpredictability and Effect of Prepayments.

The yields to maturity of MBS will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, the optional termination of the issuing entity (if exercised) and repurchases due to breaches of representations and warranties, defective mortgage loan documents or as a result of an early payment default) on the mortgage loans and the price paid by certificateholders. The yields may be adversely affected by a higher or lower than anticipated rate of prepayments on the underlying mortgage loans. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase if refinancing is available at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

For example, the underlying mortgage loans could be subject to higher prepayment rates if mortgage loans at lower interest rates are available, allowing borrowers to refinance their mortgage loans at lower interest rates. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. The prepayment experience of the mortgage loans to be included in a securitization may differ significantly from that of other securitizations.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan lenders, including the originator and the correspondents.

The timing of prepayments of principal may also be affected by liquidations of, or insurance payments on, the mortgage loans. In addition, the related seller or originator, as applicable, may be required to repurchase mortgage loans from the issuing entity due to breaches of representations and warranties, defective mortgage loan documents or as a result of an early payment default. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

Some mortgage loans related to MBS may be hybrid adjustable rate mortgage loans, where the related mortgage loan becomes an adjustable rate mortgage loan after an initial fixed rate period. Mortgage interest rates on the hybrid adjustable rate mortgage loans at any time may not equal the prevailing mortgage interest rates for fixed rate or adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. These mortgagors may be induced to refinance hybrid adjustable rate mortgage loans, in particular after the initial fixed rate period, when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though these mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors’ hybrid adjustable rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, such as, among other things, real estate values, the mortgagor’s financial situation, prevailing mortgage interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions.

In the event of an occurrence of a natural disaster in an area where mortgaged properties underlying the mortgage loans are located, the insurance proceeds received with respect to any damaged mortgaged properties that are not applied to the restoration of that property will be used to prepay the related mortgage loans in whole or in part. Any repurchases or repayments of the mortgage loans may reduce the weighted average lives and will reduce the yields on MBS to the extent they are purchased at a premium.

A prepayment of a mortgage loan will usually result in a payment of principal on the MBS (other than the interest-only MBS). If an MBS is purchased at a discount (other than the interest-only MBS) and principal prepayments on the mortgage loans are received at a rate slower than a Prospective Investor anticipates, then the yield on such MBS may be lower than anticipated. If an MBS is purchased at a premium, especially the interest-only MBS, and principal prepayments on the mortgage loans are received at a rate faster than a Prospective Investor anticipates, then the yield on such MBS may be lower than anticipated.

A faster than expected rate of principal prepayments on mortgage loans backing MBS could result in the failure of the Company’s investment in interest-only MBS to fully recover its initial investment.

The multiple class structure of MBS causes the yield of some classes to be particularly sensitive to changes in the rates of prepayment of the underlying mortgage loans and other factors.

The weighted average lives of, and the yield to maturity on, certain classes of MBS, particularly subordinate MBS, will be relatively more sensitive to losses due to defaults on the underlying mortgage loans (and the timing thereof), to the extent these losses are not covered by other subordinate MBS. Furthermore, the timing of receipt of principal and interest by a class of subordinate MBS may be adversely affected by losses even if that class does not ultimately bear this loss.

Combination or “layering” of multiple risk factors may significantly increase the Company’s risk of loss in investing in MBS.

MBS may be subject to the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an MBS investor may be significantly increased. There are many other circumstances in which layering of multiple risks with respect to the underlying mortgage loans and the related MBS may magnify the effect of those risks.

Risk of holdback

In connection with the optional terminations of certain MBS transactions, the related trustee and one or more other transaction parties may hold back a significant portion of the purchase proceeds to cover their unreimbursed and anticipated costs and expenses related to defense of litigation concerning the related trusts. If the optional termination is exercised in a securitization transaction, to the extent that the trustee or other relevant transaction party anticipates that they or other transaction parties will be responsible for ongoing expenses following the termination of the issuing entity, it is possible that they will withhold a portion of the optional termination price from distribution to the related MBS, resulting in a potential loss to the holders of such MBS, and in any event a delay in payment of the entire optional termination price to investors, at the time of termination.

There may be conflicts of interest among various classes of MBS.

There may be conflicts of interest among classes of MBS due to differing payment priorities and terms. Certain decisions may not be in the best interests of each class of MBS and that any conflict of interest among different MBS may not be resolved in favor of investors in the MBS. For example, holders of MBS may exercise their voting rights so as to maximize their own interests, resulting in certain actions and decisions that may not be in the best interests of different holders.

Holders of MBS have limited control over amendments, modifications and waivers to the governing documents.

Certain amendments, modifications or waivers to the agreements governing securitizations may require the consent of holders representing only a certain percentage interest of the certificates and certain amendments, modifications or waivers to those agreements may not require the consent of any certificateholders. As a result, certain amendments, modifications or waivers to the governing documents may be effected even without certificateholder consent.

Lack of a robust secondary market for non-agency Residential MBS.

Developments in the residential mortgage market in the United States, and credit markets generally following the financial crisis, have greatly reduced, and in some time periods, virtually eliminated, any liquidity for non-agency residential MBS. There have been relatively less issuances of non-agency residential MBS since January 2008 and prior to the date of this Memorandum. The secondary mortgage markets have experienced and could continue to experience unprecedented and significant disruptions resulting from, among other things, reduced investor demand for mortgage loans and non-agency residential MBS, increased investor yield requirements for those loans and securities, downgrades of the ratings of mortgage-backed securities and monoline insurers by the rating agencies and liquidations of investment portfolios, collateralized debt obligations and structured investment vehicles that contain mortgage-backed securities. Fluctuating investor confidence in the mortgage industry also could contribute to illiquidity in the market for mortgage-backed securities, generally. As a result, the secondary market for non-agency residential MBS has experienced extremely limited liquidity and these conditions may continue or worsen in the future.

Potential inadequacy of credit enhancement.

An MBS may not be insured by or guaranteed by any entity. Certain credit enhancement features with respect to MBS, including limited subordination and loss allocation, are intended to enhance the likelihood that holders of certain MBS will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Losses on the underlying mortgage loans reduce the loss protection provided by subordinate certificates and will increase the likelihood that more senior MBS will not receive all of their expected principal and/or interest payments. In addition, interest shortfalls resulting from reductions in the amount of monthly interest payments on mortgage loans due to application of the Relief Act, and from borrowers’ prepayments of their mortgage loans may be applied to reduce current interest on certain classes of MBS. Accordingly, subordination will not provide some MBS with sufficient protection against these interest shortfalls.

Risks of subordinated MBS.

The Company may invest in certain tranches of MBS that are only entitled to a portion of the principal and interest payments made on mortgage loans underlying the securities issued by the related transaction. In general, losses on a mortgage loan included in such a transaction will be borne first by the equity holder of the issuing trust, and then by the “first loss” subordinated security holder and then by the “second loss” mezzanine holder. The Company may acquire securities at every level of such a trust, from the equity holder to the most senior tranche. In the event of default and the exhaustion of any classes of securities junior to those which the Company may acquire, the Company’s securities will suffer losses as well. In addition, if the underlying mortgage portfolio is inaccurately valued, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities which are acquired may effectively become the “first loss” position behind the more senior securities, which may result in significant losses.

MBS May Not Be Suitable Investments.

MBS may not be a suitable investment for those who require a regular or predictable schedule of payment, or payment on any specific date. The yields on MBS and the aggregate amount and timing of distributions on MBS may be subject to substantial variability from period to period and over the lives of the MBS.

Complying with REIT requirements may limit the Company’s ability to hedge applicable risks effectively.

The REIT provisions of the Code may limit the Company’s ability to engage in hedging transactions to minimize risks to which the Company may be exposed. Under these provisions, any income that the Company generates from transactions intended to hedge its interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, the Company may have to limit its use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than the Company would otherwise incur.

Many of the Company’s investments will be illiquid, and the Company may not be able to readily liquidate assets in response to changes in economic and other conditions.

Many factors that are beyond the Company’s control affect the real estate market and could affect the Company’s ability to liquidate investments for the price, on the terms or within the time frame that the Company desires. These factors include, without limitation, general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, the Company will have a limited ability to liquidate its investments in response to changes in economic or other conditions. Further, before the Company can sell a property, it may be necessary to expend funds to correct defects or to make improvements. However, the Company can give no assurance that it will have the funds available to correct such defects or to make such improvements. Moreover, any senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments the Company may originate or purchase will be particularly illiquid investments, due to a variety of factors including without limitation their term and limitations on remedies in a default scenario. In addition, some of the commercial real estate-related securities that the Company may purchase may be traded in private, unregistered transactions and may therefore be subject to restrictions on resale or otherwise have no established trading market. As a result, the Company expects that many of its investments will be illiquid, and if the Company is required to liquidate all or a portion of its investments, the Company may realize significantly less than the value at which the Company previously recorded such investments. The relative difficulty for the Company of liquidating its investments may materially adversely affect the Company’s ability to achieve its investment objectives and the value of the Shares.

Declines in the market values of the Company’s investments may adversely affect the Company’s financial condition and results of operations.

Some of the Company’s assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to Shareholders’ equity without impacting net income on the income statement. Moreover, if the Company determines that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, the Company will recognize a loss on that security on the income statement, which will reduce the Company’s earnings in the period recognized.

A decline in the market value of any of the Company’s assets may adversely affect the Company, particularly in instances where the Company has borrowed money based on the market value of those assets. If the market value of those assets declines, the applicable lender may require the Company to post additional collateral to support the loan, or such a decline in value could give rise to a default under the applicable loan agreements. If the Company is unable to post any additional required collateral, the Company may have to sell assets at a time when it might not otherwise choose to do so. If the applicable lender exercises remedies in respect of a default under the applicable loan documents, the Company’s financial condition and results of operations will be materially adversely affected.

Further, credit facility providers may require the Company to maintain a certain amount of cash reserves or to hold unlevered assets sufficient to maintain a specified liquidity position, which would allow the Company to satisfy its collateral obligations in respect of such credit facility. As a result, the Company may not be able to leverage its assets as fully as it would choose, which could materially adversely affect the Company’s ability to achieve its investment objectives.

Market values of the Company’s investments may decline for a number of reasons, including without limitation as a result of changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that are subject to prepayment, widening of credit spreads and downgrades of ratings of securities by ratings agencies.

Some of the Company’s investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of the Company’s portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. The Manager estimates the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, they may fluctuate over short periods of time and may be based on numerous estimates. The Manager’s determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of the Shares could be adversely affected if the Manager’s determinations regarding the fair value of these investments are materially higher than the values that the Company ultimately realizes upon their liquidation.

Competition with third parties to acquire investments may reduce the Company’s profitability and the value of the Shares.

The Company will have significant competition with respect to the acquisition of investments from many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies, online investment platforms and other investors, many of which have greater resources than the Company. The Company may not be able to compete successfully for investments, in which event the Company may not be able to achieve its investment objectives. If the Company acquires investments at higher prices than anticipated, the Company’s financial condition and results of operations, and the value of the Shares may be materially adversely affected.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm the Company’s operations.

Many of the Company’s investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses by the Company in respect of its investments and a material adverse effect on the value of the Shares. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could adversely affect the value real estate and real estate-related assets. Declining real estate values would likely reduce the Company’s ability to originate and acquire suitable investment opportunities, and increase the likelihood that, in a default scenario, the Company will be unable to recover the full amount if its investment. Additionally, general economic slowdowns or recessions may substantially increase the likelihood of defaults or underperformance in respect of the Company’s investments. All of the foregoing would materially adversely affect the Company’s financial condition and results of operations, and the value of the Shares.

In the event that the Company sells a property by providing financing to the purchaser thereof, the Company will bear the risk of default by the purchaser.

If the Company decides to sell any of its properties, its intends to use commercially reasonable efforts to sell them for cash; however, in some instances, the Company may sell properties by providing financing to purchasers. When the Company provides financing to a purchaser, the Company bears the risk that the purchaser may default, which could result in losses to the Company. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to the Shareholders, or the reinvestment of the proceeds in other assets, will be delayed until the purchase price for the applicable property is paid in full.

Risks Related to the Company’s Organization and Structure

The Shareholders do not elect or vote on the Manager and have limited ability to influence decisions regarding the Company’s business.

The Operating Agreement provides that Manager will manage the assets, affairs and business of the Company. The Shareholders do not elect or vote on the Manager, and, unlike the holders of common Shares in a corporation, have only limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding the Company’s operations and investments. In addition, the Operating Agreement provides that the Manager will generally operate in a manner that is appropriate to maintain the Company’s REIT status, which may further limit decisions regarding the Company’s operations.

The Shareholders will have limited voting rights and may be bound by a majority vote.

The Shareholders will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely affect the rights of the Shareholders. Each outstanding Share entitles the holder thereof to one vote on all matters submitted to a vote of the Shareholders. Generally, matters to be voted on by the Shareholders must be approved by a majority of the votes cast by all outstanding equity interests present in person or represented by proxy. If any vote occurs, the Shareholders will be bound by the majority vote, whether or not they voted with the majority.

Certain provisions of the Operating Agreement and Delaware law could hinder, delay or prevent a change of control of the Company.

Certain provisions of the Operating Agreement and Delaware law could have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

•	Authorization of additional securities, issuances of authorized securities and classification of securities without Shareholder approval. The Operating Agreement authorizes the Company to issue additional Shares or other securities for the consideration and on the terms and conditions established by the Manager without the approval of the Shareholders. In particular, the Manager is authorized to provide for the issuance of an unlimited amount of one or more additional classes or series of equity interests, including preferred equity, and to fix the number of equity interests, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. The Company’s ability to issue additional Shares and other securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer, merger or otherwise.

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Delaware Business Combination Statute—Section 203. Section 203 of the DGCL, which restricts certain business combinations with interested holders of equity interests in certain situations, does not apply to limited liability companies unless they elect to utilize it. The Operating Agreement does not currently elect to have Section 203 of the DGCL apply to the Company. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested holder of such corporations equity interests for a period of three years after the date of the transaction by which that person became an interested holder of such corporation’s equity interests, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested holder of the corporation’s equity interests, and an interested holder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting shares of the corporation. The Manager may elect to amend the Operating Agreement at any time to have Section 203 apply to the Company.

•	Ownership limitations. To assist the Company in qualifying as a REIT, the Operating Agreement, subject to certain exceptions, provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of the Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of the Shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which Shareholders might receive a premium for their Shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, the Company will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

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Exclusive authority of the Manager to amend the Operating Agreement. The Operating Agreement provides that the Manager has the exclusive power to adopt, alter or repeal any provision of the Operating Agreement, unless such amendment would adversely change the rights of the Shares. Thus, Shareholders generally may not effect changes to the Operating Agreement.

Shareholders will be limited in their ability to redeem Shares pursuant to the Company’s redemption plan.

The Company has adopted a redemption plan, whereby Shareholders may, on a quarterly basis, no later than 20 business days prior to the end of the applicable quarter, request that the Company redeem at least 25% or more of their Shares. However, the Company intends to limit the aggregate number of Shares that may be redeemed during any calendar year to 20.0% of the weighted average number of Shares outstanding during the prior calendar year (or 5.0% per quarter, with excess capacity carried over to later quarters in the calendar year). In addition, the Manager reserves the right to reject any redemption request for any reason or no reason or to amend, suspend or terminate the redemption plan without notice. Therefore, Shareholders may not have the opportunity to make a redemption request prior to termination by the Manager of the redemption plan. Moreover, shares redeemed by the Company pursuant to the redemption plan will be redeemed at a discount as described in this Offering Circular.

The initial offering price of the Shares was not established on an independent basis; the Company’s NAV Per Share may be substantially less than the initial purchase price per Share.

The initial offering price per Share set forth herein was determined by the Manager in its sole discretion. This initial price per Share bears no relationship to the Company’s NAV Per Share or to any other established criteria for valuing equity interests. The initial price per share is not indicative of the proceeds that prospective investors would receive upon liquidation. Further, the initial price per Share may be significantly more than the price at which the Shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

For approximately six months following commencement of this Offering, the per Share purchase price for the Shares will be $10.00 per Share. Following such period, the per Share purchase price will be determined on the first day of each fiscal quarter, and will equal the Company’s NAV Per Share. Employees of the Manager will perform valuations of the Company’s assets using a process that reflects (1) estimated values of each of the Company’s real estate assets and investments, including related liabilities, based upon any of (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, (c) for properties that have development or value add plans, progress along such development or value add plan, and (d) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Company’s periodic distributions, if any, and (4) estimated accruals of the Company’s operating revenues and expenses. Estimates will be based on information available to the Manager and the expertise and judgment of employees of the Manager. The Manager will deliver such valuations to the Administrator, which will utilize the valuations to calculate the Company’s NAV Per Share. Actual values and results could differ from the estimates used by to value the Company’s assets, and that difference could be significant. This valuation approach may result in a substantially different per Share price than Shareholders might receive for their Shares if they tried to sell them or if the Company liquidated its investment portfolio.

Shareholders’ Shares will be diluted if the Company issues additional Shares or other securities, which could reduce the overall value of the outstanding Shares.

Prospective investors in this offering do not have preemptive rights to any Shares or other securities the Company may issue in the future. Under the Operating Agreement, the Company has authority to issue an unlimited number of additional Shares or other securities, although, under Regulation A, the Company is only allowed to sell up to $75,000,000 of Shares in any 12 month period (although the Company may raise capital in other ways). In particular, the Manager is authorized, subject to the restrictions of Regulation A and other applicable securities laws, to provide for the issuance of an unlimited amount of one or more classes or series of equity interests in the Company, including preferred equity interests, and to fix the number of equity interests, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without Shareholder approval. The Manager may, at any time in its sole discretion, elect to (i) sell additional Shares in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue equity interests to the Manager, or to the Manager’s successors or assigns in payment of any outstanding obligations. To the extent the Company issues additional equity interests following any purchase of Shares in this offering, the percentage ownership interest of any Shareholders at that time will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of the Company’s investments, Shareholders may also experience dilution in the book value and fair value of their Shares.

Risks Related to the Company’s Status as a REIT

The Manager has no prior entity experience managing a REIT. Therefore, the Manager may not be able to successfully operate the Company’s business or achieve its investment objectives.

While certain members of the Manager’s management team have significant experience investing in the types of portfolio investments the Company intends to target, the Manager has no prior entity experience managing a REIT. Therefore, the Manager may not be able to successfully operate the Company’s business or achieve its investment objectives. As a result, an investment in the Shares may entail more risk than an investment in the securities of a comparable company which is managed by one or more persons or entities who have significant experience managing a REIT.

Failure to qualify as a REIT would cause the Company to be taxed as a regular corporation, which would substantially reduce funds available for distributions to Shareholders.

The Company believes that its organization and prior and proposed ownership and method of operation have enabled and will enable the Company to meet the requirements for qualification and taxation as a REIT. However, there can be no assurance that the Company will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within the Company’s control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If the Company fails to qualify as a REIT in any taxable year, it will face serious tax consequences that will substantially reduce the value of the Shares because:

•	the Company would not be allowed a deduction for dividends paid to Shareholders in computing its taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	the Company could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless the Company is entitled to relief under certain U.S. federal income tax laws, it could not re-elect REIT status until the fifth calendar year after the year in which it failed to qualify as a REIT.

In addition, if the Company fails to qualify as a REIT, it will no longer be required to make distributions in compliance with REIT qualification requirements. As a result of all these factors, the Company’s failure to qualify as a REIT could impair its ability to expand its business and raise capital, and would adversely affect the value of the Shares.

Even if the Company qualifies as a REIT, it may owe other taxes that will reduce its cash flows.

Even if the Company qualifies for taxation as a REIT, it may be subject to certain U.S. federal, state and local taxes on its income and assets, on taxable income that it does not distribute to Shareholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent the Company satisfies the 90% distribution requirement but distribute less than 100% of its REIT taxable income, the Company will be subject to U.S. federal corporate income tax on its undistributed taxable income. The Company also will be subject to a 4% nondeductible excise tax if the actual amount that it distributes to the Shareholders in a calendar year is less than a minimum amount specified under the Code. As another example, the Company is subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless the Company complies with a statutory safe harbor or earns the gain through a taxable REIT subsidiary (a “TRS”). Further, any TRS that the Company establishes will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease the value of the Shares.

Failure to make required distributions would subject the Company to tax.

In order to qualify as a REIT, each year the Company must distribute to the Members at least 90% of its REIT taxable income, excluding net capital gains. To the extent that the Company satisfies the distribution requirement, but distributes less than 100% of its taxable income, the Company will be subject to federal corporate income tax on its undistributed income. In addition, the Company will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any year are less than the sum of (1) 85% of its ordinary income for that year; (2) 95% of its capital gain net income for that year; and (3) 100% of its undistributed taxable income from prior years.

The Company may be required to make distributions to Shareholders at disadvantageous times or when the Company does not have funds readily available for distribution. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require the Company to borrow money or sell assets to pay out enough of the Company’s taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. In the future, the Company may borrow to pay distributions to Shareholders. Any funds that the Company borrows would subject it to interest rate and other market risks.

REIT distribution requirements could materially adversely affect the Company’s liquidity and may force the Company to borrow funds during unfavorable market conditions.

In order to maintain the Company’s REIT status and to meet the REIT distribution requirements, the Company may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for such borrowings or sales. In addition, the Company may need to reserve cash (including proceeds from this offering) to satisfy the REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, the Company generally must distribute to the Shareholders at least 90% of the Company’s net taxable income each year, excluding capital gains. In addition, the Company will be subject to corporate income tax to the extent the Company distributes less than 100% of its taxable income including any net capital gain. The Company intends to make distributions to the Shareholders to comply with the requirements of the Code for REITs and to minimize or eliminate the Company’s corporate income tax obligation to the extent consistent with its business objectives. The Company’s cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of the Company’s cash flows to cover the REIT distribution requirements could have an adverse impact on the Company’s ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain the Company’s REIT status. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by the Company in any calendar year are less than the sum of 85% of the Company’s ordinary income, 95% of the Company’s capital gain net income and 100% of the Company’s undistributed income from prior years. To address and/or mitigate some of these issues, the Company may make taxable distributions that are in part paid in cash and in part paid in Shares. In such cases the Shareholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable Share distributions is not clear, and it is possible the taxable Share distribution will not count towards the REIT distribution requirements, in which case adverse consequences could apply.

If the Company fails to invest a sufficient amount of the net proceeds of this Offering in real estate assets within one year from the receipt of such proceeds, the Company could fail to qualify as a REIT.

Temporary investment of the net proceeds from this Offering in short-term securities and income from such investment generally will allow the Company to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date the Company receives such net proceeds. If the Company is unable to invest a sufficient amount of the net proceeds of this Offering in qualifying real estate assets within such one-year period, the Company could fail to satisfy one or more of the gross income or asset tests and/or the Company could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If the Company fails to satisfy any such income or asset test, unless the Company is entitled to relief under certain provisions of the Code, the Company could fail to qualify as a REIT.

Changes in U.S. tax laws, regulations, including changes to tax rates, may adversely affect the Company’s results of operations.

The recently enacted Tax Cuts and Jobs Act included changes that could have an impact on the U.S. residential real estate market, individual tax rates and deductions, and could potentially impact the value of the Shares. The Tax Cuts and Jobs Act reduced the cap on mortgage loan principal balances entitled to receive the benefit of the mortgage interest deduction from $1,000,000 to $750,000 ($375,000 for married individuals filing a separate return) for mortgage loans originated after December 14, 2017. The market for higher balance mortgage loans may be adversely affected, potentially impacting the value of the related mortgaged properties and the ability of borrowers to sell or refinance their mortgaged properties in the future, potentially resulting in a higher level of losses and a slower rate of prepayments than would otherwise be the case. The Tax Cuts and Jobs Act also limited the ability of borrowers who itemize their deductions on their U.S. federal income tax returns to deduct state and local taxes (“SALT”) in excess of $10,000 (beginning after December 31, 2017 and before January 1, 2026), which may adversely affect borrowers in states and localities with high state and local income or property tax levels. The debt-to-income ratios determined by the originators pursuant to their underwriting guidelines and required under the guidelines for “qualified mortgages” do not take into account the level of SALT deductibility for borrowers. As a result, borrowers qualified under these ratios may have less after-tax income available to make their mortgage payments than was anticipated when the related mortgage loan was originated or used in the calculations to determine. Accordingly, defaults and losses on mortgage loans of these adversely affected borrowers may be greater than would otherwise have been the case. In addition, the market value of residential properties in these and other current or future “high tax” states and localities may be adversely affected by these changes in tax law, resulting in a higher level of losses and a slower rate of prepayments than would otherwise be the case.

Further, the Tax Cuts and Jobs Act limited the ability of borrowers to deduct interest for certain existing and future home equity lines of credit, unless allocable to acquire or improve the related property, for taxable years beginning on or after January 1, 2018; with such suspension ending for taxable years beginning after December 31, 2025. The limitation of the deductibility of interest of this type of subordinate financing of residential mortgaged properties may, as a result, become less popular, which may reduce the liquidity of borrowers and adversely affect the market value of residential properties.

If the Company forms a TRS, the Company’s overall tax liability could increase.

Any TRS formed by the Company will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although the Company’s ownership of any TRSs may allow the Company to participate in the operating income from certain activities that the Company could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which the Company earns such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to the Company; however, any dividends received by the Company from any domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If the Company has any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is nonqualifying for either of the REIT income tests.

Although the Company’s use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain the Company’s qualification as a REIT, there are limits on the Company’s ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize the Company’s REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% the tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis (for example if the Company charged a TRS interest in excess of an arm’s length rate). The Company may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to the Company but is not required to be distributed to the Company. The Company will monitor the value of its respective investments in any TRSs it may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure the Company’s transactions with any such TRSs on terms that the Company believes are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that the Company will be able to comply with the 25% TRS limitation or to avoid application of the 100% excise tax.

Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. Shareholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 37% maximum U.S. federal income tax rate on ordinary income when paid to such Shareholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could materially adversely affect the value of the stock of REITs, including the Shares.

Rapid changes in the value of assets of the Company may make it more difficult for the Company to maintain its qualification as a REIT.

Changes in the market value or income potential of the Company’s assets, whether as a result of general economic factors, the markets in which the Company’s properties are located, increased interest rates, prepayment rates or other factors, may require the Company to modify its investment portfolio in order to maintain its REIT qualification. If such changes in asset values or income potential occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that the Company may own. The Company may have to make investment decisions that it otherwise would not make absent REIT considerations.

Complying with REIT requirements may cause the Company to forgo otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, the Company must continually satisfy tests concerning, among other things, the sources of its income, the nature and diversification of its assets, the amounts it distributes to the Shareholders and the ownership of the Shares. The Company may be required to make distributions to the Shareholders at disadvantageous times or when the Company does not have funds readily available for distributions. Thus, compliance with the REIT requirements may, for instance, hinder the Company’s ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to the Company and the Shareholders, or may require the Company to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder the Company’s investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of the Company’s assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of the Company’s investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of the Company’s total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of the Company’s total securities can be represented by securities of one or more TRSs. After meeting these requirements at the close of a calendar quarter, if the Company fails to comply with these requirements at the end of any subsequent calendar quarter, the Company must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing its REIT qualification. As a result, the Company may be required to liquidate from its investment portfolio or forgo otherwise attractive investments. These actions could have the effect of reducing the value of the Shares.

Shareholders may be restricted from acquiring, transferring or redeeming certain amounts of their Shares.

In order to maintain the Company’s REIT qualification, among other requirements, no more than 50% in value of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist the Company in qualifying as a REIT, the Operating Agreement contains an aggregate equity interest ownership limit and a common equity interest ownership limit. Generally, any Shares owned by affiliated owners will be added together for purposes of the common equity interests ownership limit.

If anyone attempts to transfer or own equity interests in the Company in a way that would violate the aggregate equity interest ownership limit or the common equity interests ownership limit (or would prevent the Company from continuing to qualify as a REIT), unless such ownership limits have been waived by the Manager, those equity interests instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by the Company or sold to a person whose ownership of the equity interests will not violate the aggregate equity interest ownership limit or the common equity interests ownership limit and will not prevent the Company from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or the Company’s disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns equity interests of the Company in violation of the aggregate equity interests ownership limit or the common equity interests ownership limit, unless such ownership limit or limits have been waived by the Manager, or the other restrictions on transfer or ownership in the Operating Agreement, bears the risk of a financial loss when the equity interests are redeemed or sold, if the Company’s NAV decreases between the date of purchase and the date of redemption or sale.

The limits on ownership of the Company’s equity interest also may require the Company to decline redemption requests that would cause other holders of equity interest to exceed the ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs, the Company will decline to honor any redemption request that the Company believes is a “dividend equivalent” redemption as discussed in the section entitled “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.”

Complying with REIT requirements may limit the Company’s ability to hedge risks effectively and may cause the Company to incur tax liabilities.

The REIT provisions of the Code substantially limit the Company’s ability to hedge its liabilities. Generally, income from a hedging transaction the Company enters into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute “gross income” for purposes of the 75% or 95% gross income tests, provided certain circumstances are satisfied. To the extent that the Company enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, the Company may need to limit its use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of the Company’s hedging activities because its TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose the Company to greater risks associated with changes in interest rates than the Company would otherwise want to bear. In addition, losses in the Company’s TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs.

The ability of the Manager to revoke the Company’s REIT qualification without Shareholder approval may cause adverse consequences to the Shareholders.

The Operating Agreement provides that the Manager may revoke or otherwise terminate the Company’s REIT election, without the approval of the Shareholders, if it determines that it is no longer in the Company’s best interest to continue to qualify as a REIT. If the Company ceases to be a REIT, it will not be allowed a deduction for dividends paid to Shareholders in computing its taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on the value of the Shares.

Investments outside the U.S. could present additional complications to the Company’s ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Although the Company does not expect to invest in non-U.S. real estate assets, if the Company were to make such investments, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules may complicate the Company’s ability to structure non-U.S. investments in a manner that enables the Company to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject the Company to various non-U.S. tax liabilities, including withholding taxes.

The Company may be subject to a 100% penalty tax on any prohibited transactions that it enters into, or may be required to forgo certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.

If the Company is found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business, the Company may be subject to a 100% “prohibited transactions” tax under U.S. federal tax laws on the gain from disposition of the property unless (i) the disposition qualifies for a safe harbor exception for properties that have been held by the Company for at least two years (generally for the production of rental income) and that satisfy certain additional requirements or (ii) the disposition is made through a TRS and, therefore, is subject to corporate U.S. federal income tax.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances. The Company’s opportunistic business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. The Company intends to comply with the statutory safe harbor when selling properties (or when the Company’s joint ventures sell properties) outside of its TRSs that it believes might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS might disagree with the Company’s characterization of sales outside the safe harbor. Thus, the Company may be subject to the 100% penalty tax on the gain from dispositions of property.

The potential application of the prohibited transactions tax could cause the Company to forego potential dispositions of other property or to forgo other opportunities that might otherwise be attractive to the Company, or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Possible legislative, regulatory or other actions affecting REITs could materially adversely affect the Company and the Shareholders.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could materially adversely affect the Company or the Shareholders. The Company cannot predict whether, when, in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in the Company’s or the Shareholders’ tax liability or require changes in the manner in which the Company operates in order to minimize increases in its tax liability. A shortfall in tax revenues for states and municipalities in which the Company operates may lead to an increase in the frequency and size of such changes. If such changes occur, the Company may be required to pay additional taxes on its assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect the Company’s financial condition, the results of operations and the value of the Shares.

Shareholders are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in the Shares.

A portion of the Company’s distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of the Shareholders’ investments in the Shares and may trigger taxable gain.

A portion of the Company’s distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of the Company’s distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of the distributions for a year exceeds the Company’s current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce the Shareholders’ adjusted tax basis in such Shareholder’s Shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such Shares.

The Company’s ability to provide certain services to its tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, the Company generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can the Company derive income from a third party that provides such services. If services to tenants at properties in which the Company holds an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, the Company can provide such non-customary services to tenants or share in the revenue from such services if it does so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

The Manager has limited experience managing a portfolio of assets owned by a REIT.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. The Manager has limited experience managing a portfolio in the manner intended to comply with such requirements. To the extent the Manager manages the Company in a manner that causes the Company to fail to be a REIT, it could materially adversely affect the value of the Shares.

Property taxes could increase due to property tax rate changes or reassessment, which could impact the Company’s cash flow.

Even if the Company qualifies as a REIT for U.S. federal income tax purposes, the Company generally will be required to pay state and local taxes on its properties. The real property taxes on the Company’s properties may increase as property tax rates change or as the Company’s properties are assessed or reassessed by taxing authorities. If the property taxes payable by the Company increase, the Company’s financial condition, results of operations, and the value of the Shares may be materially adversely affected.

The Company may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases.”

The Company may purchase investments in real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases,” the Company could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, the Company could fail to qualify as a REIT as a result.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if applicable Shareholders fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in the Shares, such Shareholders could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in the Shares on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If a Shareholder is investing the assets of any of the entities identified in the prior sentence in the common Shares, such Shareholder should satisfy itself that:

•	such investment is consistent with the Shareholder’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	such investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	Such investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

•	such investment will not impair the liquidity of the trust, plan or IRA;

•	such investment will not produce “unrelated business taxable income” for the plan or IRA;

•	The Shareholder will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

•	Such investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Shares constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

The Company makes statements in this Offering Circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that it expresses or implies in this Offering Circular or in the information incorporated by reference into this Offering Circular.

The forward-looking statements included in this Offering Circular are based upon current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, its actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects include, but are not limited to:

•	the Company’s ability to effectively deploy the proceeds raised in this offering;

•	the Company’s ability to attract and retain investors;

•	risks associated with breaches of data security;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	limited ability to dispose of assets because of the relative illiquidity of real estate investments;

•	intense competition in the real estate market;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	failure to obtain necessary outside financing;

•	decreased rental rates or increased vacancy rates;

•	the risk associated with potential breach or expiration of a ground lease, if any;

•	difficulties in identifying properties to complete, and consummating, real estate acquisitions, developments, joint ventures and dispositions;

•	failure to successfully operate acquired properties and operations;

•	exposure to liability relating to environmental and health and safety matters;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	failure to maintain the Company’s status as a REIT;

•	failure of acquisitions to yield anticipated results;

•	risks associated with derivatives or hedging activity;

•	The Company’s level of debt and the terms and limitations imposed on the Company by its debt agreements;

•	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

•	ability of the Manager to hire and retain executive officers and other key personnel, and to hire competent employees and appropriately staff its operations;

•	expected rates of return provided to investors;

•	the ability of the Manager to source, originate and service loans and other assets, and the quality and performance of these assets;

•	legislative or regulatory changes impacting the Company’s business or assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of the Company’s assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if the Company’s investments fail to perform as expected;

•	the Manager’s ability to implement effective conflicts of interest policies and procedures;

•	the Company’s ability to access sources of liquidity to fund redemptions of Shares in excess of the net proceeds of this Offering and the consequential risk that the Company may not have the resources to satisfy redemption requests;

•	compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, the Investment Company Act and other laws; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, neither the Company, the Manager, the Sponsor, nor any of their affiliates undertakes any obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by the Company or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

ESTIMATED USE OF PROCEEDS

The table below sets forth the Company’s estimated use of proceeds from this Offering, assuming that the Company sells in this Offering $75,000,000 per year in Shares, the maximum offering amount. The Shares will be offered at an initial purchase price of $10.00 per Share. Currently, the Manager’s assets consist solely of $1,000 in cash.

The Company expects to use substantially all of the net proceeds from this Offering to engage in real estate investment opportunities across the capital structure including but not limited to first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity, equity and other real estate and real estate-related investments. The Company intends to work with and invest alongside partners with established track records as investment opportunities present themselves. The Manager’s (as defined below) real estate team has experience investing across different cycles, property types and risk profiles. Thus, the Company may directly or indirectly invest in a wide variety of commercial properties including office, industrial, retail, hospitality, recreation and leisure and single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development. The Company’s equity investments will focus on properties with significant possibilities for capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. The Company’s debt investments will emphasize the payment of current returns to investors and preservation of invested capital as its primary investment objectives, with a lesser emphasis on seeking capital appreciation from its investments. The Company may also invest in commercial real estate-related debt securities (including CMBS, CDOs, CRE CLOs and REIT senior unsecured debt) and other real estate-related assets. The Company expects that its portfolio of investments will be secured primarily by U.S. based collateral.

The Company expects that any expenses or fees payable to the Manager in connection with managing the Company’s daily affairs, including but not limited to, the selection and acquisition or origination of the Company’s investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact the Company’s quarterly NAV. Many of the amounts set forth in the table below represent the Manager’s best estimate since they cannot be precisely calculated at this time.

The Company may not be able to promptly invest the net proceeds of this Offering in real estate and real estate related assets. In the interim, the Company may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as the Company expects to earn on its real estate-related investments.

	Minimum Offering(1)	Maximum Offering
	Amount	Amount
Gross Offering Proceeds	$1,000,000.00	$75,000,000.00 per year
Less:
Organization and Offering Expenses(2)(3)	$180,000	$180,000
Net Proceeds from this Offering	$820,000	$74,820,000
Estimated Amount Available for Investments	$820,000	$74,820,000

(1)	The Company will not commence its operations until it has raised at least $1,000,000 in this Offering. Until the minimum threshold is met, the Company will hold each investor’s subscription funds in trust for the benefit of such investor, and no investor will be admitted as a Shareholder. If the Company does not raise at least $1,000,000 in this offering, it will return each investor’s subscription funds, and no such investor will have any further commitments to us in respect of this offering.
(2)	No sales commissions will be payable in connection with the purchase of Shares by investors. The Company will reimburse the Manager and its affiliates for organization and offering costs. See the section entitled “Management Compensation” for a description of additional fees and expenses that the Company will pay to the Manager.
(3)	The amounts reflected here are estimates, and include all expenses to be paid by the Company in connection with the formation of the Company, the qualification of the Offering, and the marketing and distribution of Shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

MANAGEMENT

The Manager

The Manager is responsible for managing the Company’s business and affairs and implementing its investment strategy. The Company does not currently have any employees nor does it intend to hire any employees. The Manager and its officers, directors, and employees are not required to devote all of their time to the business of the Company, and are only required to devote such time to the Company’s affairs as their duties require.

The Manager will manage the Company’s investment portfolio and its other assets, and make all decisions regarding the Company’s assets and its business, including without limitation in respect of the acquisition or origination of investments, leverage, hedging transactions, and declarations of distributions. The Manager may change the Company’s investment objectives at any time without approval of the Shareholders.

The Manager performs its duties and responsibilities in respect of the Company pursuant to the Operating Agreement. Except pursuant to the Investment Advisers Act, the Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company and the Shareholders. Furthermore, the Company has agreed to limit the liability of the Covered Persons, and to indemnify the Covered Persons against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Investment Advisory, Origination and Acquisition Services

•	oversee the Company’s investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•	direct the sourcing, underwriting, acquiring, financing, originating, servicing, investing in and managing of the Company’s investment portfolio;

•	adopt and periodically review the Company’s investment strategy;

•	structure the terms and conditions of acquisitions, sales and joint ventures by the Company;

•	negotiate leases and service contracts for the Company’s properties and other investments;

•	approve and oversee debt financings;

•	approve joint ventures, limited partnerships and other such relationships with third parties;

•	approve any potential Liquidity Transactions;

•	obtain market research and economic and statistical data in connection with the Company’s investments and investment objectives and policies;

•	oversee and conduct the due diligence process related to prospective investments;

•	negotiate investments and other transactions on behalf of the Company.

Offering Services

•	the development of this Offering, including the determination of its specific terms;

•	preparation and approval of all marketing materials relating to this Offering;
•	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

•	creation and implementation of various technology and electronic communications related to this Offering; and

•	all other services related to this Offering.

Asset Management Services

•	investigate, select, and, on the Company’s behalf, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations under the Operating Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under the Operating Agreement;

•	monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of the Company’s investments;

•	monitor and evaluate the performance of the Company’s investments and perform and supervise the various management and operational functions related to the Company’s investments; provided, that certain of these asset management services may be performed by a third party other than the Manager on behalf of the Company in connection with certain investments;

•	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

•	coordinate and manage relationships between the Company and any joint venture partners.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for the Company’s day-to-day operations;

•	provide or arrange for administrative services, including without limitation engagement of the Administrator, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain accounting data and any other information concerning the Company’s activities as it will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•	maintain all appropriate company books and records;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	cash management services;

•	evaluate and obtain adequate insurance coverage for the Company based upon risk management determinations;

•	manage compliance with regulatory matters;

•	oversee all corporate governance, reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

•	Authorize distributions from time to time.

Shareholder Services

•	approve redemptions of Shares;

•	manage communications with the Shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•	negotiate financing agreements;

•	manage relationships between the Company and financing parties, if any; and

•	monitor and oversee compliance by the Company with the terms of any financings.

Disposition Services

•	evaluate and approve potential asset dispositions, sales or Liquidity Transactions; and

•	structure and negotiate the terms and conditions of transactions pursuant to which the Company’s assets may be sold.

Allocation of Investment Opportunities

The Manager provides management services to several affiliates of the Company, and expects to continue to provide such services to existing and new affiliates of the Company in the future. Such affiliates may compete with the Company for investment opportunities. The Manager will allocate investment opportunities among the Company and its affiliates using its business judgment.

Board of Managers and Executive Officers of the Company

The Board of Managers of the Company (the “Board of Managers”) monitors and performs an oversight role with respect to the business and affairs of the Company. However, the Manager, rather than the Board of Managers or any executive officer of the Company, will manage the day-to-day operations of the Company and the Company’s investment portfolio. The Company will not pay any compensation to any member of the Board of Managers nor to any executive officer of the Company.

The following persons are the members of the Board of Managers of the Company; Michael Weisz, Milind Mehere and Mitchell Rosen. The following persons are the executive officers of the Company; (i) Jimmy Pandhi, Chief Executive Officer, President and Secretary, and (ii) Peter Kerr, Vice President. The address for each member of the Board of Managers and for each executive officer of the Company is c/o YieldStreet Management, LLC, 300 Park Avenue, 15th Floor, New York, NY 10022. Below is a description of the experiences and qualifications of the members of the Board of Managers and executive officers of the Company.

Michael Weisz. Mr. Weisz is a co-founder and the President of the Sponsor. He is responsible for corporate strategy and direction, investment strategy, and sourcing and facilitating a network of originators at Sponsor. Mr. Weisz is a co-founder of Soli Capital, a specialty finance lender and investor with an affinity to litigation finance and has served as its Chief Investment Officer since 2013. From 2009 to 2013, Mr. Weisz was Vice President at a New York-based credit opportunities hedge fund with $1.2 billion under management. Mr. Weisz and his team specialized in asset-based loan transactions between $5 million and $25 million with a niche in financing transactions for litigation and similar matters. During his career, Mr. Weisz has managed over $500 million in transactions. He brings with him 10 years of investment experience. Mr. Weisz graduated with a B.S. in Finance from Touro College.

Milind Mehere. Mr. Mehere is the Chief Executive Officer of Sponsor responsible for overall strategy and day-to-day operations. Prior to co-founding Sponsor in January 2015, Mr. Mehere co-founded Yodle, which was acquired by web.com (Nasdaq: WEB) for $342 million in March 2016. He helped Yodle scale to $200 million in revenue and over 1,400 employees. During his nine years at Yodle from 2006 to 2014, Mr. Mehere created and lead several departments, including General Manager of Canada where he built a team of over 200 people, Vice President of Business Development & Channel Sales and Vice President of Client Management & Operations. Previously, Mr. Mehere held various leadership roles at OATSystems (acquired by Checkpoint Systems CKP) and i2 Technologies (acquired by JDA Software).

Mitchell Rosen. Mr. Rosen is responsible for the real estate investment vertical at Sponsor. Prior to joining Sponsor, Mr. Rosen worked at Brigade Capital Management, a credit focused alternative asset management firm, where he spent more than 5 years focusing on CMBS/CRE debt investing. Prior to Brigade, Mr. Rosen spent almost 9 years at Marathon Asset Management working on both the direct lending program on transitional properties as well as the head credit analyst for their CMBS business. Mr. Rosen entered the real estate lending arena as an analyst at Capital Trust, Inc., a publicly traded commercial mortgage REIT focusing on the mezzanine debt lending space. Mr. Rosen has a Bachelor of Business Administration from Emory University.

Jimmy Pandhi. Jimmy Pandhi has served as Head of Strategic Finance at Sponsor since July 2018. Prior to joining Sponsor, Mr. Pandhi was a Managing Director of New York Life Investment Management from 2015 to 2017, where he focused on financial and strategic matters. In addition, Mr. Pandhi spent four years at Evercore from 2011 to 2015 where he was Head of Investor Relations among other responsibilities. Before joining Evercore, Mr. Pandhi spent six years at Fortress Investment Group, where he held various positions across finance, private equity, and credit. Mr. Pandhi received a B.S. from the University of Illinois Urbana-Champaign.

Peter Kerr. Mr. Kerr has served as Director, Product Marketing in the marketing team at Sponsor since November 2020. From September 2018 to October 2020, Mr. Kerr was at PGIM (formerly Prudential Investment Management) as Director, Fixed Income Product Management where he led product positioning and messaging across a range of fixed income sectors and partnered with various teams including sales, legal and finance. Prior to that, he worked at OppenheimerFunds from August 2013 to August 2018 and Morgan Stanley from September 2010 to July 2013. Mr. Kerr earned a B.A. from The Ohio State University.

Limited Liability and Indemnification of the Manager and Others

Under the Operating Agreement, the Company will indemnify the Covered Persons from and against any and all claims arising out of the management and operation of the Company, except for claims arising out of the fraud, gross negligence, bad faith or willful misconduct of a Covered Person. Covered Persons will have no liability to the Company for a mistake or error in judgment or for any act or omission believed to be within their scope of authority unless such mistake, error of judgment or act or omission was made, performed or omitted by the Covered Persons fraudulently or in bad faith or constituted gross negligence.

The Platform

The Sponsor will host this Offering on the Platform. The Platform is owned and operated by the Sponsor. The Company will pay to the Sponsor a fee in connection with the Company’s use of the Platform on an annual basis in an amount equal to 0.30% of the Company’s NAV as of the end of the applicable year.

MANAGEMENT COMPENSATION

The Manager and its affiliates will receive fees and expense reimbursements for services relating to this Offering and the investment and management of the Company’s assets. The items of compensation are summarized in the following table. Neither the Manager nor its affiliates will receive any sales commissions or dealer manager fees in connection with the offer and sale of the Shares.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount

Organization and Offering Expenses –Manager or Other Affiliate	To date, the Manager or its affiliates (excluding the Company) have paid organization and offering expenses on the Company’s behalf. The Company will reimburse the Manager and any applicable affiliates thereof, for such expenses and for any future organization and offering expenses they may incur on behalf of the Company. The Manager may, in its sole discretion, suspend or waive, in whole or in part, the reimbursement by the Company of all or any portion of any such operating expenses incurred by the Manager on behalf of the Company	The Company expects its organization and offering expenses to be approximately $180,000 in the aggregate.

Management Fee – Manager	The Management Fee is calculated at an annual rate of 1.5% of the average NAV of the Company at the end of each of the two immediately preceding quarters. The Management Fee is payable quarterly in arrears. The Management Fee may be suspended, or waived, in whole or in part, in the sole discretion of the Manager. All or any portion of the Management Fee which is so deferred, suspended or waived will be deferred without interest and may be payable in any succeeding quarter as the Manager may determine in its sole discretion.	Actual amounts are dependent upon a variety of factors relating to the Company’s investment opportunities. We cannot determine these amounts, or a reasonable estimate thereof, at the present time.

Other Operating Expenses — Manager or Other Affiliate

The Company will reimburse the Manager for out-of-pocket expenses paid by the Manager to third parties who provide services to the Company, including without limitation the Administrator and the Company’s independent accountants. Such reimbursements will not include the Manager’s overhead, payroll, utilities, technology costs or similar expenses payable by the Manager in connection with its business operations. The Manager may, in its sole discretion, suspend or waive, in whole or in part, the reimbursement by the Company of all or any portion of any such operating expenses incurred by the Manager on behalf of the Company.

Approximately 0.5% of the Company’s NAV annually.
Origination Fees and Other Fees Associated with Investments – Sponsor, Manager or Other Affiliate

The Sponsor, Manager, or any of their affiliates, may charge fees in connection with the Company’s investments, including without limitation origination fees, upfront fees, exit fees, and lender discount points. The Sponsor, the Manager (or their applicable affiliate) will be entitled to retain, or the Company will pay to such party the full amount of any such fees.

Extension and modification fees may be collected from counterparties and payable to the Manager in its capacity as the servicer of the applicable asset. In the loan context, such fees are typically between one and three percent (1-3%) of the original or outstanding underlying loan amount, but could be higher depending on market rates and conditions. The Company will pay to the Manager the full amount of any such fees.

Investment processing and other documentation fees, including without limitation underwriting fees, appraisal fees, title fees, inspection fees, escrow fees, environmental assessment fees, construction disbursement fees, warehousing fees, administration fees and other similar charges, may be collected from counterparties and payable to the Sponsor, the Manager, or any of their affiliates at prevailing industry rates. The Sponsor, the Manager (or their applicable affiliate) will be entitled to retain, or the Company will pay to such party, the full amount of any such fees.

Actual amounts are dependent upon a variety of factors relating to the Company’s investment opportunities. We cannot determine these amounts, or a reasonable estimate thereof, at the present time.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of the outstanding Shares as of the date of this Offering Circular for each person or group that holds more than 5% of the outstanding Shares. To the Company’s knowledge, each person that beneficially owns Shares has sole voting and disposition power with regard to such Shares.

	Number of Shares	Percent of
Name of Beneficial Owner(1)	Beneficially Owned	All Shares
YieldStreet Management, LLC	100	100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with the Manager and its affiliates. A discussion of these conflicts follows below, as well as a discussion of the corporate governance measures the Company has adopted to mitigate some of the risks posed by these conflicts.

Provision of Management Services

General

The Manager provides management services similar to those services that it provides to the Company to various affiliates of the Company. The Manager, and its officers and employees, have obligations in respect of such affiliates which are similar to their obligations in respect of the Company.

Allocation of Investment Opportunities

The Company relies on the Manager, and its officers and employees, to identify, source, originate, and acquire suitable investments for the Company. Various affiliates of the Company similarly rely on the Manager to build and manage their respective investments. Such affiliates may compete with the Company for investment opportunities. Consequently, the Manager, and its officers and employees, will face conflicts of interest in respect of the allocation of investment opportunities among the Company and its affiliates.

The Manager will use its business judgment to allocate investment opportunities among the Company and its affiliates. Factors that the Manager may consider in connection with its allocation of investment opportunities include, without limitation;

•	the investment objectives and criteria of the Company and its affiliates;

•	the cash requirements of the Company and its affiliates;

•	the effect of the investment on the diversification of the Company’s and its affiliates’ respective portfolios;

•	leverage of the Company and its affiliates;

•	the anticipated cash flow of the investment;

•	the income tax effects of the investment;

•	the size of the investment; and

•	the amount of funds available to the Company and its affiliates, respectively.

The Company and its affiliates may engage in similar business operations, pursue similar investment strategies, do business with the same third parties, regardless of whether such activities may be detrimental to one or more of its affiliates. Additionally, the Manager may take actions, including in respect of ongoing business relationships with third parties and investment opportunities, which benefit an affiliate of the Company more than the Company.

The Manager may also experience conflicts of interest related to the compensation the Manager receives in respect of various types of investments by the Company. To the extent that the Manager receives relatively greater compensation in respect of certain types of investments, the Manager will have an incentive to originate or acquire such investments, which may affect the diversification and overall performance of the Company’s investment portfolio.

Concurrent with this offering, certain professionals of the Manager are simultaneously providing advisory services to other affiliated entities, including (in the case of the Manager) to a series of private investment vehicles managed by the Manager, and private and public investment vehicles, including registered investment companies (such as YieldStreet Prism Fund Inc.) (collectively, the “YieldStreet Platform”). As a result, the Company may compete with any such investment entity for the same investors and investment opportunities, subjecting the Manager and their affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities and making or recommending acquisitions on our behalf.

Affiliates of the Manager have no obligation to make their originated investment opportunities available to the Manager or the Company, and such opportunities may be provided to the YieldStreet Platform or another affiliate of the Manager.

To mitigate the foregoing conflicts, the Manager and their affiliates will seek to allocate investment opportunities on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate.

Allocation of Time

As a result of the Manager’s obligations to affiliates of the Company, the Manager, and its officers and employees, will face conflicts of interest in the allocation of their time and resources. However, the Company believes that the Manager has sufficient personnel and resources to fully discharge its obligations to the Company and to its affiliates.

The Manager and the Sponsor provide services to affiliates of the Company that may have parallel investments in the assets of the Company, or which offer investment products that may have parallel investments in the assets of the Company.

Merger or Consolidation

The Manager may, without Shareholder consent unless otherwise required by law or the Operating Agreement, determine that the Company should merge or consolidate into or with another entity, including without limitation one or more of the Company’s affiliates.

Investment by Interested Parties

The Company intends to allow purchases of Shares by interested directors, officers and employees of the Company, the Manager or any affiliates thereof who are accredited investors. Purchases of Shares by such persons will be offered on the same terms and conditions as Shares are offered to non-affiliated investors.

Affiliate Transactions

The Company, the Manager, the Sponsor and their affiliates, and each of their respective principals, members, managers, directors, and officers, may sell, buy or hypothecate assets to each other, The Company, the Manager, the Sponsor and their affiliates, and each of their respective members, managers, principals, directors, and officers, may make a profit on the sale of existing assets to an affiliated individual or entity. There will be no independent review or assessment of the value of such assets. However, to the extent assets are sold, transferred or assigned between the Company and any such affiliated individuals or entities, such transactions will be on commercial terms that, in the opinion of the Manager, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties.

In the event that the Company becomes the owner of any assets by reason of foreclosure or otherwise, the Company may attempt to arrange for the sale of such assets. The Company may, but is not required to, arrange a sale to persons or entities affiliated with it or controlled by it, including without limitation to Manager or Sponsor. There will not be any independent review by any outside parties of such transactions. To the extent such sales are made to persons or entities affiliated with the Company or controlled by it, such transactions will be on commercial terms that, in the opinion of the Manager, would have been reached in an arm’s length transaction with or among unaffiliated third parties to ensure fair and equitable treatment among the parties.

Receipt of Fees and Other Compensation by the Manager and its Affiliates

The Manager will receive substantial fees from the Company, which fees will not be negotiated at arm’s length. These fees could influence the Manager’s advice to the Company as well as the judgment of the Manager and its officers and employees. Among other things, these compensation arrangements could give rise to conflicts of interest in respect of:

•	the continuation, renewal or enforcement of provisions in the Operating Agreement involving the Manager;

•	public offerings of equity by the Company, which will likely entitle the Manager to increased management fees and other fees;

•	acquisitions of investments and originations of loans at higher purchase prices, which entitle the Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment or loan;

•	borrowings, which borrowings will increase asset management fees payable by the Company to the Manager; and

•	whether and when the Company seeks to list the Shares on a stock exchange or other trading market, sell assets of the Company, or merge or consolidate with any other company.

In addition to the foregoing, the Company, the Manager, the Sponsor, or one or more of their affiliates may receive fees or other compensation from third parties in connection with the Company’s assets, which may provide financial incentives for the recipient of such fees or other compensation which are not in the best interests of the Shareholders.

No Independent Underwriter

The Company is conducting this offering without the aid of an independent underwriter. As a result, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with an offering of securities.

Right of First Refusal; Co-investment, Etc.

The Company will not have any rights of first refusal, co-investment or other rights in respect of any assets owned by, or acquisitions or dispositions made by, any affiliates of the Company, including without limitation the Manager or the Sponsor, or in any fees, profits or other income earned or otherwise derived from them.

Policies Relating to Conflicts of Interest

The Company has not adopted and does not intend to adopt specific policies in respect of transactions with affiliates. The Company may, in the Manager’s sole discretion, engage in one or more transactions with affiliates, including without limitation to acquire investments or to incur indebtedness.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

The Company’s investment objectives are:

•	to realize returns on its investments;

•	to grow net cash from operations so that an increasing amount of cash flow is available for distributions to Shareholders;

•	to enable Shareholder to realize returns on their investments by paying distributions to Shareholders, by providing liquidity through alternative means, including without limitation in-kind distributions of the Company’s assets; and

•	to preserve, protect and return Shareholders’ initial investments.

The Company may also seek to realize growth in the value of its investments by timing their liquidation to maximize value.

There can be no assurance that the Company will attain these objectives or that the value of the Company’ assets will not decrease. Furthermore, within the Company’s investment objectives and policies, the Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of the Company’s assets.

Investment Strategy

The Company intends to use substantially all of the net proceeds of this Offering to engage in real estate investment opportunities across the capital structure including but not limited to first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity, equity and other real estate and real estate-related investments. The Company intends to work with and invest alongside partners with established track records as investment opportunities present themselves. The Manager’s (as defined below) real estate team has experience investing across different cycles, property types and risk profiles. Thus, the Company may directly or indirectly invest in a wide variety of commercial properties including office, industrial, retail, hospitality, recreation and leisure and single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development. The Company’s equity investments will focus on properties with significant possibilities for capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. The Company’s debt investments will emphasize the payment of current returns to investors and preservation of invested capital as its primary investment objectives, with a lesser emphasis on seeking capital appreciation from its investments. The Company may also invest in commercial real estate-related debt securities (including CMBS, CDOs, CRE CLOs and REIT senior unsecured debt) and other real estate-related assets. The Company expects that its portfolio of investments will be secured primarily by U.S. based collateral.

The Company may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates. The Company also may serve as a mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements.

The Company expects to employ leverage, which leverage may be provided by affiliates of the Company, to enhance total returns to the Shareholders. During the period when the Company is initially building its investment portfolio, the Company may employ greater leverage on individual assets (that will also result in greater leverage of the overall portfolio) in order to quickly build a diversified portfolio of assets.

Investment Process

The Manager has the authority to make all the decisions regarding the Company’s investments. The Manager will focus on the sourcing, acquisition and management of the Company’s investments. It will source the Company’s investments from various sources, including without limitation, new or existing customers, former and current financing and investment partners, affiliates of the Company, third party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

Disposition of Assets

To maximize the value of the Shares, the Company may, from time to time in the Manager’s sole discretion. dispose of investments and utilize the net proceeds of such dispositions to make distributions to the Shareholders, or to reinvest in new assets.

Notwithstanding the foregoing, the Company’s ability to dispose of assets may be substantially restricted as a result of the Company’s REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells a property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” with respect to any such property and is subject to a 100% penalty tax on the net income from any such transaction unless the sale qualifies for a statutory safe harbor from application of the 100% tax. As a result, the Manager will generally attempt to structure any disposition of the Company’s assets to avoid such tax treatment through reliance on the safe harbor available under the Internal Revenue Code or through the use of a TRS, if possible, or the Manager may forgo the disposition of assets to avoid such tax treatment.

Various factors, including without limitation general market conditions and the Company’s status as a REIT could affect any proposed Liquidity Transactions. Even after the Company commences liquidation of its assets, the Company is under no obligation to conclude such liquidation within a predetermined period. The timing and duration of the process by the Company of liquidating its assets will depend on a variety of factors, including conditions in relevant real estate and financial markets, general economic conditions, and federal income tax effects on the Shareholders. There can be no assurance that the Company will be able to liquidate all or any portion of its assets by a predetermined date or at all. After commencing liquidation, the Company will continue in existence until all of its assets are liquidated. In general, the federal income tax rules applicable to REITs will require the Company to complete liquidation of its assets within 24 months following the Company’s adoption of a plan of liquidation. Compliance with this 24 month requirement could require the Company to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” with potentially unfavorable tax consequences for the Shareholders, or terminate the Company’s status as a REIT.

Liquidity Transactions

The Company may engage in one or more liquidity transactions, consisting of a sale or partial sale of its assets, a sale or merger of the Company, a consolidation transaction with an affiliate, a listing of the Shares on a national securities exchange, merger or consolidation with another entity, or a similar transaction (each, a “Liquidity Transaction”). Subject to the terms of the Operating Agreement, the Manager has the discretion to consider Liquidity Transactions at any time.

PLAN OF OPERATION

General

The Company was recently formed as a Delaware limited liability company to engage in real estate investment opportunities across the capital structure including but not limited to first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity, equity and other real estate and real estate-related investments. The Company intends to work with and invest alongside partners with established track records as investment opportunities present themselves. The Manager’s (as defined below) real estate team has experience investing across different cycles, property types and risk profiles. Thus, the Company may directly or indirectly invest in a wide variety of commercial properties including office, industrial, retail, hospitality, recreation and leisure and single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development. The Company’s equity investments will focus on properties with significant possibilities for capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines. The Company’s debt investments will emphasize the payment of current returns to investors and preservation of invested capital as its primary investment objectives, with a lesser emphasis on seeking capital appreciation from its investments. The Company may also invest in commercial real estate-related debt securities (including CMBS, CDOs, CRE CLOs and REIT senior unsecured debt) and other real estate-related assets. The Company expects that its portfolio of investments will be secured primarily by U.S. based collateral.

YieldStreet Management, LLC (the “Manager”) will manage the Company’s operations and its investment portfolio. The Manager also has the authority to make all decisions regarding the Company’s investments, subject to the limitations set forth in the Operating Agreement.

The Company intends to make an election to be taxed as a REIT under the Code, commencing with its taxable year ending December 31, 2022, and intends to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter. If the Company qualifies as a REIT for U.S. federal income tax purposes, it generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to the Shareholders. If the Company fails to qualify as a REIT in any taxable year after electing REIT status, the Company will be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which its qualification is denied. Such an event could materially and adversely affect the Company’s net income and cash available for distribution.

Competition

The Company’s net income depends, in large part, on its ability to source, acquire and manage its investments. The Company competes with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities, many of which have competitive advantages relative to the Company, including without limitation greater financial resources. Competitors of the Company may be willing to accept lower returns and different risk profiles, which may give such competitors additional advantages relative to the Company in acquiring or originating investments. There can be no assurance that the Company will be able to effectively compete for investment opportunities, and existing or future competition for investments could prevent the Company from achieving its investment objectives.

Liquidity and Capital Resources

The Company will be dependent principally upon the net proceeds of this Offering to conduct its operations. The Company may obtain additional funds from any future offerings it may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from its operations. As of the date of this Offering Circular, the Company has not made any investments, and the Company’s total assets consist of approximately $1,000 in cash.

The Company will not commence operations unless it raises a minimum of $1,000,000 in proceeds of this Offering. In the event that the Company fails to raise substantially more than this minimum amount, the Company will be limited in its ability to make investments, which will result in less diversification of its investment portfolio Further, the Company will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether it is able to raise a substantial amount of funds in this offering. If the Company’s fixed operating expenses constitute a substantial percentage of the Company’s net income, the Company’s ability to make distributions to Shareholders and the value of the Shares will be impaired.

The Company currently has no outstanding debt and has not received a commitment from any lender, including from any affiliate of the Company, to provide the Company with financing. However, the Company may employ leverage in the sole discretion of the Manager, including without limitation for the purpose of quickly building a diversified investment portfolio. The exact amount of leverage accessed by the Company will depend on many factors, including the amount of collateral required to be posted, and availability and cost from financing providers, and will be determined by the Manager in its sole discretion.

In addition to making investments in accordance with the Company’s investment objectives, the Company will use its funds to make certain payments to the Manager and its affiliates. These payments will include reimbursements for certain organization and offering expenses incurred by or on behalf of the Company, and payments to the Manager in connection with the management of the Company’s assets and services provided to the Company by the Manager.

The Company intends to make an election to be taxed as a REIT under the Code, commencing with its taxable year ending December 31, 2022, and intends to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter. To maintain its qualification as a REIT, the Company will be required to make aggregate annual distributions to the Shareholders of at least 90% of the Company’s REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains the Company must distribute 100% of such income and gains annually. The Manager may authorize distributions in excess of those required for the Company to maintain its REIT status and/or to avoid such taxes on retained taxable income and gains depending on the Company’s financial condition and such other factors as the Manager deems relevant. Provided the Company has sufficient available cash flow, it intends to authorize and declare distributions on a quarterly basis (or otherwise as determined by the Manager) in arrears. For the avoidance of doubt, any distributions by the Company, and the amount of any such distributions, will be at the sole discretion of the Manager.

Affiliate Lender Loans and Warehousing of Assets

Affiliate Lenders may make secured loans to the Company, including without limitation for the purpose of enabling the Company to make or acquire investments. The Company intends to use its operating cash flow, or such other sources of funds as the Manager deems appropriate, to make payments in respect of such loans.

As an alternative means of acquiring investments, an affiliate of the Company may acquire or originate an asset which is subsequently acquired from such affiliate by the Company. Warehousing investments provides the Company additional flexibility to deploy its funds and build its investment portfolio. The Company will acquire such warehoused investments at a price equal to the fair market value of such investment, provided that its fair market value is materially equal to its cost to the affiliate of the Company that originated or acquired such investment.

Distribution Reinvestment Plan

The Company has adopted an “opt out” distribution reinvestment plan (the “Distribution Reinvestment Plan”) pursuant to which Shareholders will automatically have the full amount of any distributions declared in respect of their Shares reinvested in additional Shares, which shall entitle the holders of such Shares to all of the same rights as Shares purchased in this Offering, unless a Shareholder elects to opt out participation in the Distribution Reinvestment Plan. Purchases of Shares pursuant to the Distribution Reinvestment Plan are subject to the same restrictions on eligibility set forth in this Offering Circular.

Shareholders who elect not to participate in the Distribution Reinvestment Plan will automatically receive payment in cash or in kind, as applicable, of any distributions declared by the Manager. Shareholders who participate in the Distribution Reinvestment Plan are free to revoke participation in the Distribution Reinvestment Plan through the Platform at any time. Such revocations typically take effect within two business days following the date of election. Additionally, the Manager may, at any time in its sole discretion, terminate or suspend the Distribution Reinvestment Plan in respect of all or a portion of the Shareholders.

Results of Operations

The Company was formed on May 10, 2021 and, as of the date of this Offering Circular, has not commenced operations. The Company will not commence any significant operations until it has raised $1,000,000 in proceeds of this Offering.

Investment Company Act Considerations

The Company is not registered as, nor does it intend to register as, an investment company under the Investment Company Act. Under Section 3(a)(1) of the Investment Company Act, an issuer is not deemed to be an “investment company” if:

•	it neither is, nor holds itself out as being, engaged primarily, nor proposes to engage primarily, in the business of investing, reinvesting or trading in securities; and

•	it neither is engaged nor proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and does not own or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis. For purposes of this analysis, “investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

In addition to the foregoing, under Section 3(c)5(c) of the Investment Company Act, any person that is primarily engaged in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate” is excluded from the definition of an “investment company.” To qualify for this exclusion, such person’s assets must satisfy the “Asset Composition Test” as described in the SEC’s August 15, 2019 No-Action Letter to Redwood Trust, Inc., which test requires that; (i) at least 55% of such person’s assets consist of “mortgages” and other liens on and interests in real estate (called “qualifying interests”), and (ii) the remaining 45% of such person’s assets consist primarily of “real estate-type interests”, (iii) at least 80% of such person’s total assets consist of qualifying interests and real estate-type interest, and (iv) no more than 20% of such person’s total assets consist of assets that have no relationship to real estate.

The Company intends to conduct its operations so that it will not constitute an “investment company” for purposes of the Investment Company Act, and will therefore not be required to register as an investment company.

Critical Accounting Policies

Below is a discussion of certain accounting policies relevant to the operations of the Company, including accounting policies that the Manager intends to employ in connection with the services that it will provide to the Company. These policies may involve significant, subjective judgments and assumptions, or require estimates about matters that are inherently uncertain. Such judgments and assumptions will affect the reported value of the Company’s assets and liabilities, and the Company’s disclosure of any contingent assets and liabilities. By applying different judgments or assumptions, materially different amounts could be reported in the Company’s financial statements. Additionally, other companies may utilize different judgments or assumptions that may impact the comparability of the Company’s results of operations to those of companies in similar businesses.

Valuation of Financial Instruments

Proper valuation of financial instruments is a critical component of the Company’s financial statement preparation. ASC 820 defines fair value, establishes a framework for measuring fair value, establishes a fair value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between marketplace participants at the measurement date (i.e., the exit price).

The Company will categorize its financial instruments, based on the priority of the inputs to the valuation technique, into a three level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded on the statement of assets and liabilities of the Company will be categorized based on the inputs to the valuation techniques as follows:

•	Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market (examples include active exchange-traded equity securities, listed derivatives, most U.S. Government and agency securities, and certain other sovereign government obligations).

•	Financial assets and liabilities whose values are based on the following:

o	quoted prices for similar assets or liabilities in active markets (for example, restricted stock);

o	quoted prices for identical or similar assets or liabilities in non-active markets (examples include corporate and municipal bonds, which trade infrequently);

o	pricing models whose inputs are observable for substantially the full term of the asset or liability (examples include most over-the-counter derivatives, including interest rate and currency swaps); and

o	pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability (for example, certain mortgage loans).

•	Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect the Manager’s assumptions about the assumptions a market participant would use in pricing the asset or liability (examples include private equity investments, commercial mortgage backed securities, and long-dated or complex derivatives including certain foreign exchange options and long dated options on gas and power).

The fair values of the Company’s financial instruments will be based on observable market prices when available. Such prices will be based on the last sales price on the date of determination, or, if no sales occurred on such day, at the “bid” price at the close of business on such day and if sold short at the “asked” price at the close of business on such day. Interest rate swap contracts will be valued based on market rates or prices obtained from recognized financial data service providers. Generally these prices will be provided by a recognized financial data service provider.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities” (“ASC 825”) provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. Changes in fair value for assets and liabilities for which the election is made will be recognized in earnings as they occur. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We will determine the fair value of financial assets and financial liabilities for which the ASC 825 election is made pursuant to the guidance in ASC 820.

Available for Sale Securities

The Company will determine the appropriate classification of its investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320 “Accounting for Certain Investments in Debt and Equity Securities” (“ASC 320”). Securities for which the Company will not have the intent or the ability to hold to maturity will be classified as available for sale securities. The Company will determine the fair value of its available for sale securities pursuant to the guidance in ASC 820.

Revenue Recognition

The Company will recognize interest income from its real estate debt investments on an accrual basis over the life of the investment using the effective interest method. The Company will recognize fees, discounts, premiums, anticipated exit fees and direct cost over the term of the loan as an adjustment to the yield. The Company will recognize fees on commitments that expire unused at expiration.

The Company will recognize interest income from available for sale securities on an accrual basis over the life of the investment on a yield-to-maturity basis.

Credit Losses, Impairment and Allowance for Doubtful Accounts

The Company will assess whether unrealized losses on the change in fair value on its available for sale securities reflect a decline in value which is other than temporary in accordance with EITF 03-1 “The Meaning of Other than Temporary Impairment and its Application to Certain Investments.” If it is determined the decline in value is other than temporary, the impaired securities will be written down through earnings to their fair values. Significant judgment of the Manager is required in this analysis, which includes, but is not limited to, making assumptions regarding the collectability of the principal and interest, net of related expenses, on the underlying loans.

The Company will establish allowances for real estate debt investment losses based upon a periodic review of the loan investments. Income recognition will generally be suspended for the investments at the earlier of the date at which payments become 90 days past due or when, in the opinion of the Manager, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the suspended investment becomes contractually current and performance is demonstrated to be resumed. In performing this review, the Manager will consider the estimated net recoverable value of the investment as well as other factors, including the fair market value of any collateral, the amount and the status of any senior debt, the prospects for the borrower and the economic situation of the region where the borrower does business. Because this determination will be based upon projections of future economic events, which are inherently subjective, the amounts ultimately realized from the investments may differ materially from the carrying value at the balance sheet date.

DESCRIPTION OF THE SHARES

The following descriptions of the Shares, certain provisions of Delaware law and certain provisions of the Company’s Operating Agreement, which will be in effect upon consummation of this offering, are summaries and are qualified by reference to Delaware law and the Operating Agreement, a copy of which is filed as an exhibit to the offering statement of which this Offering Circular is a part.

General

The Company is a Delaware limited liability company organized on May 10, 2021 under the Delaware Limited Liability Company Act (the “DLLCA”), issuing limited liability company interests. The limited liability company interests in the Company will be denominated in shares of limited liability company interests (the “Shares”) and, if created in the future, any additional series or classes of equity interests. The Operating Agreement provides that the Company may issue an unlimited number of Shares with the approval of the Manager and without Shareholder approval.

All of the Shares offered in this Offering will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Shares, as determined by the Manager, the holders of such Shares will not be liable to the Company to make any additional capital contributions with respect to such Shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the DLLCA). Shareholders will have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions. However, Shareholders will be eligible to participate in the Company’s redemption plan.

The Company intends to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2022.

Distributions

The Company does not expect to declare any distributions until the proceeds from this Offering are invested and generating substantial operating cash flow. Once the Company begins to make distributions, the Company expects that the Manager will declare distributions to Shareholders on a quarterly basis (or otherwise as determined by the Manager) in arrears. For the avoidance of doubt, any distributions paid by the Company, and the amount of any such distributions, will be at the sole discretion of the Manager.

The Company is required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to the Company under the Code if the Company distributes at least 90% of its REIT taxable income each year (computed without regard to the dividends paid deduction and net capital gain). Distributions will be authorized in the sole discretion of the Manager, in accordance with the Company’s earnings, present and reasonably projected future cash flows and general financial condition. The Manager’s discretion will be directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

Although the Company intends to pay distributions from the net proceeds of its investment portfolio, the Company may use other sources of funds to make distributions, including without limitation offering proceeds, borrowings, or sales of assets. There is no limit on the amount of distributions that the Company may pay from such other sources. The payment of distributions will reduce the Company’s available capital for investment. Particularly during the early stages of the building of the Company’s portfolio, the Company’s net cash flow from operations may be minimal. Additionally, the Company may receive income from its investments at various times during the fiscal year. As a result, the Manager may declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and such distributions may be paid in advance of the Company’s actual receipt of the related funds. In such cases, the Company may fund such distributions from sources other than the Company’s operating cash flow.

Amounts payable by the Company to the Manager and its affiliates, and to any third parties, will reduce the amount of cash available for distributions to the Shareholders. Finally, any payments in respect of redemptions of outstanding Shares will also reduce funds available for distributions to Shareholders.

Although the Company does not presently intend to distribute assets in kind or additional securities of the Company in lieu of cash, the Company is not prohibited from doing so. The Operating Agreement also gives the Manager the right to distribute other assets of the Company in lieu of cash. The receipt of the Company’s securities or of assets in lieu of cash distributions may cause Shareholders to incur transaction expenses in liquidating the securities or assets. The Company does not presently intend to list the Shares on a stock exchange or other trading market. As a result, Shareholders may experience difficulties in liquidating securities issued by the Company.

Distributions paid by the Company to the Shareholders will constitute a return of capital to the extent that such distributions exceed the Company’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes.

Voting Rights

The Shareholders will have voting rights in the Company only with respect to certain matters, as described below. Each outstanding Share entitles the holder thereof to one vote on all matters submitted to a vote of the Shareholders. Generally, matters to be voted on by the Shareholders must be approved by a majority of the votes cast by all holders of equity interests present in person or represented by proxy. The Operating Agreement provides that special meetings of the holders of the equity interests of the Company may be called by the Manager. If any such vote occurs, each such holder will be bound by the majority vote, as applicable, even if they did not vote with the majority.

Any amendment to the Operating Agreement that would materially and adversely affect the rights of any class or series of equity interests of the Company will require the approval of holders representing a majority of such equity interests of the affected class or series of the Company.

General Procedures

Fractional Shares. The Company will not have to issue or deliver any fractional Shares to any Shareholder in respect of any redemption or distribution. Instead of issuing fractional Shares, the Company will pay cash for the fractional Share in an amount equal to the fair market value of the fractional Share, without interest.

Adjustments for Distributions. Upon the redemption of any common Shares, the redemption price will be reduced by the aggregate sum of distributions, if any, declared on the Shares subject to the redemption request with record dates during the period commencing on the last day of the quarter immediately preceding the quarter in which the applicable request for redemption was received and the date of redemption of the applicable Shares. If a redemption date with respect to any Shares comes after the record date for the payment of a distribution to be paid on those Shares but before the actual payment thereof, the registered holders of those Shares at the close of business on such record date will be entitled to receive such distribution on the payment date, notwithstanding the redemption of the Shares or the Company’s default in payment of the distribution.

Payment of Taxes. If any person exchanging a certificate representing Shares wants the Company to issue a certificate in a different name than the registered name on the old certificate, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name or establish, to the satisfaction of the Company, that the tax has been paid or is not applicable.

Preferred Shares

Section 215(a) of the DLLCA specifically authorizes the creation of different classes of limited liability company interests, having such relative rights, powers and duties as the Operating Agreement may provide, and may make provision for the future creation in the manner provided in the Operating Agreement of additional classes of membership interests. In accordance with this provision, the Operating Agreement provides that the Manager is authorized to provide for the issuance from time to time of an unlimited amount of one or more classes or series of preferred shares of limited liability company interests (“Preferred Shares”). Unless otherwise required by law or by any stock exchange, if applicable, any such authorized Preferred Shares will be available for issuance without further action by the Shareholders. The Manager is authorized to fix the number of Preferred Shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series and without Shareholder approval. As of the date of this Offering Circular, no Preferred Shares are outstanding and the Company has no current plans to issue any Preferred Shares.

The Company could issue a class or series of Preferred Shares that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the Shareholders might believe to be in their best interests or in which the Shareholder might receive a premium for their Shares.

Preferred Shares to Meet 100 Investor REIT Requirement. Following completion of this Offering, to the extent necessary to assist the Company in obtaining a sufficient number of holders of its outstanding equity interests to meet certain of the qualification requirements for taxation as a REIT under the Code, the Company may undertake to issue and sell shares of a new series of Preferred Shares in a private placement to investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). Any such Preferred Shares are expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by the Company at a premium to the aggregate liquidation value.

Administrator

As of the date of this Offering Circular, the Company has engaged SS&C Technologies, Inc. as Administrator (the “Administrator”).

Operating Agreement

Non-Member Manager

The Operating Agreement designates the Manager, an affiliate of the Company, as the Company’s non-member manager. The Manager will generally not be entitled to vote on matters submitted to the Shareholders, although its approval will be required with respect to certain amendments to the Operating Agreement that would adversely affect its rights. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager. The Operating Agreement further provides that, except as provided by law under the Investment Advisers Act, the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any of the Shareholders and will not be subject to any different standards imposed by the Operating Agreement, the Delaware LLC Act or under any other law, rule or regulation or in equity.

Organization and Duration

The Company was formed on May 10, 2021, as YS RE RAF I LLC, a Delaware limited liability company, and will remain in existence until dissolved in accordance with the Operating Agreement.

Purpose

Under the Operating Agreement, the Company is permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing Shares, each purchaser will be admitted as a member of the Company and will be bound by the provisions of, and will be deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each Shareholder and each person who acquires a Share from any Shareholder grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

No Fiduciary Relationship with the Manager

The Company is externally managed by the Manager, which is responsible for directing the Company’s business and affairs and implementing its investment strategy. The Manager performs its duties and responsibilities pursuant to the Operating Agreement. Except pursuant to the Investment Advisers Act, the Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company and the Shareholders. Furthermore, the Company has agreed to limit the liability of the Manager and to indemnify the Covered Persons, including the Manager, against certain liabilities.

Limited Liability and Indemnification of Covered Persons

The Operating Agreement provides that, to the fullest extent permitted by applicable law, the Manager and its affiliates, each agent selected by them, each member, manager, shareholder, partner, director, trustee, officer and employee of any of the foregoing, and each of their respective successors and assigns, and each person who previously served in such capacity (collectively, the “Covered Persons”) will have no liability to the Company for a mistake or error in judgment or for any act or omission believed to be within their scope of authority unless such mistake, error of judgment or act or omission was made, performed or omitted by the Covered Persons fraudulently or in bad faith or constituted gross negligence. Additionally, pursuant to the Operating Agreement, the Company will indemnify the Covered Persons from and against any and all claims arising out of the management and operation of the Company, except for claims arising out of the fraud, gross negligence, bad faith or willful misconduct of a Covered Person.

Amendment of the Operating Agreement; Exclusive Authority of the Manager to Amend the Operating Agreement

Amendments to the Operating Agreement may be proposed only by or with the consent of the Manager. The Manager will not be required to seek approval of the Shareholders to adopt or approve any amendment to the Operating Agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of equity interests of the Company or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of equity interests so affected.

Termination and Dissolution

The Company will continue as a limited liability company until terminated pursuant to the Operating Agreement. The Company will dissolve upon the earliest to occur of (i) the decision of the manager to dissolve the Company, (ii) the sale, exchange or other disposition of all or substantially all of the Company’s assets; (iii) the entry of a decree of judicial dissolution of the Company; or (iv) at any time that the Company no longer has any Shareholders.

Books and Reports

The Company is required to keep appropriate books and records relating to its business at its principal offices. The books and records will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, the Company’s fiscal year and tax year are the calendar year, unless otherwise determined by the Manager in accordance with the Code.

Determinations by the Manager

Any determinations made by the Manager under any provision described in the Operating Agreement will be final and binding on the Shareholders, except as may otherwise be required by law. The Company will prepare a statement of any determination by the Manager respecting the fair market value of any properties, assets or securities, and will file the statement with the company secretary.

Restrictions on Ownership and Transfer

In order for the Company to qualify as a REIT under the Code, the Company must comply with various requirements, including without limitation the requirement that the Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

To assist the Company in qualifying as a REIT, the Operating Agreement, subject to certain exceptions, contains restrictions on the number and value of the Shares the Company may issue in the aggregate, and the number and value of Shares that a person may own. The Operating Agreement provides that generally no individual or entity may own, or be deemed to own by virtue of certain attribution provisions of the Code, either more than 9.8% in value or in number of the Shares, whichever is more restrictive. Accordingly, no individual or entity may own, or be deemed to own, more than 9.8% in value or in number of the Shares, whichever is more restrictive (the “Ownership Limit”). An individual or entity that becomes subject to the Ownership Limit or any of the other restrictions on ownership and transfer of the Shares is referred to as a “Prohibited Owner” if, had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of Shares.

The applicable constructive ownership rules under the Code are complex and may cause the Shares owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of the Shares, whichever is more restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, such Shares by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own Shares constructively in excess of the Ownership Limit.

The Manager may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the Ownership Limit set forth in the Operating Agreement or establish a different limit on ownership, or excepted holder limit, for a particular Shareholder if the Shareholder’s ownership in excess of the Ownership Limit would not result in the company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the applicable Shares are held during the last half of a taxable year) or otherwise would result in the Company failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, the Manager may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to the Manager in its sole discretion in order to determine or ensure that the Company’s qualification as a REIT would not be affected by such waiver or grant. In addition, the Manager will reject any investor’s subscription in whole or in part if it determines that such subscription would violate the Ownership Limit.

In connection with granting a waiver of the Ownership Limit, creating an excepted holder limit or at any other time, the Manager may from time to time increase or decrease the Ownership Limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could beneficially or constructively own in the aggregate, more than 49.9% in value of the Shares then outstanding or the Company would otherwise fail to qualify as a REIT. Prior to the modification of the Ownership Limit, the Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of the Shares is in excess of such decreased Ownership Limit until such time as such individual’s or entity’s percentage ownership of the Shares, as applicable, equals or falls below the decreased Ownership Limit, but any further acquisition of Shares, as applicable, in excess of such percentage ownership of Shares will be in violation of the Ownership Limit.

The Operating Agreement further prohibits:

•	any person from beneficially or constructively owning, applying certain attribution rules of the Code, Shares that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the Shares are held during the last half of a taxable year) or otherwise cause the Company to fail to qualify as a REIT; and

•	any person from transferring Shares if such transfer would result in the Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of Shares that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of the Shares, or who would have owned Shares transferred to a trust as described below, must immediately give the Company written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days’ prior written notice to the Company and provide the Company with such other information as it may request in order to determine the effect of such transfer on the Company’s qualification as a REIT. The foregoing restrictions on ownership and transfer of the Shares will not apply if the Manager determines that it is no longer in the Company’s best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of the Shares as described above is no longer required in order for the Company to qualify as a REIT.

If any transfer of the Shares would result in the Shares being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such Shares. In addition, if any purported transfer of Shares or any other event would otherwise result in any person violating the Ownership Limit or an excepted holder limit established by the Manager or in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the Shares are held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of Shares (rounded up to the nearest whole Share) that would cause the Company to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such Shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to the Company’s discovery that the Shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the Ownership Limit or the Company being “closely held” under Section 856(h) of the Code (without regard to whether the Shares are held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then the Operating Agreement provides that the transfer of the Shares will be null and void.

Shares transferred to the trustee are deemed offered for sale to the Company, or its designee, at a price per Share equal to the lesser of (1) the price paid by the Prohibited Owner for the Shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such Shares at market price, the last reported NAV value for the Shares on the day of the event which resulted in the transfer of such Shares to the trust) and (2) the last reported NAV value of the Shares on the date the Company accepts, or its designee accepts, such offer (or $10.00 if no NAV has been reported). The Company may reduce the amount payable by the amount of any dividend or other distribution that the Company has paid to the Prohibited Owner before it discovered that the Shares had been automatically transferred to the trust and that are then owed to the trustee as described above, and the Company may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. The Company has the right to accept such offer until the trustee has sold the Shares held in the trust as discussed below. Upon a sale to the Company, the interest of the charitable beneficiary in the Shares sold terminates, the trustee must distribute the net proceeds of the sale to the Prohibited Owner and any dividends or other distributions held by the trustee with respect to such Shares will be paid to the charitable beneficiary.

If the Company does not buy the Shares, the trustee must, as soon as practicable after receiving notice from the Company of the transfer of Shares to the trust, sell the Shares to a person or entity designated by the trustee who could own the Shares without violating the Ownership Limit or the other restrictions on ownership and transfer of Shares. After the sale of the Shares, the interest of the charitable beneficiary in the Shares transferred to the trust will terminate and the trustee must distribute to the Prohibited Owner an amount equal to the lesser of (1) the price paid by the Prohibited Owner for the Shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such Shares at market price, the last reported NAV value for the Shares on the day of the event which resulted in the transfer of such Shares to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the Shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that the Company paid to the prohibited owner before it discovered that the Shares had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the Prohibited Owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that Shares have been transferred to a trust, such Shares are sold by a Prohibited Owner, then such Shares will be deemed to have been sold on behalf of the trust and to the extent that the Prohibited Owner received an amount for or in respect of such Shares that exceeds the amount that such Prohibited Owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The Prohibited Owner has no rights in the Shares held by the trustee.

The trustee will be designated by the Manager in its sole discretion and will be not be an affiliate of the Company or with any Prohibited Owner. Prior to the sale of any Shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the Shares held in trust and may also exercise all voting rights with respect to the Shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to the Company’s discovery that the Shares have been transferred to the trust will be paid by the recipient to the trustee upon demand.

Subject to Delaware law, effective as of the date that the Shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a Prohibited Owner prior to the Company’s discovery that the Shares have been transferred to the trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if the Company has already taken irreversible company action, then the trustee may not rescind and recast the vote.

In addition, if the Manager determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of the Shares, the Manager may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing the Company to redeem the Shares, refusing to give effect to the transfer on the Company’s books and records or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the Shares, within 30 days after the end of each taxable year, must give the Company written notice, stating the Shareholder’s name and address, the number of equity interests of each class of the Company that the Shareholder beneficially owns and a description of the manner in which the Shares are held. Each such owner must provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of the Shareholder’s beneficial ownership on the Company’s qualification as a REIT and to ensure compliance with the Ownership Limit. In addition, each Shareholder must provide to the Company in writing such information as the Company may request in good faith in order to determine the Company’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing the Shares will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Shares or otherwise be in the best interest of the Shareholders.

Mandatory Redemption

The Operating Agreement provides that the Manager on behalf of the Company shall have the right in its sole discretion, at any time, with or without notice to a Member to redeem any Shares held by such Member by paying such Member an amount equal to the lesser of (i) the NAV per Share then in effect multiplied by the number of such Member’s Shares, or (ii) such amount as mutually agreed upon between the Manager and such Member. The purchase price will be payable to the Shareholder in a single payment, with the payment becoming due 15 business days following the date on which the Company provides notice to the Shareholder of the Company’s decision to repurchase the Shares.

Prospect of Roll-Up/Public Listing

The Manager may determine that it is in the Company’s best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, which may be managed by the Manager or another affiliate of the Company (a “Roll-Up Transaction”) or (ii)  list the Shares (or Shares of the applicable Roll-Up Transaction vehicle) on a national securities exchange. In connection with a Roll-Up Transaction, the Shareholders may receive from the Roll-Up Transaction vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the Manager deems fair and reasonable, provided, however, that the Manager will be required to obtain approval of the Shareholders holding a majority of the Shares if required by applicable laws or regulations.

Anti-Takeover Effects of the Operating Agreement and Delaware Law

The following is a summary of certain provisions of the Operating Agreement and Delaware law that may be deemed to have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

Authorized but Unissued Shares

The Operating Agreement authorizes the Company to issue additional Shares or other securities for the consideration and on the terms and conditions established by the Manager without the approval of the Shareholders. The Manager is authorized to provide for the issuance of an unlimited amount of one or more classes or series of equity interests and preferred equity interests, and to fix the number of equity interests of the Company, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. The Company’s ability to issue additional Shares and other securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer, merger or otherwise.

Delaware Business Combination Statute—Section 203

The Company is a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in the Company’s control. Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. The Operating Agreement does not currently elect to have Section 203 of the DGCL apply to the Company. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested holder of such corporation’s equity interests, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an interested shareholder is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting interests of the Company. The Manager may elect to amend the Operating Agreement at any time to have Section 203 apply to the Company.

Ownership limitations

To assist the Company in qualifying as a REIT, the Operating Agreement, subject to certain exceptions, provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, either more than 9.8% in value or in number of the Shares, whichever is more restrictive, or more than 9.8% in value or in number of the Shares, whichever is more restrictive. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of the Shares, whichever is more restrictive. The ownership limits could have the effect of discouraging a takeover or other transaction in which Shareholders might receive a premium for their Shares over the then prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, the Company will reject any investor’s subscription in whole or in part if we determine that such subscription would violate such ownership limits.

Valuation Policies

The Company may engage one or more independent valuation experts with expertise in appraising real estate and real estate-related assets to provide valuations of certain property of the Company, including related liabilities. The Company’s assets will consist primarily of a diversified portfolio of real estate investment opportunities across the capital structure including but not limited to first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity, equity and other real estate and real estate-related investments. In addition, the Company’s assets will include liquid assets, which will not be valued by any independent valuation expert, and cash and cash equivalents. The Company will amortize asset acquisition costs over the duration of the asset. In the instances of assets with uncertain durations, the Company will amortize asset acquisition costs over five years, or such other term as the Manager may determine. The Company’s liabilities will also include accrued fees and operating expenses, accrued distributions payable, accrued management fees and, to the extent the Company is using margin, trade payables incurred in the ordinary course of business, which will be estimated by the Manager. The Manager will be responsible for ensuring that any independent valuation experts providing services to the Company discharge their responsibilities in accordance with the Company’s valuation guidelines, and will periodically calculate or receive and review such information about the valuation of the Company’s assets and liabilities as the Manager deems necessary to exercise its oversight responsibility.

At the end of each fiscal quarter, employees of the Manager will perform valuations of the Company’s assets using a process that reflects (1) estimated values of each of the Company’s real estate assets and investments, including related liabilities, based upon any of (a) market capitalization rates, comparable sales information, interest rates, net operating income, (b) with respect to debt, default rates, discount rates and loss severity rates, (c) for properties that have development or value add plans, progress along such development or value add plan, and (d) in certain instances reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Company’s periodic distributions, if any, and (4) estimated accruals of the Company’s operating revenues and expenses. The Manager will deliver such valuations to the Administrator, which will utilize the valuations provided by the Manager to calculate the Company’s NAV Per Share. The Manager may, in its sole discretion, engage one or more independent valuation experts with expertise in appraising real estate and real estate-related assets to provide annual valuations of some or all of the Company’s assets to facilitate the Administrator’s calculation of the Company’s NAV. No such independent valuation expert will be responsible for, or prepare, the Company’s quarterly NAV Per Share.

For joint venture or direct equity investments, the Manager will primarily rely on the discounted cash flow valuation method. Under the discounted cash flow method, employees of the Manager will calculate the distributions due to the respective investment based on a property-level pro forma measured against ongoing actual performance over a the projected likely-hold period, and then discount future cash-flow projections at an appropriate market levered-discount rate to determine present value, which value is considered the net asset value of the investment.

The Manager may alternatively apply the hypothetical sales method to value the Company’s investments. Under this approach, employees of the Manager will assume (i) the sale of the property at a price equal to the concluded property value, (ii) the liquidation of any additional assets after paying all liabilities, and (iii) the distribution of the net sale proceeds to investors. The distributed amount is considered the net asset value of each respective investment.

For debt and fixed-return preferred equity investments, assuming no material adverse change in the property, the Manager will mark these investments to their cost basis (including any accrued unpaid interest). If there were to be material adverse changes in these properties, the Manager may value these investments using the hypothetical sales method described above.

For investments of the Company that have closed within six months, and in respect of which no material changes have occurred since the underwriting thereof, the manager will typically apply the original purchase price (or pre-closing third party appraisal value) to value such investments, and the investment cost basis for the investment-level valuation.

Employees of the Manager will determine the Company’s NAV Per Share by dividing the Company’s NAV in the preceding fiscal quarter by the number of Shares outstanding as of the end of such fiscal quarter, prior to giving effect to any Share purchases or redemptions to be effected for such fiscal quarter.

As there is no readily available market value for the Shares, as the Company does not currently intend to list the Shares for trading on a stock exchange or other trading market, the Company’s goal is to provide a reasonable estimate of the market value of the Shares on a quarterly basis. Note, however, that the determination of the Company’s NAV by the manager is not based on, nor intended to comply with, fair value standards under GAAP, and the Company’s NAV may not be indicative of the price that the Company would receive for its assets under current market conditions. Additionally, the majority of the Company’s assets will consist of real estate and real estate-related assets and, as with any real estate valuation protocol, the conclusions reached by the Manager and its employees will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of the Company’s assets and investments. In addition, for any given quarter, the Company’s published NAV Per Share may not fully reflect certain material events, to the extent that the financial impact of such events on its portfolio is not immediately quantifiable. As a result, the quarterly calculation of the Company’s NAV Per Share may not reflect the precise amount that might be paid for the Shares in a market transaction, and any potential disparity in the Company’s NAV Per Share may be in favor of Shareholders who redeem their Shares, Shareholders who buy new Shares, or existing Shareholders.

Quarterly NAV Share Price Adjustments

For approximately six months following commencement of this Offering, the per Share purchase price for the Shares will be $10.00 per Share. Following such period, the per Share purchase price will be determined on the first day of each fiscal quarter, and will equal the Company’s NAV Per Share.

Beginning after the first six months of this Offering, the Company will file with the SEC on a quarterly basis a supplement to this Offering Circular disclosing the Transfer Agent’s quarterly calculation of the Company’s NAV Per Share that will be applicable for such fiscal quarter. The Company will also post the current NAV Per Share on the Platform. The Platform will also contain this Offering Circular, and any supplements and amendments hereto. The Company will disclose, on a quarterly basis in an Offering Circular supplement filed with the SEC, the principal valuation components of the Company’s NAV.

Any subscriptions that the Company receives prior to the end of a fiscal quarter will be executed at a price equal to the Company’s NAV Per Share applicable to such fiscal quarter. Thus, even if settlement occurs in the following quarter, the purchase price for the applicable Shares will be the price in effect at the time the subscription was received.

Redemption Plan

Under the redemption plan adopted by the Company, Shareholders may, on a quarterly basis, no later than 20 business days prior to the end of the applicable quarter, request that the Company redeem at least 25% or more of their Shares. Subject to the limitations described herein, the Company will redeem Shares on before the date that is 30 days after the end of the quarter in which the applicable redemption request was received. The per Share redemption price will be calculated based on the per Share price for the Shares in effect at the time of the redemption request, subject to the following variable price discounts depending upon when the Shares are redeemed:

Holding Period from Date of Purchase	Effective Redemption Price (as percentage of per Share redemption price) (1)
Less than 12 months	No redemption allowed
12 months until 3 years	97.0%
3 years until 4 years	98.0%
4 years until 5 years	99.0%
5 years or more	100.0%

(1)	The Effective Redemption Price will be rounded down to the nearest $0.01.

Because the Company’s NAV Per Share will be calculated at the end of each quarter, the redemption price may change between the date the Company receives a redemption request and the date on which redemption proceeds in respect thereof are paid. As a result, the redemption price that a Shareholder will receive may be different from the redemption price on the day the redemption request was made. In addition, Shareholders will be responsible for any out-of-pocket costs and expenses incurred by the Company, the Manager, or any affiliate thereof, in connection with the redemption of their Shares, including without limitation any bank transaction fees, custody fees, or Transfer Agent fees.

The Company has the right to monitor the trading patterns of Shareholders or their financial advisors and it reserves the right to reject any purchase or redemption transaction at any time based on what the Company deems to be a pattern of excessive, abusive or short-term trading. The Company expects that there will be no regular secondary trading market for the Shares. However, in the event a secondary market for the Shares develops, the Company expects that it will terminate its redemption plan.

Redemption of the Shares will be made quarterly upon written request to the Company no later than 20 days prior to the end of the applicable quarter. Redemption requests will be honored on or before the date that is 30 days after the end of the quarter in which the applicable redemption request was received. If the Company agrees to honor a redemption request, the Shares to be redeemed will cease to accrue distributions or have voting rights as of the applicable redemption date.

Upon the redemption of any Shares, the per Share redemption price will be reduced by the aggregate sum of distributions, if any, declared on the Shares subject to the redemption request with record dates during the period commencing on the last day of the quarter immediately preceding the quarter in which the applicable request for redemption was received and the date of redemption of the applicable Shares. If a redemption date with respect to Shares comes after the record date for the payment of a distribution to be paid on those Shares but before the payment of such distributions, the registered holders of those Shares at the close of business on such record date will be entitled to receive the distribution on the payment date, notwithstanding the redemption of those Shares or the Company’s default in payment of the distribution.

The Company intends to limit the aggregate number of Shares that may be redeemed during any calendar year to 5.0% of the weighted average number of Shares outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). In the event that the Company does not have sufficient funds available to redeem all of the Shares for which redemption requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For Shareholders who purchased Shares on more than one record date, requests for redemptions will be applied to such Shareholder’s Shares in the order in which they were purchased, on a first in first out basis.

Redeeming Shareholders will be responsible for any out-of-pocket costs and expenses incurred by the Company, the Manager, or any affiliate thereof, in connection with the redemption of their Shares, including without limitation any bank transaction fees, custody fees, or Transfer Agent fees.

The Manager may, in its sole discretion, amend, suspend, or terminate the redemption plan at any time without notice, and for any reason or no reason. The Manager may also, in its sole discretion, decline any particular redemption request in whole or in part.

Reports to Shareholders

The Operating Agreement requires that the Company prepare an annual report and deliver it to the Shareholders within 120 days after the end of each fiscal year. The Manager is required to take reasonable steps to ensure that the annual report complies with the provisions of the Operating Agreement and with applicable securities laws.

Under the Securities Act, the Company must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. The Company will file updated copies of the Offering Circular and supplements to this Offering Circular with the SEC. The Company is also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A. Accordingly, the Company will file annual reports, semi-annual reports and other information with the SEC. In addition, the Company may provide Shareholders directly with periodic updates regarding the Company through the Platform.

Waiver of Certain Information Rights

The Operating Agreement provides that each Shareholder waives any right to receive the names, business residences, mailing addresses, and cash contribution amounts of the other Shareholders, and restricts the rights of Shareholders to receive other information regarding the Company, its assets and any agreements to which the Company is a party to that information which the Manager may permit in its sole discretion.

LEGAL PROCEEDINGS

On September 9, 2020, four accredited investors filed a complaint against the Manager, its parent, YieldStreet Inc., and certain of its affiliates, including YS ALTNOTES I LLC, YS ALTNOTES II LLC and Michael Weisz (collectively, “Yieldstreet”), alleging inadequate disclosure of the risks of a potential borrower default attendant to certain offerings undertaken by certain affiliates of Yieldstreet, and also seeking to represent a putative class of “all persons” who participated in such offerings since 2018, Michael Tecku, et al. v. Yieldstreet Inc., et al., No. 20-cv-07327 (S.D.N.Y.) (the “Tecku Matter”). The Company is not named as a defendant, nor is it otherwise a party to, the Tecku Matter. The complaint filed by plaintiffs in connection with the Tecku Matter is based in large part on a fraud undertaken by persons associated with certain marine borrowers (the “Lakhani Borrowers”) that Yieldstreet discovered and brought to the attention of the High Court of Justice of England and Wales (Queen’s Bench Division), which then granted a $76.7 million Worldwide Freezing Order in favor of the SPVs managed by the Manager on April 2, 2020. In early October, the British High Court granted the Yieldstreet SPVs summary judgment for $85 million (outstanding principal plus interest) against all three guarantors of the Lakhani Borrowers on their personal guarantees (the “Judgment”) and made the Worldwide Freeze Order permanent. The Judgment is one of several sources of potential recovery which includes actions against third parties whom Yieldstreet has determined were at fault. Yieldstreet is also aware of several lenders who, taken together with Yieldstreet, loaned hundreds of millions of dollars to related borrowers under similar circumstances. One of those lenders, Njord Partners SMA-SEAL LP (“Njord”), an Apollo affiliate which had been lending to affiliates of the Lakhani Borrowers, alleges fraud in connection with the Njord loans. The High Court has granted Njord a Freezing Injunction against a guarantor and another individual associated with the Lakhani Borrowers and has entered judgment against the individual guarantor on his personal guarantee of the loans. The Tecku Matter complaint attributes key allegations to Four Wood Capital Advisors and Global Marine Transport Company (“Four Wood/GMTC”), the originator that introduced and vetted the Lakhani Borrowers, and then enabled and covered up the fraud. Yieldstreet terminated and sued Four Wood/GMTC in April 2020, YS GM Marfin II LLC, et al. v. Four Wood Capital Advisors, LLC, et al., 1:20-cv-03320-PGG (S.D.N.Y.) (the “Four Wood Matter”). On September 21, 2020, Yieldstreet substantially amended the complaint, including by asserting fraud claims against Four Wood/GMTC and its principals, Steven Baffico and Andrew Simmons, and additional allegations that, among others, detail their deception of Yieldstreet, the manner with which they enabled the Lakhani Borrowers, and the misappropriation of more than $320,000. The Tecku Matter complaint seeks damages, and requests the recovery of attorneys’ fees and costs. On April 26, 2021, the court dismissed all but one claim and dismissed all defendants except the Manager. The court held that plaintiffs could potentially meet Rule 12(6)(b) plausibility standard on the one remaining claim for breach of fiduciary duty claim but stated that it was “skeptical that the Manager owed a fiduciary duty to Plaintiffs.” Plaintiffs subsequently amended the complaint, bringing fiduciary, securities fraud and other claims on behalf of a smaller putative class, now limited to those invested in marine destruction offerings and a single oil and gas offering involving a borrower who filed for bankruptcy. Yieldstreet and affiliated defendants have filed a motion to dismiss the amended complaint, which is pending before the Court. Yieldstreet believes the lawsuit lacks merit and will continue to vigorously defend against it.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common Shares. For purposes of this section, references to “we,” “us” or “our company” means only YS RE RAF I LLC and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the United States Internal Revenue Service (“IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this Offering Circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular Shareholder in light of its investment or tax circumstances or to Shareholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common Shares;

•	subchapter S corporations;

•	U.S. Shareholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common Shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common Shares through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in our company;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	tax exempt organizations, except to the extent discussed below in “—Taxation of Our Company—Taxation of Tax Exempt U.S. Shareholders;” and

•	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Our Company—Taxation of Non-U.S. Shareholders.”

This summary assumes that Shareholders will hold our common Shares as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common Shares who for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, (i) a U.S. Shareholder is a beneficial owner of our common Shares who is a U.S. person. (ii) a non-U.S. person is a beneficial owner of our common Shares who is not a U.S. person, and (iii) a non-U.S. Shareholder is a beneficial owner of our common Shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON SHARES.

Taxation of Our Company

We intend to elect to be taxed as a REIT under the Code, commencing with the taxable year ending December 31, 2022. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of Share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our Shareholders. This treatment substantially eliminates the “double taxation” at the corporate and Shareholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the Shareholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

•	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our Shareholders, as described below in “—Requirements for Qualification as a REIT.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary (“TRS”) and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation.

•	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a Shareholder would include its proportionate Share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the Shareholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate Share of the tax deemed to have been paid, and an adjustment would be made to increase the Shareholder’s basis in our common Shares.

•	We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (“REMICs”) or “taxable mortgage pools” to the extent our stock is held in record name by specified tax exempt organizations not subject to tax on unrelated business tax income (“UBTI”) or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable Shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities (the “5/50 Test”);

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes our Manager. Our Shares are transferrable subject to the restrictions imposed by applicable securities laws or regulations, and compliance with the transfer provisions of the Operating Agreement, and we believe that the restrictions on ownership and transfers of our Shares do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3). Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that the Shares sold in this offering will allow us to timely comply with condition (6). However, depending on the number of Shareholders who subscribe for Shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred Shares to timely comply with (5). To monitor compliance with the Share ownership requirements, we are generally required to maintain records regarding the actual ownership of our Shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the Operating Agreement provides restrictions regarding the ownership and transfer of our Shares, which are intended to assist us in satisfying the Share ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate Share of the partnership’s assets and to earn its proportionate Share of the partnership’s gross income based on its pro rata Share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s Share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, if any, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our Shareholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to Shareholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Shareholders” and “—Annual Distribution Requirements.”

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on “prohibited transactions” that otherwise would apply to gain from the sale of such property. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax, and the amount of such taxes could be substantial.

To the extent we hold an interest in a non-U.S. TRS, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of one or more TRS to deduct interest, which could increase their taxable income.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other Shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not anticipate deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants, and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also do not anticipate deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Because of the proper treatment of payments under the liquidation support agreement for purposes of the REIT gross income tests is currently unclear, the amount of such payments is limited to the amount that we can absorb without causing us to fail the REIT gross income tests (assuming for purposes of such calculation that the support payments are treated as non-qualifying income).

Dividend Income

We may receive material distributions from TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive investment foreign company” or “controlled foreign corporation” for U.S. federal income tax purposes, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property), mortgage loans secured by real property, Shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of Shares of our stock or certain debt. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. In addition, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our assets have complied or will comply with the above asset tests commencing with close of our first calendar quarter and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs, and we cannot provide any assurance that the IRS will not disagree with our determinations.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10.0 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, or (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

Investments in Loans

We are not limited in our ability to make investments in loans. If the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs. Similarly, if the value of the mortgage loan exceeds the greater of (i) the current value of the real property securing the loan and (ii) the value of the real property securing the loan at the time we committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that our mortgage loans were not properly secured by real estate or that the value of the real estate collateral (at the time of testing, commitment or retesting, as applicable) was otherwise less than the amount of the loan or the value of the loan, as applicable, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT.

We may originate or acquire mortgage or mezzanine loans. The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset that generates qualifying income for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a Shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us. To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person.

We may hold loans with relatively high loan-to-value ratios and/or high yields. Additionally, we may receive equity interests in our borrowers in connection with originating our loans. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. If the IRS were to successfully not challenge our treatment of a loan as debt for U.S. federal income tax purposes, we could be deemed to hold nonqualifying assets or to earn nonqualifying income, depending on the assets and activities of the issuer, which in turn could materially adversely affect our ability to qualify as a REIT.

We may hold indirect participation interests in some loans, rather than direct ownership of the loan. We generally expect to treat our participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test to the extent that the loan underlying the participation is a qualifying real estate mortgage. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.

Certain Equity Investments

We are not limited in our ability to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes. In some, or many, cases, the proper characterization of such an equity investment in a partnership as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our Share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, we could fail an income or asset test. Moreover, at least one IRS internal memorandum would treat the preferred return on such equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our Shareholders in an amount at least equal to:

(a)	the sum of:

•	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to Shareholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each Shareholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our Shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding Shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every Shareholder of the class of Shares with respect to which we make a distribution the same as every other Shareholder of that class, and we must not treat any class of Shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our Shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Shareholders — Redemptions of Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.)

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our Shareholders include their proportionate Share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate Share of the tax paid by us. Our Shareholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate Shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, Shareholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our Shareholders by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our Shareholders, or terminate our status as a REIT. The federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the federal income treatment of ownership of our Shares.

For taxable years beginning after December 31, 2017, and except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.

Like-Kind Exchanges

We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Our opportunistic business strategy likely will include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business. Thus, we intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax on our taxable income at regular corporate rates. Distributions to our Shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our Shareholders will generally be taxable in the case of U.S. Shareholders (as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. Shareholders may be eligible for the dividends received deduction. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. Shareholders that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. Shareholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. Shareholders who receive dividends from taxable subchapter C corporations. If we realize excess inclusion income from a residual interest in REMIC or a taxable mortgage pool and allocate such excess inclusion income to a taxable U.S. Shareholder, that income cannot be offset by net operating losses of such Shareholder.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. Shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Shareholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. Shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. Shareholders will increase their adjusted tax basis in our common Shares by the difference between their allocable Share of such retained capital gain and their Share of the tax paid by us. Corporate U.S. Shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Shareholders who are individuals and 21% for corporations. Non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. Shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. Shareholder’s common Shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. Shareholder’s common Shares, they will be treated as gain from the disposition of the Shares and thus will be included in income as long-term capital gain, or short-term capital gain if the Shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Shareholders and do not offset income of U.S. Shareholders from other sources, nor do they affect the character of any distributions that are actually made by us.

Dispositions of Our Common Shares

In general, capital gains recognized by individuals and other non-corporate U.S. Shareholders upon the sale or disposition of Shares of our common Shares will be subject to a maximum U.S. federal income tax rate of 20%, if such Shares were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such Shares were held for one year or less. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. Shareholder upon the disposition of our common Shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the Shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. Shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of Shares of our common Shares by a U.S. Shareholder who has held the Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. Shareholder as long-term capital gain.

Redemptions of Common Shares

A redemption of Shares will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the redeemed Shares. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The redemption will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the Shareholder, (ii) results in a “complete termination” of the Shareholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the Shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, Shares considered to be owned by the Shareholder by reason of certain constructive ownership rules set forth in the Code, as well as Shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective Shareholders are advised to consult their own tax advisers to determine such tax treatment.

If a redemption of Shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming Shareholder. In addition, although guidance is sparse, the IRS could take the position that Shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such Shareholder did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the nonredeeming Shareholder’s basis in his Shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our Shareholders’ percentage interests in our common Shares and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. Shareholder with respect to our common Shares will be treated first as a recovery of the Shareholder’s basis in the Shares (computed separately for each block of Shares) and thereafter as gain from the disposition of our common Shares. In general, the federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust. ” Each Shareholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the Shareholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Shares.

Medicare Tax on Unearned Income

U.S. Shareholders that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. Shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common Shares.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange of our common stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our common stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.

Taxation of Tax Exempt U.S. Shareholders

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. Shareholder has not held our common Shares as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt Shareholder) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our common Shares generally should not give rise to UBTI to a tax exempt U.S. Shareholder. Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a tax-exempt U.S. Shareholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us).

Tax exempt U.S. Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our stock, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. Shareholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common Shares.

Taxation of Non-U.S. Shareholders

General

In general, non-U.S. Shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common Shares. In cases where a non-U.S. Shareholder’s investment in our common Shares is, or is treated as, effectively connected with the non-U.S. Shareholder’s conduct of a U.S. trade or business, dividend income received in respect of our common Shares and gain from the sale of our common Shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. Shareholder were a U.S. Shareholder, and such ECI may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) in the case of a non-U.S. Shareholder that is a corporation. Additionally, non-U.S. Shareholders that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the United States are subject to a 30% withholding tax on their net capital gains for the year. The remaining discussion below assumes the dividends and gain generated in respect of our common Shares is not effectively connected to a U.S. trade or business of the non-U.S. Shareholder and that the non-U.S. Shareholder is not present in the United States for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. Shareholder were a U.S. Shareholder (and potentially branch profits tax as well in the case of non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. Shareholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including REITs such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. We expect that our USRPIs will exceed 50% of our assets. Notwithstanding the foregoing rule, (i) our common Shares will not be a USRPI if we are “domestically-controlled,” and (ii) our common Shares will not be a USRPI with respect to a selling non-U.S. Shareholder if the Shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. Shareholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s Shares of common Shares or the period of the REIT’s existence), less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. persons.

Our Shares our not currently traded on an established securities market, and we have no current intent to list our Shares for trading. We also cannot assure you that we will be domestically-controlled at all times in the future. Thus, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. Shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. Shareholders that are treated as excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. Shareholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. Shareholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. Shareholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. Shareholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. Shareholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. Shareholder, and may be refundable to the extent such withheld amounts exceed the Shareholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. Shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the Shareholder’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to an exception that may apply if our stock is regularly traded on an established securities market, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. Shareholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 21% withholding tax (or, to the extent provided in Treasury Regulations, a 20% tax), and also may be subject to a 30% (or lower applicable treaty rate) branch profits tax. This 21% withholding tax applies to any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder, whether or not the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. Shareholder properly and timely files a tax return with the IRS. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as capital gains dividends. This FIRPTA look through rule also applies to distributions in redemption of Shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (ii) the recipient non-U.S. Shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common Shares become “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Shares

A sale of our common Shares by a non-U.S. Shareholder generally will not be subject to U.S. federal income tax unless our Shares are a USRPI. If our Shares are a USRPI, gain from the sale of our Shares would be ECI to the non-U.S. Shareholder and subject to U.S. federal income tax, which tax would be collected by a refundable withholding tax at a rate of 15% of the amount paid for the non-U.S. shareholder’s Shares. If our Shares are not a USRPI, gain from the sale of our Shares would not be subject to U.S. federal income tax.

Redemptions and Liquidating Distributions

A redemption of Shares by a non-U.S. Shareholder will be treated as a regular distribution or as a sale or exchange of the redeemed Shares under the same rules of Section 302 of the Code that apply to U.S. Shareholders and which are discussed above under “Taxation of Taxable U.S. Shareholders—Redemptions of Common Shares.” Subject to the FIRPTA look-through rule, (i) if our Shares are a USRPI, gain from a redemption treated as a sale or exchange of our Shares would be ECI to the non-U.S. Shareholder and subject to U.S. federal income tax, which tax would be collected by a refundable withholding tax at a rate of 15% of the amount paid for the non-U.S. shareholder’s Shares; and (ii) if our Shares are not a USRPI, gain from a redemption treated as a sale or exchange of our Shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. Shareholder with respect to our common Shares will be treated first as a recovery of the Shareholder’s basis in the Shares (computed separately for each block of Shares) and thereafter as gain from the disposition of our common Shares. Subject to the FIRPTA look-through rule, (i) if our Shares are a USRPI, gain from a liquidating distribution with respect our Shares would be ECI to the non-U.S. Shareholder and subject to U.S. federal income tax, which tax would be collected by a refundable withholding tax at a rate of 15% of the amount paid for the non-U.S. shareholder’s Shares; and (ii) if our Shares are not a USRPI, gain from a liquidating distribution with respect to our Shares would not be subject to U.S. federal income tax.

In general, the federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust. ” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our stock, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our common Shares if our common Shares are regularly traded on an established securities market, distributions in redemption of our common Shares and liquidating distributions to non-U.S. Shareholders will be treated as ECI and subject to 21% withholding, and also potentially subject to branch profits tax in case of corporate non-U.S. Shareholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. Shareholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. Shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. Shareholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common Shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. Shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common Shares conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. Shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

Federal legislation commonly referred to as “FATCA” currently imposes withholding taxes on certain U.S. source payments to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

As a general matter, FATCA imposes a 30% withholding tax on dividends on, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Shares if paid to a non-U.S. Shareholder unless either (i) the non-U.S. Shareholder is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the non-U.S. Shareholder is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the non-U.S. Shareholder otherwise is exempted under FATCA.

If withholding is required under FATCA on a payment related to our Shares, non-U.S. Shareholders that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.

State, Local and Non-U.S. Taxes

We and our Shareholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our Shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to Shareholders as a credit against their U.S. federal income tax liability. Prospective Shareholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common Shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our Shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could materially adversely affect an investment in our Shares of common Shares.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common Shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common Shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common Shares (or making our Shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common Shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common Shares by the ERISA Plan (or making such Shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common Shares is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common Shares (or to make our Shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common Shares should consult with their counsel to determine whether an investment in our common Shares would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The Shares will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the Shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the Shares will not be issued by a registered investment company.

The 25% Limit

Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. The Operating Agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV Per Share. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to redeem their Shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common Shares.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our Shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common Shares.

PLAN OF DISTRIBUTION

The Company intends to offer and sell on a continuous basis up to $75,000,000 per year in its common shares, which represent limited liability company interests of the Company (the “Shares”) pursuant to this Offering Circular. The Shares will offer and sell the shares through the online investment platform at www.yieldstreet.com (the “Platform”) owned and operated by YieldStreet Inc. (the “Sponsor”).

This Offering Circular (this “Offering Circular”) will be furnished to prospective investors upon request via electronic PDF format and will also be available via the Platform.

To purchase shares in this offering, prospective investors must establish an account through the Platform and complete and execute a subscription agreement (a form of which is attached to this prospectus as Exhibit 4.1) for a specific dollar amount equal to or greater than the then applicable minimum permitted subscription amount. To the extent a prospective investor does not already have one, it must also establish an account in its name at Evolve Bank & Trust (“Evolve Bank”), an FDIC insured bank (or any successor to Evolve Bank we may contract with), through the Platform, which we refer to as a “YieldStreet Wallet.” Subscription payments may be made from funds already available in the prospective investor’s YieldStreet Wallet at the time the subscription is submitted to us or may be deposited by a prospective investor into its YieldStreet Wallet at the time of subscription via ACH debit from another account maintained by such prospective investor. Funds submitted into the YieldStreet Wallet will earn interest at the prevailing interest rate provided for therein, which, as of the date of this prospectus, is 0.2%. Pending satisfaction of the minimum offering requirement, we will withdraw the subscription payment held in the prospective investor’s YieldStreet Wallet upon acceptance of its subscription. Prospective investors should be aware that a prospective investor may not withdraw subscription payments from its YieldStreet Wallet once it has submitted its subscription (even before we accept the subscription), unless we reject its subscription. If we do not meet the minimum offering requirement by one year from the date of this prospectus, we will promptly release our hold on the prospective investors’ subscription payments held in their respective YieldStreet Wallets (including interest), and we will stop offering Shares. We will not deduct any fees or expenses from such subscription payments if we fail to meet the minimum offering requirement.

Settlement will be delayed for subscriptions until subscriptions in an aggregate amount at least equal to $1,000,000 have been received by the Company. Upon settlement of an investor’s subscription, such investor will become a member of the Company, including for tax purposes, and Shares will be issued to such investor as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and the Manager accepts the investor as a member of the Company. The number of Shares issued to an investor will be calculated based on the price per Share in effect on the date the Company receives the subscription. If the Company does not meet the targeted minimum subscription amount within 12 months after commencing this Offering, it will cancel this Offering and release all investors from their commitments.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such investor is not eligible to purchase Shares in this Offering under Regulation A of the Securities Act. Rejected subscriptions will be returned without interest or deduction.

State Law Exemption and Offerings to Eligible Purchasers

The Shares are being offered and sold only to purchasers who satisfy the applicable eligibility requirements under Regulation A under the Securities Act of 1933 (the “Act”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law requirements, subject to certain filing obligations and anti-fraud provisions. Persons eligible to purchase Shares in connection with this Offering include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as, for non-accredited investors, their investment in Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Company reserves the right to reject any investor’s subscription in whole or in part in its sole discretion, for any reason, including without limitation if the Company (or the manager on behalf of the Company) determines that such investor is not eligible to purchase Shares in this Offering in accordance with Regulation A of the Securities Act.

Certificates Will Not be Issued

The Company will not issue certificates in respect of the Shares. Instead, the Shares will be recorded and maintained by the Transfer Agent.

Transferability of the Shares

The Shares may be transferred by the Shareholders pursuant to the restrictions imposed by applicable securities laws or regulations, and compliance with the transfer provisions of the Operating Agreement. The transfer of any Shares in violation of the Operating Agreement will be deemed invalid, null and void, and of no force or effect. Any person to whom Shares are attempted to be transferred in violation of the Operating Agreement will not be entitled to vote on matters coming before the Shareholders, receive distributions from the Company or have any other rights in or with respect to any Shares. The Company will not have the ability to reject a transfer of Shares where all applicable transfer requirements, including those imposed under the transfer provisions of the Operating Agreement, are satisfied.

Advertising, Sales and other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, the Company expects to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include information relating to this Offering, the past performance of affiliates of the Company, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case as authorized by the Manager. Any such advertising materials are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Shares.

Offering Circular Supplements and Post-Qualification Amendments

In accordance with the Securities Act Industry Guide 5, the Company will:

•	file a sticker supplement pursuant to Rule 253(g) under the Securities Act within six months following the date of this Offering Circular period describing each real estate-related asset not identified in the Offering Circular at such time as there arises a reasonable probability that such asset will be acquired and to consolidate all such stickers into a post-qualification amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement shall disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. Where appropriate, the post-qualification amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X for properties acquired within six months following the date of this offering Circular; and

•	to file a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, where applicable, to reflect each subscription accepted involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter following the date that is six months after the date of this Offering Circular.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase Shares who satisfy the eligibility requirements should proceed as follows:

•	Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•	Prospective investors must establish an account through the Platform and complete and execute a subscription agreement (a form of which is attached to this prospectus as Exhibit 4.1) for a specific dollar amount equal to or greater than the then applicable minimum permitted subscription amount. To the extent a prospective investor does not already have one, it must also establish an account in its name at Evolve Bank & Trust (“Evolve Bank”), an FDIC insured bank (or any successor to Evolve Bank we may contract with), through the Platform, which we refer to as a “YieldStreet Wallet.” Subscription payments may be made from funds already available in the prospective investor’s YieldStreet Wallet at the time the subscription is submitted to us or may be deposited by a prospective investor into its YieldStreet Wallet at the time of subscription via ACH debit from another account maintained by such prospective investor. Funds submitted into the YieldStreet Wallet will earn interest at the prevailing interest rate provided for therein, which, as of the date of this prospectus, is 0.2%. Pending satisfaction of the minimum offering requirement, we will withdraw the subscription payment held in the prospective investor’s YieldStreet Wallet upon acceptance of its subscription. Prospective investors should be aware that a prospective investor may not withdraw subscription payments from its YieldStreet Wallet once it has submitted its subscription (even before we accept the subscription), unless we reject its subscription.

By executing the subscription agreement and paying the total purchase price for the Shares subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the eligibility standards described in this Offering Circular, and if the investor is not an “accredited investor,” that such subscription for Shares does not exceed the greater of 10% of such investor’s annual gross income or net worth. Subscriptions will be effective only upon acceptance thereof by the Company, and the Company reserves the right to reject any subscription in whole or in part.

The minimum offering amount is $1,000,000, and the Company may not accept any subscriptions until such time as the Company has received subscriptions equaling the minimum offering amount.

Following the date on which the minimum offering amount has been achieved, pending subscriptions will be accepted or rejected by the Company in its sole discretion. If the Company does not achieve the minimum offering amount within 12 months following the date of this Offering Circular, this Offering will be terminated and all pending subscriptions will be rejected.

The Company will hold subscription funds in trust for the benefit of the applicable investor until the date the Company achieves the minimum offering amount or the date the subscription is accepted, whichever is later.

Minimum Purchase Requirements

You must initially purchase at least 100 Shares in this offering, or $1,000 based on the then-current per Share price. The Manager may waive or modify the minimum investment requirements in its sole discretion. Once an investor has satisfied the applicable minimum purchase requirement, any additional purchases of Shares by such investor must be in amounts of at least $10 (or the then-current NAV Per Share).

EXPERTS

The statement of assets and liabilities of the Company as of June 30, 2021 included in this Preliminary Offering Circular has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein. Such statement of assets and liabilities is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Company has not engaged an independent valuation services firm as of the date of this Offering Circular.

ADDITIONAL INFORMATION

The Company has filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this Offering. This Offering Circular, which is part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, the Company will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, the Company will file annual reports, semi-annual reports and other information with the SEC. Investors may read and copy the offering statement, the related exhibits and the reports and other information the Company files with the SEC on their website at www.sec.gov .

Prospective investors may also request a copy of these filings at no cost, by writing, emailing or telephoning the Company at:

YS RE RAF I LLC

c/o YieldStreet Management, LLC

Attn: Investor Relations

300 Park Avenue, 15th Floor

New York, NY 10022

Within 120 days after the end of each fiscal year the Company will provide to the Shareholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that the Company is required to provide to Shareholders.

The Sponsor also maintain a website at www.yieldstreet.com, where there may be additional information about the Company or this Offering, but the contents of that site are not incorporated by reference in or otherwise a part of this Offering Circular.

YS RE RAF I LLC

Statement of Assets and Liabilities

June 30, 2021

Assets
Cash	$1,000
Total Assets	1,000
Commitments and contingencies (Note 6)
Net Assets	$1,000

Components of Net Assets
Paid-in Capital	$1,000
Shares of beneficial interest outstanding at $0.001 par value, and 100,000,000 shares authorized	100
Net asset value per share	$10

The accompanying Notes to Financial Statements are an integral part of these financial statements.

YS RE RAF I LLC

Notes to Financial Statements

Note 1 — Organization and Registration

YS RE RAF I LLC (the “Fund”), a Delaware limited liability company, was formed on May 10, 2021. The Fund’s shares are not publicly traded. The Fund had no operations other than a sale to YieldStreet Management, LLC of 100 shares of beneficial interest for $1,000 ($10.00 per share).

The Fund intends to offer up to $75,000,000 in shares to shareholders at an initial purchase price of $10.00 per share under Tier 2 of Regulation A under the Securities Act of 1933. As of June 30, 2021, the Fund has the authority to issue unlimited shares of common stock, with a par value of $0.001 per share. The Fund is conducting this offering without the aid of an independent underwriter.

The Fund seeks to achieve its investment objective by primarily investing in real estate investment opportunities across the capital structure including first mortgage loans, subordinate mortgage loans, mezzanine loans, loan participations, preferred equity and equity and other real estate and real estate-related investments. The Fund intends to work with and invest alongside partners with established track records as investment opportunities present themselves. Thus, the Fund may directly or indirectly invest in a wide variety of commercial properties including office, industrial, retail, hospitality, recreation and leisure and single-tenant, multifamily and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development.

YieldStreet Management, LLC (the ‘‘Adviser”) serves as the investment adviser of the Fund pursuant to the Limited Liability Company Agreement of the Fund (the “Fund Operating Agreement”). The Adviser is a Delaware limited liability company that is registered as an investment adviser with the Securities and Exchange Commission (the ‘‘SEC’’) under the Investment Advisers Act of 1940 (the ‘‘Advisers Act’’). The Adviser also serves as the Fund’s administrator, and in such capacity provides, or arranges for the provision of, the administration services necessary for the Fund to operate. The Adviser, in its capacity as the Fund’s administrator, expects to retain one or more sub-administrators from time to time to provide certain administrative services to the Fund on its behalf.

As of June 30, 2021, the Adviser held all of the shares outstanding.

Note 2 — Significant Accounting Policies

Basis of Presentation: The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in United States of America (“GAAP”) and are stated in U.S. dollars.

Use of Estimates: The preparation of the financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and the reported amounts of income, expense and gains and losses during the reported periods. Actual results could differ from those estimates and those differences could be material.

Investments: As of June 30, 2021, the Fund did not hold any investments.

Cash and Cash Equivalents: The Fund defines cash equivalents as securities that are readily convertible into known amounts of cash and near maturity that they present insignificant risk of changes in value because of changes in interest rates. Generally, only securities with a maturity of three months or less from the date of purchase would qualify, with limited exceptions. The Fund deems that certain money market funds, U.S. Treasury bills, repurchase agreements, and other high-quality, short-term debt securities would qualify as cash equivalents.

Federal Income Taxes: The Fund intends to be treated as a REIT, “real estate investment trust” for U.S. federal income tax purposes. As a result of such qualification, the Fund generally would not subject to federal corporate income taxes on its taxable income that is distributed to owners of equity therein. Instead, such distributions generally would be taxable to the equity owners of the Fund as ordinary and/or capital gain dividends to the extent of the Fund’s earning and profits (“E&P”) and depending on the character of income at the Fund level. Among other requirements to qualify as a REIT, the Fund must make distributions to its equity owners of at least 90% of their annual ordinary taxable income. If the Fund fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes as a corporation, unless the Internal Revenue Service grants relief under certain statutory provisions. The character of income and gains that the Fund will distribute is determined in accordance with income tax regulations that may differ from GAAP. No federal income tax provision is required.

Organizational and Offering Costs

As of June 30, 2021, the Adviser estimates that offering and organizational costs on behalf of the Fund will amount to $180,000. The Fund will reimburse the Adviser for such expenses and for any future organization and offering expenses they may incur on behalf of the Fund. The Adviser may, in its sole discretion, suspend or waive, in whole or in part, the reimbursement by the Fund of all or any portion of any such operating expenses incurred by the Adviser on behalf of the Fund. In the event that receipt of a formal commitment of external capital does not occur, initial organization and offering costs incurred will be borne by the Adviser. As there has been no formal commitment of external capital as of the date of issuance of these financial statements, no such costs have been recorded by the Fund.

In accordance with U.S. GAAP, the Fund intends to capitalize its offering costs and amortize such costs over a twelve-month period on a straight-line basis beginning with the commencement of operations. Organizational expenses will be expensed as incurred.

Note 3 — Related Parties

Investment Advisory: Under the Fund Operating Agreement, the Adviser is entitled to a management fee (the “Adviser Management Fee”). The Adviser Management Fee is calculated at an annual rate of 1.50% of the average of the Fund’s net assets, at the end of the two most recently completed calendar quarters. The Adviser Management Fee is payable quarterly in arrears. No management fees will be earned by the Adviser until commencement of operations.

Other Operating Expenses: The Fund will reimburse the Adviser for out-of-pocket expenses paid by the Adviser to third parties who provide services to the Fund, including without limitation the Transfer Agent and the Fund’s independent accountants. Such reimbursements will not include the Adviser’s overhead, payroll, utilities, technology costs or similar expenses payable by the Adviser in connection with its business operations. The Adviser may, in its sole discretion, suspend or waive, in whole or in part, the reimbursement by the Fund of all or any portion of any such operating expenses incurred by the Adviser on behalf of the Fund. Other Operating Expenses are estimated to be approximately 0.5% of the Fund’s NAV annually.

Note 4 — Agreements

Transfer Agent: The Fund intends to retain DST Asset Manager Solutions, Inc. (“DST”) as the Transfer Agent to the Fund. Under the Transfer Agency Agreement, DST is responsible for maintaining all shareholder records of the Fund.

Sub- Administrator: The Fund intends to retain ALPS Fund Services, Inc., together with certain affiliated entities, to serve as the Fund’s sub-administrator and to provide various administration, fund accounting, investor accounting and taxation services to the Fund.

Note 5 — Capital Share Transactions

As described in Note 1, the Fund intends to offer up to $75,000,000 in shares to shareholders at an initial purchase price of $10.00 per share. The minimum investment in the shares for initial purchases is 100 Shares, or $1,000 based on the initial per share price.  However, the Adviser may waive or modify the minimum investment threshold in its sole discretion. Each year prior to the termination of this offering by the Adviser, the Fund intends to sell shares in connection with the offering until the Adviser has raised $75,000,000. For approximately six months following commencement of the offering, the per share purchase price for the shares will be $10.00 per share. Following such six-month period, the per share purchase price will be determined on the first day of each fiscal quarter and will equal the sum of the Fund’s net asset value (“NAV”), divided by the number of shares outstanding as of the end of the immediately preceding fiscal quarter (such amount, the “NAV Per Share”). The Fund does not presently intend to list the shares for trading on a stock exchange or other trading market.  However, the Fund has adopted a redemption plan pursuant to which the Fund may repurchase shares from the shareholders of the outstanding shares.

Note 6 — Commitments and Contingencies

In the normal course of business, the Fund enters into contracts that contain a variety of indemnification provisions. The Fund’s maximum exposure under these arrangements is unknown because it involves future potential claims against the Fund, which cannot be predicted with any certainty. The Fund is unable to estimate any potential future payment amounts and expects the risk of any such loss to be remote, accordingly no accrual has been made for a liability as of June 30, 2021.

Note 7 — Subsequent Events

Management has evaluated subsequent events through August 16, 2021, the date these financial statements were available to be issued, and has determined that there are no subsequent events that require adjustment to, or disclosure in, the financial statements.

Deloitte & Touche LLP
30 Rockefeller Plaza
New York, NY 10112-0015
USA

Tel: +1 212 489 1600
Fax: +1 212 489 1687
www.deloitte.com

INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors of YS RE RAF I LLC:

We have audited the accompanying financial statement of YS RE RAF I LLC (the "Fund"), which comprise the statement of assets and liabilities as of June 30, 2021, and the related notes to the financial statement.

Management's Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Fund's preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of YS RE RAF I LLC as of June 30, 2021 in accordance with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

August 16, 2021

F-6

YS RE RAF I LLC

Sponsored by

YieldStreet Inc.

UP TO $75,000,000 PER YEAR IN COMMON SHARES

OFFERING CIRCULAR

You should rely only on the information contained in this Offering Circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this Offering Circular. If any such information or statements are given or made, you should not rely upon such information or representation. This Offering Circular does not constitute an offer to sell any securities other than those to which this Offering Circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This Offering Circular speaks as of the date set forth above. You should not assume that the delivery of this Offering Circular or that any sale made pursuant to this Offering Circular implies that the information contained in this Offering Circular will remain fully accurate and correct as of any time subsequent to the date of this Offering Circular.

[●]

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description
2.1	Certificate of Formation
2.2	Operating Agreement
4.1	Form of Subscription Package
10.1	Power of Attorney (included on signature page)
11.1	Consent of Manatt, Phelps and Phillips, LLP (included in Exhibit 12.1)
11.2	Consent of Deloitte & Touche LLP
12.1	Opinion of Manatt, Phelps and Phillips, LLP

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 16, 2021.

YS RE RAF I LLC
By:	YieldStreet Management, LLC, its manager

By:	/s/ Milind Mehere
	Name:	Milind Mehere
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Milind Mehere and Ivor Wolk, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this offering statement on Form 1-A (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Weisz	Manager	December 16, 2021
Michael Weisz

/s/ Mitchell Rosen	Manager	December 16, 2021
Mitchell Rosen

/s/ Milind Mehere	Manager	December 16, 2021
Milind Mehere

/s/ Jimmy Pandhi	Chief Executive Officer, President and Secretary	December 16, 2021
Jimmy Pandhi

/s/ Peter Kerr	Vice President	December 16, 2021
Peter Kerr